                                                Exhibit 99(a)

                   CERTIFICATE OF AMENDMENT

                                        OF

                  ARTICLES OF INCORPORATION

                              OF

                      SPRINT CORPORATION

                  Pursuant to K.S A. 17-6602

     We, ____________________________, [President] [Vice
  President], and ____________________________, [Secretary]
  [Assistant Secretary], of the above named corporation, a corporation organized and existing under the laws of the State of Kansas (this "Corporation"), do hereby certify that at a meeting of the Board of Directors of this Corporation the Board of Directors adopted a resolution setting forth the following amendments to the Articles of Incorporation and declaring their advisability:

       1. ARTICLE SECOND of the Articles of Incorporation of this Corporation is hereby amended to read in its enti-rety as follows:

            That this Corporation is organized for profit, and that the purposes for which it is formed are:

            The construction and maintenance of a telephone line; the construction and maintenance of a telegraph line; and the powers (but not by way of limitation) to enter into joint ventures (whether incorporated or unincorporated), partnerships and other forms of busi-ness relationships with public operators, governmental agencies, governmental instrumentalities, corporations, partnerships and other organizations, entities or persons (whether domestic or foreign) for the construc-tion, leasing, ownership, operation and maintenance of telecommunications and other information transmission networks and all businesses related thereto, both domestically and abroad, and to provide voice, data and other communications and information services to any person or entity; to lend and borrow money that may be necessary and proper in connection with the conduct of its business; to hold, purchase, mortgage or otherwise convey such real and personal estate as the purposes of this Corporation shall require; and also take, hold and convey such other property, real, personal or mixed, as shall be requisite for this Corporation to acquire in order to obtain or secure the payment of any indebt-edness or liability due to or belonging to this Corporation; to sell real, mixed or personal property which may be proper for the conduct of its business; to carry on its business outside of, as well as within, the state, and to purchase, hold, sell, transfer, mortgage, pledge or otherwise dispose of the shares of capital stock of, or any bonds, securities or evidences of indebtedness created by any other corporation or corporations of any state, or the United States, or any other country, nation or government, which corporation shall be incorporated for the accomplishment of the same or similar purposes as this Corporation or shall be incorporated for purposes, the accomplishment of which would be incidental to or would aid or facilitate the accomplishment of the purposes for which this Corporation shall have been formed, and to exercise all rights, powers and privileges of ownership of such stock or securities; to do any and all other acts or things necessary, proper and incidental to the conduct of its business and incidental to the accomplishment of the purposes for which this Corporation may be formed; and to engage in any other lawful act or activity for which corporations may be organized under the Kansas General Corporation Code (the "General Corporation Code").

       2. ARTICLE FIFTH of the Articles of Incorporation of this Corporation is hereby amended to read in its entire-ty as follows:

            1.   Number of Directors; Increases in Number of
       Directors.

               (a)  The number of Directors shall not be
            less than ten nor more than 20 (unless increased to more than 20 pursuant to subsection (b) of this
            Section 1 or Section 6(e) of this ARTICLE FIFTH) as may be determined from time to time by the affirmative vote of the majority of the Board of Directors or as provided in subsection (b) of this
            Section 1 or in Section 6(e) of this ARTICLE
            FIFTH.

               (b)  If at any time following the Initial
            Issuance Date, the Class A Holders are entitled to elect a number of Directors pursuant to Sec-tion 2(a) of this ARTICLE FIFTH or Section 3(d) of the Class A Provisions that exceeds the sum of the number of Directors elected by the Class A Holders then serving on the Board of Directors and the number of vacancies on the Board of Directors which the Directors elected by the Class A Holders or the Class A Holders are entitled to fill, the total number of Directors shall automatically and without further action be increased by the smallest number necessary to enable the Class A Holders (and the Directors elected by the Class A Holders in the case of vacancies) to elect the number of Directors that the Class A Holders are entitled to elect pursuant to such Section 2(a) or
            Section 3(d) of the Class A Provisions.

          2.   Election of Directors.

               (a)  Election of Directors by Class A Hold-
            ers. (i) Except as otherwise provided in Sec-tions 7(b), 7(f) and 7(k) of the Class A Pro-visions, after the Initial Issuance Date, the Class A Holders shall have the right, voting separately as a class, to elect a number of Directors equal to the greater of (x) two and
            (y) the product (rounded to the nearest whole number if such product is not a whole number) of
            (I) the aggregate Percentage Ownership Interests of the Class A Holders and (II) the total number of Directors, provided that so long as Section 310 of the Communications Act of 1934, as amended (or any successor provision of law) ("Section 310"), remains in effect, under no circumstances shall
            (A) the Class A Holders have the right to elect Aliens as Directors such that the total number of Aliens so elected by them would exceed the maximum percentage of the total number of Directors of this Corporation permitted under Section 310 to be Aliens or (B) the total number of Directors elected by the Class A Holders and serving on the Board of Directors exceed the maximum percentage of the total Directors of this Corporation per-mitted under Section 310 to be elected by share-holders that are Aliens. Such Directors elected by the Class A Holders shall not be divided into classes.

               (ii)  Upon the first to occur of (A) the
            conversion of all outstanding shares of Class A Common Stock into Common Stock pursuant to Sec-tion 7 of the Class A Provisions, (B) the redemp-tion of all of the outstanding shares of Class A Preference Stock, and (C) the termination of the Fundamental Rights as to all outstanding shares of Class A Preference Stock pursuant to Section 7 of the Class A Provisions, the term of office of all Class A Directors then in office shall thereupon terminate, the vacancy or vacancies resulting from such termination shall be filled by the remaining Directors then in office, acting by majority vote of such remaining Directors, and the Director or Directors so elected to fill such vacancy or vacancies shall not be treated hereunder or under the Bylaws of this Corporation as Class A Direc-tors. If at any time the number of Directors that the Class A Holders have the right to elect pur-suant to this Section 2(a) shall decrease other than as set forth in the preceding sentence, and the Class A Holders shall not have removed or caused to resign, in either case effective not later than the fifteenth day following the event that resulted in such decrease, a number of Class A Directors so that the total number of Directors elected by the Class A Holders then in office does not exceed the number provided in the first sentence of Section 2(a)(i), then the terms of office of all Class A Directors shall terminate on such fifteenth date. The vacancy or vacancies resulting from such termination of the terms of the Class A Directors shall be filled as follows:
            (A) the vacancy or vacancies equal to the number of Directors that the Class A Holders then have the right to elect pursuant to this Section 2(a) (after giving effect to the decrease referred to in the preceding sentence) shall be filled as provided in Section 4(b) of this ARTICLE FIFTH, and (B) the remaining vacancy or vacancies shall be filled by the remaining Directors other than Class A Directors then in office, acting by ma-jority vote of such remaining Directors, and the Director or Directors so elected to fill such vacancy or vacancies shall not be treated hereun-der or under the Bylaws as Class A Directors.

               (iii)  (1)  Notwithstanding anything to the
            contrary in this Section 2, but subject to para-graphs (2), (3), (4) and (5) of this Section 2(a)(iii) and the proviso set forth at the end of the first sentence of Section 2(a)(i) of this ARTICLE FIFTH (the "Section 2(a) Proviso"), if the aggregate Percentage Ownership Interest of the Class A Holders is 20% or greater, the Class A Holders at all times shall have the right to elect not less than 20% of the total number of Directors, provided that, if the Section 2(a) Proviso prevents the Class A Holders from electing at least 20% of the total number of Directors under such circumstances, this Corporation shall increase the total number of Directors to a number not greater than 20 if such increase would enable the Class A Holders to elect at least 20% of the total number of Directors as increased.

     (2) The provisions of Section 2(a)(iii)(1) of this ARTICLE FIFTH (the "Section 2(a)(iii)(1) Pro-visions") shall terminate and be of no force and effect (a "Nullification") unless reinstated in accordance with Section 2(a)(iii)(5), if either:

          (A)  this Corporation delivers an opinion of
                 nationally-recognized U.S. tax counsel to the effect that the Section 2(a)(iii)(1) Provi-sions are, with respect to both FT and DT, either not a Necessary Condition or not a Sufficient Condition to secure any Treaty Benefit and within 90 days of the delivery of such opinion by this Corporation there is not delivered to this Corporation by FT or DT an opinion of nationally-recognized U.S. tax counsel concluding that such provisions are a Necessary Condition and a Sufficient Con-dition for either FT or DT to secure a Treaty Benefit, or

          (B) this Corporation provides written notice to FT and DT in which it agrees to accord FT and DT those Treaty Benefits to which FT and DT would be entitled if the Section 2(a)(iii)(1) Provisions were in effect (the "Continuing Treaty Benefits") and to indemnify FT and DT on an after-tax basis against (a) any liability arising out of according FT and DT Continuing Treaty Benefits to the extent such liability would not arise if the Section
                  2(a)(iii)(1) Provisions were in effect and
                 (b) the loss of those Continuing Treaty Bene-fits that this Corporation cannot directly accord; provided that this Corporation by written notice to FT and DT may revoke and withdraw such agreement to accord such Treaty Benefits and to provide such indemnification following the date of such notice and upon delivery of such notice the Sec-tion 2(a)(iii)(1) Provisions shall again become effective. Notwithstanding any revocation or withdrawal pursuant to the proviso contained in the immediately preced-ing sentence, this Corporation shall continue to indemnify FT and DT on an after-tax basis against any loss of Treaty Benefits to which FT or DT, as the case may be, would have been entitled had the Nullification described in this Section 2(a)(iii)(2)(B) not taken place.

            If a Nullification occurs under the provisions of paragraph (A) of this Section 2(a)(iii)(2), then after the date of any such Nullification, and until such time as a change in facts or Applicable Law requires a different result, this Corporation shall accord FT and DT Treaty Benefits under the relevant treaties between the United States and France and the United States and Germany, but only to the extent FT or DT, as the case may be, would have been entitled to claim such benefits had such Nullification not occurred.

     (3)  In addition to its rights under Sec-
            tion 2(a)(iii)(2), this Corporation shall have the right, from time to time after the Investment Completion Date, to deliver to each of FT and DT a written notice requesting that the chief tax officer of each of FT and DT certify that FT, in the case of the request furnished to FT, and DT, in the case of the request furnished to DT, is eligible to claim at least one Treaty Benefit, and that such chief tax officer provide this Cor-poration with other facts and information rea-sonably requested by this Corporation that are reasonably necessary for this Corporation to determine whether the Section 2(a)(iii)(1) Pro-visions are a Sufficient Condition or a Necessary Condition to secure at least one Treaty Benefit. Unless within 60 days of delivery of any such request, either FT or DT delivers such requested certificate to this Corporation, and provides such requested facts or information, the Sec-tion 2(a)(iii)(1) Provisions shall terminate and be of no force or effect, unless reinstated in accordance with Section 2(a)(iii)(5).

     (4) If FT and DT determine, after the Investment Com-pletion Date, that the Section 2(a)(iii)(1) Pro-visions are, with respect to both FT and DT, either not a Necessary Condition or not a Sufficient Condition to secure at least one Treaty Benefit, FT and DT shall deliver to this Cor-poration a certification to such effect, and the
            Section 2(a)(iii)(1) Provisions shall terminate and be of no force or effect, unless reinstated in accordance with Section 2(a)(iii)(5).

     (5) Each of FT and DT shall have the right, at any time after the date the Section 2(a)(iii)(1) Pro-visions are nullified pursuant to paragraph (A) (but not paragraph (B)) of clause (2) or clause
            (3) or (4) of this Section 2(a)(iii), to deliver to this Corporation a certificate signed by the chief tax officer of either FT or DT to the effect that FT or DT, as the case may be, is eligible to claim a Treaty Benefit and an opinion of nationally-recognized U.S. tax counsel to the effect that the Section 2(a)(iii)(1) Provisions are again a Necessary Condition and a Sufficient Condition for any of FT or DT to secure a Treaty Benefit. Upon the delivery of any such cer-tificate and opinion, the Section 2(a)(iii)(1) Provisions shall again become effective unless and until they become ineffective pursuant to the other provisions of this Section 2(a)(iii).

     (6) For purposes of this Section 2(a)(iii), the term "FT" shall include any Qualified Subsidiary of FT organized under the laws of France and the term "DT" shall include any Qualified Subsidiary of DT organized under the laws of Germany.

     (7)  The Section 2(a)(iii)(1) Provisions shall be a
            "Necessary Condition" with respect to any Treaty
            Benefit if FT or DT would not be entitled to claim such Treaty Benefit unless such Section
            2(a)(iii)(1) Provisions are in effect.

     (8) The Section 2(a)(iii)(1) Provisions shall be a "Sufficient Condition" with respect to any Treaty Benefit if FT and DT will otherwise fulfill all other relevant conditions to claiming such Treaty Benefit if the Section 2(a)(iii)(1) Provisions are in effect.

                    (b)  Election of Directors by Other
            Holders.

                    (i)  Subject to clause (ii) below, the
                 holders of Common Stock shall have the right to elect that number of Directors equal to the excess of (x) the total number of Direc-tors over (y) the sum of the number of Di-rectors the Class A Holders are entitled to elect and the number of Directors, if any, that the holders of Preferred Stock, voting separately by class or series, are entitled to elect in accordance with the provisions of ARTICLE SIXTH of these Articles of Incor-poration. The Class A Holders shall have no right to vote for Directors under this Sec-tion 2(b)(i).

                   (ii)  So long as Section 310 remains in
                 effect, under no circumstances shall an Alien Director elected by the holders of Common Stock be qualified to serve as a Director if the number of Aliens who would then be serv-ing as members of the Board of Directors, including such elected Alien, would con-stitute more than the maximum number of Aliens permitted by Section 310 on the Board of Directors.

                  (iii)  The Directors (other than the
                 Directors elected by the Class A Holders and any Directors elected by the holders of any one or more classes or series of Preferred Stock having the right, voting separately by class or series, to elect Directors) shall be divided into three classes, designated Class I, Class II and Class III, with the term of office of one class expiring each year. The number of Class I, Class II and Class III Directors shall consist, as nearly as prac-ticable, of one third of the total number of Directors (other than the Directors elected by the Class A Holders and any Directors elected by the holders of any one or more classes or series of Preferred Stock having the right, voting separately by class or series, to elect Directors). At each annual meeting of stockholders of this Corporation after the Initial Issuance Date, successors to the class of Directors whose term expires at that annual meeting shall be elected for a three-year term.

                   (iv)  Whenever the holders of any one or
                 more classes or series of Preferred Stock shall have the right, voting separately by class or series, to elect Directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such direc-torships shall be governed by the terms of these Articles of Incorporation applicable thereto, and such Directors so elected shall not be divided into classes pursuant to this ARTICLE FIFTH unless expressly provided by such terms.

          3. Change in Number of Directors. If the number of Directors (other than Directors elected by Class A Holders and any Directors elected by the holders of any one or more classes or series of Preferred Stock having the right, voting separately by class or series, to elect Directors) is changed, any increase or decrease shall be apportioned among the classes so as to main-tain the number of Directors in each class as nearly equal as possible.

          4.   Term of Office.

               (a)  Each Director shall be elected for a
            three year term. A Director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify to serve, subject to prior death, resignation, retirement, disqualifi-cation or removal from office.

               (b)  Any vacancy on the Board of Directors
            (whether resulting from an increase in the total number of Directors, the departure of one of the Directors or otherwise) may be filled by the affirmative vote of a majority of the Directors elected by the same class or classes of stock-holders which would be entitled to elect the Director who would fill such vacancy if the annual meeting of stockholders of this Corporation were held on the date on which such vacancy occurred, provided that at any time when there is only one such Director so elected and then serving, such Director may fill such vacancy and, provided, further, that at any time when there are no such Directors then serving, the stockholders of the class or classes entitled to elect the Director who will fill such vacancy shall have the right to fill such vacancy and, provided, further, that, so long as any Class A Stock is outstanding, any vacancy to be filled by the Director or Directors elected by the holders of Common Stock may not be filled with a Person who, upon his election, would not be an Independent Director or would be an Alien, as the case may be, if the effect of such election would be that less than a majority of the Board of Directors following such election would be Independent Directors, or that the number of Aliens who would then be serving on the Board of Directors would constitute more than the maximum number of Aliens permitted on the Board of Direc-tors under Section 310.

               (c)  Any additional Director of any class
            elected to fill a vacancy resulting from an in-crease in the number of Directors of such class shall hold office for a term that shall coincide with the remaining term of the Directors of that class, but, except as provided in Sec-tion 2(a)(ii) of this ARTICLE FIFTH, in no case will a decrease in the number of Directors shorten the term of any incumbent Director. Any Director elected to fill a vacancy not resulting from an increase in the number of Directors shall have the same remaining term as that of his predecessor.

          5. Rights, Powers, Duties, Rules and Procedures; Amendment of Bylaws. (a) Except to the extent prohibited by law or as set forth in these Articles of Incorporation or the Bylaws, the Board of Directors shall have the right (which, to the extent exercised, shall be exclusive) to establish the rights, powers, duties, rules and procedures that from time to time shall govern the Board of Directors and each of its members, including, without limitation, the vote required for any action by the Board of Directors, and that from time to time shall affect the Directors' power to manage the business and affairs of this Corpo-ration. No Bylaw shall be adopted by stockholders which shall impair or impede the implementation of the foregoing.

          (b) The Board of Directors is expressly autho-rized and empowered, in the manner provided in the Bylaws of this Corporation, to adopt, amend and repeal the Bylaws of this Corporation in any respect to the full extent permitted by the General Corporation Code not inconsistent with the laws of the General Corpora-tion Code or with these Articles of Incorporation, provided that the following provisions of the Bylaws may not be amended, altered, repealed or made inopera-tive or ineffective by adoption of other provisions to the Bylaws without the affirmative vote of the holders of record of a majority of the shares of Class A Stock then outstanding, voting separately as a class, at any annual or special meeting of stockholders, the notice of which shall have specified or summarized the proposed amendment, alteration or repeal of the Bylaws:
       ARTICLE III, SECTIONS 2, 4, 5, 8 AND 9; ARTICLE IV, SECTIONS 5, 6, 10, 11 AND 12; ARTICLE VI, SECTION 1; AND ARTICLE VII, SECTIONS 1 AND 2.

          6.   Removal; Changes in Status; Preferred Stock
       Directors.

               (a)  Except as provided in paragraphs (c) or
            (d) of this Section 6, a Director (other than a Director elected by the Class A Holders or by the holders of any class or series of Preferred Stock having the right, voting separately by class or series, to elect Directors) may be removed only for cause. No Director so removed may be rein-stated for so long as the cause for removal con-tinues to exist. Such removal for cause may be effected only by the affirmative vote of the holders of a majority of shares of the class or classes of stockholders which were entitled to elect such Director.

               (b) A Director elected by the holders of the Class A Stock may be removed with or without cause. If removed for cause, no Director so removed may be reinstated for so long as the cause for removal continues to exist. Removal may be effected with or without cause by the affirmative vote of the holders of a majority of shares of Class A Stock or with cause by the affirmative vote of the holders of two-thirds of the shares of the Common Stock, the Class A Stock and other capital stock of this Corporation entitled to general voting power, voting together as a single class.

               (c)  If a Director elected by the holders of
            Common Stock who was not, at the time of his elec-tion to the Board of Directors, an Alien, subse-quently becomes an Alien, the effect of which would be that the number of Aliens who would then be serving as members of the Board of Directors, including the Director who changed status, would constitute more than the maximum number of Aliens permitted on the Board of Directors under Sec-tion 310, such Director shall upon his change in status automatically and without further action be removed from the Board of Directors.

               (d)  So long as any Class A Stock is out-
            standing, if an Independent Director elected by the holders of Common Stock subsequently ceases to be an Independent Director, the effect of which would be that the Independent Directors who would then be serving as members of the Board of Direc-tors would not constitute a majority of the Board of Directors, such Director shall automatically and without further action upon his change in status be removed from the Board of Directors.

               (e)  (i)  So long as any Class A Stock is
            outstanding, if a Director elected by the holders of any class or series of Preferred Stock having the right, voting separately by class or series, to elect Directors (a "Preferred Stock Director") is an Alien, or after election becomes an Alien, the effect of which would be that the number of Aliens who would then be serving as members of the Board of Directors (including such Preferred Stock Director) would constitute more than the maximum number of Aliens permitted on the Board of Direc-tors under Section 310, the total number of Direc-tors shall automatically and without further action be increased by the smallest number neces-sary to enable the Class A Holders (and the Direc-tors elected by the Class A Holders in the case of vacancies) to elect Aliens as Directors to the fullest extent that the Class A Holders are enti-tled to elect Directors pursuant to Section 2(a) of this ARTICLE FIFTH without violating the re-quirements of Section 310.

               (ii)  So long as any Class A Stock is out-
            standing, if a Preferred Stock Director is not an Independent Director, or after election ceases to be an Independent Director, the effect of which would be that the Independent Directors who would then be serving as members of the Board of Direc-tors would not constitute a majority of the Board of Directors, the total number of Directors shall automatically and without further action be in-creased by the smallest number necessary so that the number of Directors then serving who are not Independent Directors (including such Preferred Stock Director and any vacancies which the holders of Class A Stock have a right to fill) constitute less than a majority of the Board of Directors.

          7. Definitions. Certain capitalized terms used in this ARTICLE FIFTH without definition shall have the meanings set forth in Section 12 of the Class A Pro-visions.

       3. The introductory paragraph to ARTICLE SIXTH of the Articles of Incorporation of this Corporation is hereby amended to read in its entirety as follows:

       The total number of shares of capital stock which may be issued by this Corporation is 2,020,000,000, of which 500,000,000 shares shall be Class A Common Stock with a par value of $2.50 per share (hereinafter, the "Class A Common Stock"); 1,000,000,000 shares shall be Common Stock with a par value of $2.50 per share (hereinafter, the "Common Stock"); 500,000,000 shares shall be Class A Preference Stock with a par value of $1.00 per share (hereinafter, the "Class A Preference Stock"); and 20,000,000 shares shall be Preferred Stock (herein referred to as the "Preferred Stock," such term not to include the Class A Preference Stock) without par value.

       4.   The portion of such ARTICLE SIXTH entitled GENERAL
     PROVISIONS RELATING TO ALL STOCK is hereby amended to read in its entirety as follows:

           GENERAL PROVISIONS RELATING TO ALL STOCK

          1. Preemptive Rights; Cumulative Voting. No holder of shares of capital stock of any class of this Corporation or holder of any security or obligation convertible into shares of capital stock of any class of this Corporation shall have any preemptive right whatsoever to subscribe for, purchase or otherwise acquire shares of capital stock of any class of this Corporation, whether now or hereafter authorized; provided that this provision shall not prohibit this Corporation from granting, contractually or otherwise, to any such holder, the right to purchase additional securities of this Corporation. Stockholders of this Corporation shall not be entitled to cumulative voting of their shares in elections of Directors.

          2. Redemption of Shares Held by Aliens. Not-withstanding any other provision of these Articles of Incorporation to the contrary, outstanding shares of Common Stock and Class A Stock Beneficially Owned by Aliens may be redeemed by this Corporation, by action duly taken by the Board of Directors (with the approval of a majority of the Continuing Directors (as defined in ARTICLE SEVENTH) at a meeting at which at least seven Continuing Directors are present, except that no such approval of the Continuing Directors shall be required if (i) the Fair Price Provisions have been deleted in their entirety, (ii) the Fair Price Pro-visions have been modified so as explicitly not to apply to any Class A Holder, or they have been modified in a manner reasonably satisfactory to FT and DT so as explicitly not to apply to any transactions with any Class A Holder contemplated under these Articles of Incorporation, (iii) the transaction in question is not a "Business Combination" within the meaning of the Fair Price Provisions, or (iv) the Class A Holder that is a party to the transaction, along with its Affiliates (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as in effect on October 1, 1982) and Associates (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as in effect on October 1, 1982), is no longer an "Interested Stock-holder" or "Affiliate" of an "Interested Stockholder" within the meaning of the Fair Price Provisions), to the extent necessary or advisable, in the judgment of the Board of Directors, for this Corporation or any of its Subsidiaries to comply with the requirements of
       Section 310 (each of (i) through (iv), a "Fair Price Condition"), provided that shares of Class A Stock only may be redeemed if, and only to the extent that, the outstanding shares of Class A Stock represent Votes constituting greater than 20% of the aggregate Voting Power of this Corporation immediately prior to the time of such redemption. The terms and conditions of such redemption shall be as follows, subject in any case to any other rights of a particular Alien or of this Corporation pursuant to any contract or agreement between such Alien and this Corporation:

                 (a)  except as provided in Section 2(f), the
              redemption price of the shares to be redeemed
              pursuant to this Section 2 of these GENERAL PRO-VISIONS RELATING TO ALL STOCK of ARTICLE
              SIXTH shall be equal to the Market Price of such shares on the third Business Day prior to the date notice of such redemption is given pursuant to subsec-
              tion (d) of this Section 2, provided that, except
              as provided in clause (f), below, such redemption
              price as to any Alien who purchased such shares of Common Stock after ____, 1995 [FN]Date of Proxy
              Statement to be inserted.    and within one
              year prior to the Redemption Date shall not (un-less otherwise determined by the Board of Direc-
              tors) exceed the purchase price paid by such Alien for such shares;

                  (b) the redemption price of such shares may be paid in cash, Redemption Securities or any combination thereof;

                  (c) if less than all of the shares Beneficially Owned by Aliens are to be redeemed, the shares to be redeemed shall be selected in such manner as shall be determined by the Board of Directors, which may include selection first of the most recently purchased shares thereof, selection by lot or selection in any other manner determined by the Board of Directors to be equitable, provided that this Corporation shall in all cases be entitled to redeem shares of Common Stock Beneficially
               Owned by Aliens prior to redeeming any shares of Class A Common Stock Beneficially Owned by Aliens;

                  (d)  this Corporation shall give notice of
               the Redemption Date at least 30 days prior to the Redemption Date to the record holders of the shares selected to be redeemed (unless waived in writing by any such holder) by delivering a writ-ten notice by first class mail, postage pre-paid, to the holders of record of the shares selected to be redeemed, addressed to such holders at their last address as shown upon the stock transfer books of this Corporation (each such notice of redemption specifying the date fixed for redemp-tion, the redemption price, the place or places of payment and that payment will be made upon presen-tation and surrender of the certificates repre-senting such shares), provided that the Redemption Date may be the date on which written notice shall be given to record holders if the cash or Redemp-tion Securities necessary to effect the redemption shall have been deposited in trust for the benefit of such record holders and subject to immediate withdrawal by them upon surrender of the stock certificates for their shares to be redeemed;

                   (e)  on the Redemption Date, unless this
               Corporation shall have defaulted in paying or setting aside for payment the cash or Redemption Securities payable upon such redemption, any and all rights of Aliens in respect of shares so redeemed (including without limitation any rights to vote or participate in dividends), shall cease and terminate, and from and after such Redemption Date such Aliens shall be entitled only to receive the cash or Redemption Securities payable upon redemption of the shares to be redeemed; and

                   (f)  such other terms and conditions as the
               Board of Directors shall determine to be equita-ble, provided that, if any shares of Class A Stock are redeemed pursuant to this Section 2 of these GENERAL PROVISIONS RELATING TO ALL STOCK of ARTICLE SIXTH, the redemption price of any such shares redeemed shall be a per share price equal to (i) in the case of Class A Common Stock the greater of (A) the Market Price of a share of Common Stock on the Redemption Date and (B) the Weighted Average Price paid by the Class A Holders for the Class A Common Stock together with a stock appreciation factor thereon (calculated on the
               basis of a 365-day year) at the rate of 3.88% through and including the Redemption Date, such stock appreciation factor to be calculated, on an annual compounding basis, from the date of purchase of such Class A Common Stock until the Redemption Date (the "Alternative Price"), and
               (ii) in the case of Class A Preference Stock, its Liquidation Preference, provided, that if this Corporation redeems any shares of Class A Common Stock after the third anniversary of the Invest-ment Completion Date, the redemption price of any such shares redeemed shall be the Market Price of a share of Common Stock on the Redemption Date. The redemption price to be paid to the Class A Holders shall be modified in accordance with
               Article IX of the Stockholders' Agreement if either (i) such redemption is effected on or prior to the third anniversary of the Investment Com-pletion Date, or (ii) such redemption is effected within the 120-day period described in the last sentence of Section 2.11 of the Stockholders' Agreement (as such period may be extended pursuant thereto) following an election by this Corporation to redeem shares in accordance with such Section.

          Any notice that is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the holder of shares to be redeemed received such notice, provided that all notices to be given to the Class A Holders shall be made and deemed delivered in accordance with Section 13 of the Class A Provisions; and failure to give such notice by mail, or any defect in such notice, to holders of shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares.

             3.   Beneficial Ownership Inquiry.

                  (a)  This Corporation may by written notice
               require a Person that is a holder of record of Common Stock or Class A Stock or that this Corpo-ration knows to have, or has reasonable cause to believe has, Beneficial Ownership of Common Stock or Class A Stock to certify that, to the knowledge of such Person:

                       (i)  no Common Stock or Class A Stock as
                    to which such Person has record ownership or Beneficial Ownership is Beneficially Owned by
                    Aliens; or

                      (ii)  the number and class or series of
                    shares of Common Stock or Class A Stock owned of record or Beneficially Owned by such Person that are owned of record or Bene-ficially Owned by Persons that are Aliens are as set forth in such certificate.

                  (b)  With respect to any Common Stock or
               Class A Stock identified by such Person in re-sponse to Section 3(a)(ii) above, this Corporation may require such Person to provide such further information as this Corporation may reasonably require in order to implement the provisions of
               Section 2 of these GENERAL PROVISIONS RELATING
           TO ALL STOCK of ARTICLE SIXTH.

                  (c)  For purposes of applying Section 2 of
               these GENERAL PROVISIONS RELATING TO ALL
           STOCK of ARTICLE SIXTH with respect to any Common Stock or Class A Stock, in the event of the failure of any Person to provide the certificate or other information to which this Corporation is entitled pur-
               suant to this Section, this Corporation in its sole discretion may presume that the Common Stock or Class A Stock in question is, or is not, Bene-ficially Owned by Aliens.

             4. Factual Determinations. The Board of Direc-tors shall have the power and duty to construe and apply the provisions of Sections 2 and 3 of these GENERAL PROVISIONS RELATING TO ALL STOCK of
          ARTICLE SIXTH and, with respect to shares of Common
          Stock, to make all determinations necessary or desirable to implement such provisions, including but not limited to: (a) the number of shares of Common Stock that are Beneficially Owned by any Person; (b) whether a Person is an Alien; (c) the application of any other defini-tion of these Articles of Incorporation to the given facts; and (d) any other matter relating to the appli-cability or effect of Section 2 of these GENERAL PROVI-SIONS RELATING TO ALL STOCK of ARTICLE SIXTH.

             5. Loss of Voting Rights. If (a) there is a breach by FT, DT, any Qualified Subsidiary, any Strategic Investor or any Qualified Stock Purchaser of any of the provisions of Sections 3.1(a) or 3.2(b) (as it relates to matters described in Section 3.1(a)) of the Standstill Agreement or any corresponding provision of any Qualified Subsidiary Standstill Agreement, Stra-tegic Investor Standstill Agreement or Qualified Stock Purchaser Standstill Agreement, (b) there is a willful breach in any material respect by FT, DT, any Qualified Subsidiary, any Strategic Investor or any Qualified Stock Purchaser of any provision of Section 3.1 (other than Section 3.1(a)) of the Standstill Agreement or any corresponding provision of any Qualified Subsidiary Standstill Agreement, Strategic Investor Standstill Agreement or Qualified Stock Purchaser Standstill Agreement, or (c) a Government Affiliate or Related Company (each as defined in the Standstill Agreement) takes an action which if taken by FT or DT would violate Sections 3.1 or 3.2(b) (as it relates to matters other than those described in Section 3.1(a)) of the Standstill Agreement, then FT and its Qualified Subsidiaries (except in the case of a breach arising from the action of a Government Affiliate of Germany, a Related Company of DT or a Strategic Investor in a Qualified Subsidiary of DT in which FT is not an investor), DT and its Qualified Subsidiaries (except in the case of a breach arising from the action of a Government Affiliate of France, a Related Company of FT or a Strategic Investor in a Qualified Subsidiary of FT in which DT is not an investor) and each Qualified Stock Purchaser shall not be entitled to vote any of their shares of capital stock of this Corporation with respect to any matter or proposal arising from, relat-ing to or involving, such breach or action, and no such purported vote by such Class A Holders on such matter shall be effective or shall be counted.

             6. Definitions. Certain capitalized terms used in these GENERAL PROVISIONS RELATING TO ALL STOCK without definition shall have the meanings set forth in
          Section 12 of the provisions of ARTICLE SIXTH entitled GENERAL PROVISIONS RELATING TO CLASS A STOCK.

        5. The following shall be inserted immediately before the portion of such ARTICLE SIXTH entitled GENERAL PROVI-
     SIONS RELATING TO COMMON STOCK:

         GENERAL PROVISIONS RELATING TO COMMON STOCK
                      AND CLASS A STOCK

             1.   Except as expressly set forth in ARTI-
          CLE FIFTH of these Articles of Incorporation or in the provisions of ARTICLE SIXTH entitled GENERAL PROVISIONS RELATING TO ALL STOCK and GENERAL PROVISIONS RELATING TO CLASS A STOCK, each share of Common Stock and each share of Class A Common Stock shall be entitled to one Vote, and the shares of Class A Preference Stock shall be entitled to the number of Votes equal to the number of Class A Conversion Shares or, if the Conversion Price has not yet been Fixed, the number of Class A Conversion Shares determined as if the Conversion Price had been Fixed on the Initial Issuance Date at the Minimum Price, on all matters in respect of which the holders of Common Stock are entitled to vote, and the Class A Holders and the holders of Common Stock shall vote together with the holders of all other classes or series of capital stock which have general voting power on all such matters as a single class.

             2. Dividends shall be declared and paid only out of net income or earned surplus of this Corporation.

             3. (a) In the event of any voluntary or invol-untary liquidation, dissolution or winding up of this Corporation, after payment or provision for payment of the debts and other liabilities of this Corporation, including the liquidation preferences of any series of Preferred Stock and of the Class A Preference Stock, the holders of Class A Common Stock and the holders of Common Stock shall be entitled to share ratably in the remaining net assets of this Corporation.

                  (b)  The Class A Preference Stock shall rank
          junior to any series of Preferred Stock in the payment of dividends and the distribution of assets upon the liquidation, dissolution or winding-up of this Corporation, unless any such series of Preferred Stock is specifically made junior to or to rank on a parity with the Class A Preference Stock in the payment of dividends or the distribution of assets upon liquida-tion, dissolution or winding-up of this Corporation.
          In the event of any voluntary or involuntary liquida-tion, dissolution or winding up of this Corporation, no holder of shares of Class A Preference Stock shall receive any distributions or payments with respect to such shares unless prior thereto holders of all series of Preferred Stock, which have not been specifically made junior to or to rank on a parity with the Class A Preference Stock in the distribution of assets upon liquidation, dissolution or winding-up of this Corporation, shall have received with respect to each share of such Preferred Stock the amounts to be paid with respect to such share upon the liquidation, dissolution or winding-up of this Corporation as provided in ARTICLE SIXTH of these Articles of Incorporation.

                  (c)  In the event of any voluntary or invol-
          untary liquidation, dissolution or winding-up of this Corporation, (i) no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding-up) to the Class A Preference Stock, unless prior thereto the holders of shares of Class A Preference
          Stock shall have received with respect to all outstanding shares of Class A Preference Stock (other than Section 7(i) Preference Shares), the Adjusted Aggregate Liquidation Preference, and (ii) the Section 7(i) Preference Shares shall, immediately prior to such liquidation, dissolution or winding-up, automatically convert (without the payment of any consideration) into that number of duly issued, fully paid and nonassessable shares of Common Stock equal to the number of shares of Common Stock purchased by the Class
          A Holders and converted into shares of Class A
          Preference Stock pursuant to Section 7(i) of the Class
          A Provisions, for an aggregate conversion price equal to the Section 7(i) Aggregate Purchase Price.

                  (d)  Neither the merger nor consolidation of
          this Corporation, nor the Transfer of all or part of its assets, shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of this Corporation within the meaning of this clause 3.

        6.   The portion of such ARTICLE SIXTH entitled GENERAL
     PROVISIONS RELATING TO COMMON STOCK is hereby amended to read in its entirety as follows:

         GENERAL PROVISIONS RELATING TO COMMON STOCK

             1. Dividends. The holders of the Common Stock shall be entitled to receive, when and if declared by the Board of Directors out of funds legally available therefor, dividends in respect of the Common Stock equivalent on a per share basis to those payable on the Class A Common Stock. Dividends on the Common Stock shall be payable on the same date fixed for the payment of the corresponding dividend on shares of Class A Common Stock and shall be in an amount per share equal to the full per share amount of any cash dividend paid on shares of Class A Common Stock, plus the full per share amount (payable in kind) of any non-cash dividend paid on shares of Class A Common Stock, provided that if this Corporation shall declare and pay any dividends on shares of Class A Common Stock payable in shares of Class A Common Stock, or in options, warrants or rights to acquire shares of Class A Common Stock, or in secu-rities convertible into or exchangeable for shares of Class A Common Stock, then in each case, this Corpo-ration shall declare and pay, at the same time that it declares and pays any such dividend, an equivalent dividend per share on the Common Stock payable in shares of Common Stock, or options, warrants or rights to acquire shares of Common Stock, or securities convertible into or exchangeable for shares of Common Stock.

             2. No Dilution or Impairment. No reclassifica-tion, subdivision or combination of the outstanding shares of Class A Stock shall be effected directly or indirectly (including, without limitation, any reclas-sification, subdivision or combination effected pur-suant to a consolidation, merger or liquidation) unless at the same time the Common Stock is reclassified, subdivided or combined so that the holders of the Common Stock are entitled, in the aggregate, to Voting Power representing the same percentage of the Voting Power of this Corporation relative to the Class A Stock as was represented by the shares of Common Stock out-standing immediately prior to such reclassification, subdivision or combination, subject to the limitations, restrictions and conditions on such rights contained herein.

        7. The following shall be inserted immediately after the portion of such ARTICLE SIXTH entitled GENERAL PRO-
     VISIONS RELATING TO COMMON STOCK:

                GENERAL PROVISIONS RELATING TO
                        CLASS A STOCK

             1.   Rights and Privileges.  (a)  Except as
          otherwise set forth in ARTICLE FIFTH of these Articles of Incorporation, that portion of ARTICLE SIXTH entitled GENERAL PROVISIONS RELATING TO ALL STOCK, or the Class A Provisions, the holders of Class A Common Stock shall be entitled to all of the rights and privileges pertaining to the ownership of Common Stock without any limitations, prohibitions, restrictions or qualifications whatsoever, and shall be entitled to such other rights and privileges as are expressly set forth in ARTICLE FIFTH of these Articles of Incorporation, that portion of ARTICLE SIXTH entitled GENERAL PROVISIONS RELATING TO ALL STOCK or in the Class A Provisions.

             (b)  Except as otherwise set forth in ARTICLE
          FIFTH of these Articles of Incorporation, that portion of ARTICLE SIXTH entitled GENERAL PROVISIONS RELATING TO ALL STOCK, or in the Class A Provisions, the holders of Class A Preference Stock shall be entitled to all of the rights and privileges to which Kansas law accords a separate class of preferred stock, without any limitations, prohibitions, restrictions or qualifications whatsoever, and shall be entitled to such other rights and privileges as are expressly set forth in ARTICLE FIFTH of these Articles of Incorporation, that portion of ARTICLE SIXTH entitled GENERAL PROVISIONS RELATING TO ALL STOCK or in the Class A Provisions.

             2. Dividends. (a) (i) The holders of shares of Class A Common Stock shall be entitled to receive, when and if declared by the Board of Directors out of funds legally available therefor, dividends in respect of the Class A Common Stock equivalent on a per share basis to those payable on the Common Stock. Dividends on the Class A Common Stock shall be payable on the same date fixed for the payment of the corresponding dividend on shares of Common Stock and shall be in an amount per share equal to the full per share amount of any cash dividend paid on shares of Common Stock, plus the full per share amount (payable in kind) of any non-cash dividend paid on shares of Common Stock.

             (ii) The holders of shares of Class A Preference Stock, in preference to the holders of Common Stock and of any other outstanding junior capital stock (includ-ing any series of Preferred Stock which is specifically made junior to the Class A Preference Stock in the payment of dividends), but after payment of dividends to holders of shares of all series of Preferred Stock that are not specifically made junior to or made to rank on a parity with the Class A Preference Stock in the payment of dividends, shall be entitled to receive, when and if declared by the Board of Directors out of funds legally available therefor, quarterly dividends payable in cash on the first day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment
          Date" and each such quarter a "Dividend Payment
          Period"), commencing on the first Quarterly Dividend Payment Date after the Initial Issuance Date, in an amount per share (rounded to the nearest cent) equal to
          (x) if the Conversion Price has not yet been Fixed, (1) during the first two years following the Initial
          Issuance Date, the greater of (A) the Minimum Dividend Amount per share of Class A Preference Stock multiplied by 43,118,018 and divided by the number of shares of Class A Preference Stock then outstanding, and (B) the
          Per Share Common Dividend (as defined below) multiplied by the Dividend Factor divided by the number of shares of Class A Preference Stock then outstanding, and (2) following the second anniversary of the Initial
          Issuance Date, an identical amount per Dividend Payment Period resulting in an annual dividend rate equal to
          12.5 basis points over the Applicable LIBOR Rate, (y) if the Conversion Price has been Fixed but the Investment Completion Date has not occurred, the aggregate per share amount of all dividends and distributions (other than Extraordinary Dividends and other dividends or distributions that result in an adjustment pursuant to the Class A Provisions and other than a dividend payable in shares of Cellular Common
          Stock in connection with the Cellular Spin-off if it occurs prior to the delivery of a Notice of Abandon-
          ment)(the "Per Share Common Dividend"), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the Initial Issuance Date, in each case multiplied by a fraction, the numerator of which shall be $47.225 and the denomi-nator of which shall be the Conversion Price at the time in effect, or (z) if the Investment Completion
          Date has occurred, the aggregate per share amount of all dividends (including, without limitation, all non-cash dividends except for dividends described in clause
          (iii), below) declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend
          Payment Date, since the Investment Completion Date, in each case multiplied by a fraction, the numerator of which shall be the Liquidation Preference of a share of Class A Preference Stock and the denominator of which shall be the Conversion Price at the time in effect.
          With respect to shares of Class A Preference Stock outstanding for less than a full Dividend Payment
          Period, the dividend paid with respect to such shares shall be equal to the dividend paid with respect to such entire Dividend Payment Period times a fraction the numerator of which shall be the number of days during such Dividend Payment Period that such shares were outstanding and the denominator shall be the number of days during such Dividend Payment Period.

             (iii) If this Corporation shall declare and pay any dividend on shares of Common Stock payable in shares of Common Stock, or in options, warrants or rights to acquire shares of Common Stock, or in secu-rities convertible into or exchangeable for shares of Common Stock, then in each case, this Corporation shall declare and pay, at the same time that it declares and pays any such dividend, an equivalent dividend per share on the Class A Common Stock.

             (b)  Dividends under Section 2(a)(ii) of the Class
          A Provisions shall begin to accrue and be cumulative on outstanding shares of Class A Preference Stock from the Initial Issuance Date. Accrued but unpaid dividends shall accumulate but shall not bear interest.
          Dividends paid on the shares of Class A Preference Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Class A Pre-ference Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 30 days prior to the date fixed for the payment thereof.

             (c)  Notwithstanding any other provision of this
          Section 2, the holders of shares of Class A Preference Stock shall not be entitled to receive shares, other equity interests of any direct or indirect Subsidiary of this Corporation or cash or other property distributed to the holders of Common Stock in connection with the Cellular Spin-off.

             3.   Other Class A Preference Stock Terms.

             (a)  (i)  Except as otherwise provided in clause
          (iii) below, all of the outstanding shares of Class A Preference Stock shall automatically convert, without the requirement of any payment by the Class A Holders, upon the date (the "Conversion Date") that is the later of (A) the earliest of (I) 35 Trading Days after the Cellular Spin-off Date, (II) 30 days after the date on which this Corporation has delivered a notice to each Class A Holder that the Cellular Spin-off has been abandoned (a "Notice of Abandonment"), and (III) the 60th day after the fifth anniversary of the Initial Issuance Date, and (B) five Business Days after the date on which the Conversion Price becomes Fixed, into that number of validly issued, fully paid and non-assessable shares of Class A Common Stock or, if the Fundamental Rights shall have terminated as to all outstanding shares of Class A Preference Stock, Common Stock, equal to the quotient of the aggregate of the Liquidation Preference of the outstanding shares of Class A Preference Stock divided by the applicable Conversion Price specified in Section 3(b); provided that, if the Conversion Price has not been Fixed by the fifth anniversary of the Initial Issuance Date, the Class A Preference Stock shall only be convertible pursuant to Section 3(b)(v) of the Class A Provisions. In addition, shares of Class A Preference Stock shall convert, without the requirement of any payment by the Class A Holders, as otherwise provided in these Class A Provisions. To the extent any such conversion would result in the Class A Holders that are Aliens owning securities with Votes constituting in the aggregate more than 20% of the Voting Power of this Corporation outstanding at that time, such number of shares of Class A Preference Stock as may be required so that the 20% level is not exceeded shall, at the election of this Corporation, effected by delivery of a notice to each Class A Holder at least five Business Days prior to the Conversion Date, be either (a) redeemed by this Corporation within ten Business Days of the delivery of such notice in cash and/or Redemption Securities in an amount equal to the Liquidation Preference of such shares as modified to comply with the requirements of
          Article IX of the Stockholders' Agreement, or (b) sold by such Class A Holders in third party or open market sales (a "Requested Sale"), provided that this Corporation shall not be permitted to so redeem shares of Class A Preference Stock unless a majority of the Continuing Directors shall have first approved, at a meeting at which at least seven Continuing Directors are present, such redemption, unless a Fair Price Condition has been satisfied. In the case of any Requested Sale, the Class A Holders shall sell such Shares, as promptly as practicable following receipt of the notice referred to in the immediately preceding sentence, but in no event later than 120 days following the receipt thereof, as extended day-for-day for each day that such sales are actually delayed during such time period because (A) the Requested Sale cannot be effected due to the anti-fraud rules of the U.S. securities laws, or (B) this Corporation has delayed a proposed registration of such shares in accordance with
          Section 1.4 of the Registration Rights Agreement. Each Class A Holder shall, promptly upon the conclusion of such Requested Sale, deliver to this Corporation a notice stating that such Requested Sale has been concluded and indicating the total amount of consideration received therefrom (the "Total Requested Sale Proceeds"). Following receipt of such notice, this Corporation shall promptly pay (a "Requested Sale Supplementary Payment") to each Class A Holder the excess, if any, of the aggregate Liquidation Preference of such shares sold by such Class A Holder over the Total Requested Sale Proceeds (in each case as modified to comply with the requirements of Section 9.2 of the Stockholders' Agreement).

             (ii) At any time on or after the Conversion Date, any holder of a certificate or certificates repre-senting shares of Class A Preference Stock may surrender such certificates at the principal office of this Corporation (or at any other location designated by both this Corporation and the Class A Holders), which certificate or certificates, if this Corporation shall so require, shall be duly endorsed to this Cor-poration or in blank, or accompanied by proper instru-ments of transfer to this Corporation. This Cor-poration shall, as soon as practicable after such deposit of a certificate or certificates evidencing shares of Class A Preference Stock and compliance with any other conditions herein contained, deliver at such office (or such other location) to the person for whose account such certificate or certificates were so surrendered, or to the nominee or nominees of such person, a certificate or certificates evidencing the number of shares of Class A Common Stock or Common Stock, as the case may be, to which such person shall be entitled as aforesaid. The conversion of the shares of Class A Preference Stock shall be deemed to have been made, for all purposes, as of the Conversion Date without regard to the date of the surrender of the certificates for shares of Class A Preference Stock, and the person or persons entitled to receive the Class A Common Stock or Common Stock, as the case may be, deliverable upon conversion of such Class A Preference Stock shall be treated for all purposes as the record holder or holders of such Class A Common Stock or Common Stock, as the case may be, on the Conversion Date.

             (iii) Notwithstanding anything to the contrary in this Section 3(a), if after the Cellular Spin-off Date shares of Class A Preference Stock that previously were not convertible because the Cellular Spin-off Date had not occurred otherwise would be converted pursuant to this Section 3(a) into Class A Common Stock or Common Stock at a Conversion Price greater than 135% of the Average Sprint Price for the 20 Trading Days ended on the tenth Business Day prior to the Conversion Date, the Class A Holders may elect, by delivery of a notice to this Corporation executed by or on behalf of all Class A Holders, at least two Business Days prior to the Conversion Date, to defer such conversion until the first Business Day following the thirtieth day after the occurrence of a period of 20 Trading Days in which the Conversion Price is less than or equal to 135% of the Average Sprint Price over such period or until the Class A Holders shall otherwise elect, by delivery of a notice to this Corporation executed by or on behalf of each Class A Holder, to convert ten Business Days after delivery of such notice the shares of Class A Preference Stock at the Conversion Price set forth in
          Section 3(b) without regard to this clause (iii). If the Class A Holders elect to defer conversion in accordance with this Section 3(a)(iii), the shares of Class A Preference Stock shall not be subject to con-version pursuant to Section 3(b)(v) or redemption pursuant to Section 3(c).

             (b)  The Conversion Price of the Class A
          Preference Stock shall initially be established at the time and at the price set forth below in this Section 3(b) (such Conversion Price to be subject in each case to adjustment as provided in the Class A Provisions):

             (i)  If the Average Sprint Price determined at the
          Initial Issuance Date is within the Sprint Price Range, the Conversion Price shall be Fixed on the Initial
          Issuance Date at the Target Price.

             (ii) If the Average Sprint Price determined at the Initial Issuance Date is above the Upper Threshold Sprint Price, the Conversion Price shall be Fixed on the Initial Issuance Date at the Maximum Price (determined by reference to such Average Sprint Price).

             (iii) If the Average Sprint Price determined at the Initial Issuance Date is below the Lower Threshold
          Sprint Price,

                  (x)  the Conversion Price shall be Fixed on
               the Initial Issuance Date at the Minimum Price if this Corporation has elected, by delivery of a notice to each of FT and DT at least five Business Days before the Initial Issuance Date, to estab-lish the Conversion Price at the Minimum Price (determined by reference to such Average Sprint Price), and the Conversion Price shall be Fixed on the Initial Issuance Date at the Target Price if FT and DT have elected, by delivery at least five Business Days before the Initial Issuance Date, of a notice to this Corporation executed by each of FT and DT, to establish the Conversion Price at the Target Price, the first such notice delivered to be effective, provided that this Corporation may only deliver such a notice if a majority of the Continuing Directors shall have first approved, at a meeting at which at least seven Continuing Directors are present, Fixing the Conversion Price on the Initial Issuance Date at the Minimum Price, unless a Fair Price Condition has been satisfied;

                  (y)  if no timely election has been made by
               this Corporation or by FT and DT as contemplated by clause (x) above, and

                       (1)  if, prior to the second anniversary
                    of the Initial Issuance Date, the Cellular
                    Spin-off Date has occurred and the Average
                    Sprint Price for any period of 20 consecutive Trading Days following the Cellular Spin-off Date has been at or above the New Lower Threshold Sprint Price, the Conversion Price shall, effective on the first day following the end of such 20-day period, be Fixed at the New Target Price, provided that if the Cellular Spin-off Date shall have occurred prior to the second anniversary of the Initial Issuance Date and the Average Sprint Price during any Spin-off Trading Period is at or above the Modified Lower Threshold, the Conversion Price shall be Fixed, effective on the first day following such Spin-off Trading Period, at the New Target Price;

                       (2)  if, prior to the second anniversary
                    of the Initial Issuance Date, the Cellular
                    Spin-off Date has not occurred and the
                    Average Sprint Price for any period of 20 consecutive Trading Days has been at or above the Lower Threshold Sprint Price, the Conversion Price shall be Fixed on the day following the end of such 20-day period at the Target Price;

                       (3)  at any time prior to the second
                    anniversary of the Initial Issuance Date,
                    (i) if the Cellular Spin-off Date has
                    occurred, this Corporation or the Class A
                    Holders, by notice delivered, in the case of this Corporation to each Class A Holder, and in the case of the Class A Holders, to this Corporation by or on behalf of each Class A Holder, the first such notice delivered to be effective, may elect to Fix the Conversion Price, effective on the date of such notice, at (A) if the Class A Holders make such election, the New Target Price or (B) if this Corporation makes such election, the Minimum Price (determined by reference to such Average Sprint Price for the 20 consecutive Trading Day period ended five days before the date of such election, provided that, if the Cellular Spin-off Date has occurred fewer than 25 Trading Days prior to the delivery of such notice, the Conversion Price shall be determined by reference to such Average Sprint Price for the 20 consecutive Trading Day period beginning on the Trading Day following the Cellular Spin-off Date and the Conversion Date shall be Fixed five days after the end of such 20-day period), provided that this Corporation may only deliver such a notice if a majority of the Continuing Directors shall have first approved, at a meeting at which at least seven Continuing Directors are present, Fixing the Conversion Price on the date of such notice at the Minimum Price, unless a Fair Price Condition has been satisfied; and
                    (ii) if the Cellular Spin-off Date has not occurred, either this Corporation or the Class A Holders, by notice delivered, in the case of this Corporation, to each Class A Holder, and in the case of the Class A Holders, to this Corporation by or on behalf of each Class A Holder, the first such notice delivered to be effective, may elect to Fix the Conversion Price, effective on the date of such notice, at (A) if the Class A Holders make such election, the Target Price, or (B) if this Corporation makes such election, the Minimum Price (determined by reference to the Average Sprint Price for the 20 consecutive Trading Day period ended five days before the date of such election), provided that this Corporation may only deliver such a notice if a majority of the Continuing Directors shall have first approved, at a meeting at which at least seven Continuing Directors are present, Fixing the Conversion Price on the date of such notice at the Minimum Price, unless a Fair Price Condition has been satisfied;

                       (4) (A) if neither the Cellular Spin-off Date nor the conversion of all of the outstanding Class A Preference Stock into Class A Common Stock or
                    Common Stock has occurred prior to the second anniversary of the Initial Issuance Date and the Conversion Price has not previously been Fixed, the Conversion Price will, automatically on such second anniversary, become Fixed at the Mini-mum Price, determined by reference to the Average Sprint Price for the 20 consecutive
                    Trading Days ended five Business Days before such second anniversary; provided that, if such Average Sprint Price is then below the Second Anniversary Lower Threshold Sprint
                    Price, this Corporation may elect to defer the Fixing of the Conversion Price, by notice delivered to each Class A Holder within such five Business Day period, so that if, at any time during the following three years, the Average Sprint Price shall be at least the Second Anniversary Lower Threshold Sprint
                    Price (if the Cellular Spin-off Date shall not have occurred) or 93.308% of the New
                    Lower Threshold Sprint Price (if the Cellular
                    Spin-off Date shall have so occurred), the Conversion Price shall be Fixed at 93.308% of the Target Price (if the Cellular Spin-off
                    Date shall not have so occurred) and 93.308% of the New Target Price (if the Cellular
                    Spin-off Date shall have so occurred),
                    provided that if the Cellular Spin-off Date shall have occurred prior to the fifth anniversary of the Initial Issuance Date and the Average Sprint Price during any Spin-off
                    Trading Period is at or above the Modified
                    New Lower Threshold, the Conversion Price shall be Fixed, effective on the day following such Spin-off Trading Period, at 93.308% of the New Target Price. At any time during such three year period, this Corporation may elect, by notice delivered to each Class A Holder, to cause the Conversion
                    Price to be Fixed, effective on the date of such notice, at the Minimum Price (determined by reference to the Average Sprint Price for the 20 Trading Days ended five Business Days before the date of such election, provided that, if the Cellular Spin-off Date shall occur during the last 20 Trading Day period before the second anniversary of the Initial
                    Issuance Date, all calculations to have been based upon such period under this clause (A) shall be deferred until the first 20 con-secutive Trading Day Period after the Cellular Spin-off Date, on which such calculations shall be then based), provided that this Corporation may only deliver such a notice if a majority of the Continuing
                    Directors shall have first approved, at a meeting at which at least seven Continuing
                    Directors are present, Fixing the Conversion
                    Price on the date of such notice at the
                    Minimum Price, unless a Fair Price Condition has been satisfied, and FT and DT may elect by notice delivered to this Corporation by or on behalf of each Class A Holder to cause the Conversion Price to be Fixed, effective on the date of such notice, at a price equal to 93.308% of the Target Price, the first such notice to be effective;

                       (B)  if, prior to such second
                    anniversary, the Cellular Spin-off Date has occurred, but the conversion of all of the outstanding shares of Class A Preference Stock has not taken place and the Conversion Price has not previously been Fixed, the Conversion Price will, automatically on such second anniversary, become Fixed at the Minimum Price, determined by reference to the Average Sprint Price for the 20 consecutive Trading Days ended five Business Days before the second anniversary of the Initial Issuance Date, provided that if such Average Sprint Price is then below 93.308% of the New Lower Threshold Sprint Price, this Corporation may elect to defer the Fixing of the Conversion Price by notice delivered to each Class A Holder within such five Business Day period so that if, at any time during the following three years, the Average Sprint Price shall be at least equal to 93.308% of the New Lower Threshold Sprint Price, the Conversion Price will be Fixed at 93.308% of the New Target Price. At any time during such three year period, this Corporation may elect by notice delivered to each Class A Holder at any time after the fifth Business Day following the end of the 20 Trading Day period starting on the first Trading Day following the Cellular Spin-off Date, to cause the Conversion Price to be Fixed, effective on the date of such notice, at the Minimum Price (determined by reference to the Average Sprint Price for the 20 Trading Days ended five Business Days before the date of such election), provided that this Corporation may only deliver such a notice if a majority of the Continuing Directors shall have first approved, at a meeting at which at least seven Continuing Directors are present, Fixing the Conversion Price on the date of such notice at the Minimum Price, unless a Fair Price Condition has been satisfied, and the Class A Holders may elect, by notice to that effect delivered to this Corporation by or on behalf of each Class A Holder, at any time to cause the Conversion Price to be Fixed effective on the date of such notice, at a price equal to 93.308% of the New Target Price, the first such notice delivered to be effective.

             (iv)  If the Conversion Price has been Fixed
          before the Cellular Spin-off Date, effective at the Cellular Spin-off Date, the Conversion Price fixed with reference to the Maximum Price, Minimum Price or Target Price, as the case may be, automatically and without notice, will be re-fixed with reference to the New Maximum Price, New Minimum Price or New Target Price, respectively, the calculation of such New Minimum Price or such New Maximum Price to be based on the Average Sprint Price used to calculate the related Maximum Price or Minimum Price, as the case may be.

             (v) If the Conversion Price has not been Fixed by a date which is five years after the Initial Issuance Date and this Corporation shall not have redeemed all of the outstanding shares of Class A Preference Stock as required under Section 3(c), the Class A Preference Stock shall be convertible only at the election of the Class A Holders made at any time after the end of ten Business Days after the 60th day after such fifth anniversary, by notice to that effect delivered to this Corporation by or on behalf of each Class A Holder, such conversion to occur five Business Days after delivery of such notice, at a Conversion Price equal to 135% of the Average Sprint Price for the 20 Trading Days ended on the Trading Day five Trading Days prior to such conversion.

              (vi)  Upon the issuance of shares of Class A
          Preference Stock at the Optional Shares Closing (as defined in the Investment Agreement) or as provided in
          Section 7(i) of the Class A Provisions or Article V or VI of the Stockholders' Agreement, the Conversion Price shall be adjusted further to be the quotient of (x) the sum of (I) the number of outstanding shares of Class A Preference Stock prior to such issuance times the Conversion Price of such shares prior to this adjustment and (II) the number of such shares received upon such issuance times the purchase price thereof, divided by (y) the total number of shares of Class A Preference Stock outstanding after such issuance.

             (vii) In addition to any other adjustments pro-vided for in the Class A Provisions,

             (x) the Conversion Price and, as appropriate, the per share dollar amounts reflected in or used in calculating the Adjusted Cellular Price, the Net Cellular Acquisition Amount, the Net Cellular Indebtedness, the Average Sprint Price, the Average Cellular Price, the Lower Threshold Sprint Price, the New Lower Threshold Sprint Price, the Upper Threshold Sprint Price, the New Upper Threshold Sprint Price, the Second Anniversary Lower Threshold Sprint Price, the Target Price, the New Target Price, the Minimum Price, the New Minimum Price, the Maximum Price, the New Maximum Price, the Modified Lower Threshold, the Modified New Lower Threshold, and the Cellular Spin-off Reduction Factor shall be adjusted to reflect any stock split, subdivision, stock dividend payable in shares of Common Stock or other reclassification, consolidation or combination of this Corporation's Voting Securities or similar action or transaction undertaken after June 14, 1994, provided that no such adjustment shall be made to the Average Sprint Price, the Average Cellular Price, the Minimum Price or the New Minimum Price with respect to events described in this clause (x) which occur prior to the beginning of the measurement period with respect to such price, and provided, further, that no adjustment shall be made under this subsection
          (vii)(x) in respect of the Cellular Spin-off or any Spin-off.

             (y) the Conversion Price and, as appropriate, the per share dollar amounts reflected in or used in calculating the Lower Threshold Sprint Price, the New Lower Threshold Sprint Price, the Upper Threshold Sprint Price, the New Upper Threshold Sprint Price, the Second Anniversary Lower Threshold Sprint Price, the Target Price, the New Target Price, the Minimum Price, the New Minimum Price, the Modified Lower Threshold, the Modified New Lower Threshold, the Maximum Price and the New Maximum Price shall be adjusted to reflect any Extraordinary Dividend or Dividends and any non-cash dividend or distribution (except as described in clause
          (x) and except for dividends or distributions of equity securities of any Subsidiary of this Corporation pur-suant to a Spin-off or the Cellular Spin-off) paid on or with respect to shares of Common Stock, or any reorganization or reclassification pursuant to which holders of Common Stock receive cash, property or (except as described in clause (x), above) securities of this Corporation, in each case occurring after June 22, 1995, as follows, provided that no such adjustment shall be made to the Minimum Price or the New Minimum Price with respect to events described in this clause
          (y) which occur prior to the determination of such price:

                  (A)  if such dividend, distribution or event
               occurs on or prior to the date the Conversion
               Price is Fixed,

                       (1)  the Target Price, the Maximum
                    Price, the New Target Price, the Minimum
                    Price, the New Minimum Price and the New
                    Maximum Price shall be decreased dollar for dollar by the amount of cash and the Fair Market Value of all non-cash property or securities distributed with respect to a share of Common Stock (the "Per Share Distributed Value");

                       (2)  the Lower Threshold Sprint Price
                    and the New Lower Threshold Sprint Price shall be decreased by the Per Share Distributed Value divided by 1.35; and

                       (3)  the Upper Threshold Sprint Price
                    and the New Upper Threshold Sprint Price shall be decreased by the Per Share Distributed Value divided by 1.25; and

                  (B)  if such dividend, distribution or event
               occurs after the date the Conversion Price is Fixed, the Conversion Price shall be decreased by subtracting an amount equal to the Per Share Distributed Value.

             (c) Unless the Class A Holders have exercised their option to defer conversion of the Class A Preference Stock pursuant to Section 3(a)(iii), each outstanding share of Class A Preference Stock shall be redeemed by this Corporation within five Business Days after the 60th day following the fifth anniversary of the Initial Issuance Date for cash at a redemption price per share equal to its Liquidation Preference (such price, the "Class A Preference Redemption Price"), such payment to be delivered to each Class A Holder no later than five Business Days after such redemption, provided that the failure to so redeem at such time shall not preclude this Corporation from so redeeming at any time thereafter.

             (d) If any time after the termination of Funda-mental Rights as to all outstanding Shares of Class A Preference Stock, this Corporation shall not have declared and paid all accrued and unpaid dividends on the Class A Preference Stock as provided in Section 2 of the Class A Provisions for four consecutive Quarterly Dividend Payment Dates, then, in addition to any other voting rights provided in these Articles of Incorporation, the holders of the Class A Preference Stock shall have the exclusive right, voting separately as a class, to elect two Directors. The right of the holders of the Class A Preference Stock to elect the Class A Directors pursuant to this Section 3(d) shall continue until all such accrued and unpaid dividends shall have been paid. At such time, the terms of the Class A Directors shall terminate. At any time when the holders of the Class A Preference Stock shall have thus become entitled to elect Class A Directors, a special meeting of the Class A Holders shall be called for the purpose of electing such Class A Directors, to be held within 30 days after the right of the holders of the Class A Preference Stock to elect such Class A Directors shall arise, upon notice given in the manner provided by law or the Bylaws of this Corporation for giving notice of a special meeting of the Class A Holders (provided, however, that such a special meeting shall not be called if the annual meeting of stock-holders is to convene within said 30 days). At any such special meeting or at any annual meeting at which the Class A Holders shall be entitled to elect Class A Directors, the holders of a majority of the then out-standing Class A Preference Stock present in person or by proxy shall be sufficient to constitute a quorum for the election of such directors. The persons elected by the holders of the Class A Preference Stock at any meeting in accordance with the terms of the preceding sentence shall become Class A Directors on the date of such election.

             (e) Whenever quarterly dividends or other divi-dends or distributions payable on the Class A Preference Stock as provided in Section 2 of the Class A Provisions are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Class A Preference Stock outstanding shall have been paid in full, this Corpo-ration shall not:

                  (i)  declare or pay dividends or make any
               other distributions on any shares or stock ranking junior (either as to dividends or upon liquida-tion, dissolution or winding-up) to the Class A Preference Stock;

                  (ii)  declare or pay dividends, or make any
               other distributions, on any shares of stock rank-ing on a parity (either as to dividends or upon liquidation, dissolution or winding-up) with the Class A Preference Stock except dividends paid ratably on the Class A Preference Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; or

                  (iii)  redeem or purchase or otherwise
               acquire for consideration shares of any stock junior (either as to dividends or upon liquida-tion, dissolution or winding-up) to the Class A Preference Stock, provided that, notwithstanding the foregoing, this Corporation may at any time redeem, purchase or otherwise acquire shares of stock of any such class junior as to either or both dividends or upon liquidation, dissolution or winding-up, in exchange for, or out of the net cash proceeds from the substantially simultaneous sale of, other shares of stock of any class which is also junior as to either or both dividends or upon liquidation, dissolution or winding-up, as the case may be.

             (f) This Corporation shall not permit any Sub-sidiary of this Corporation to purchase or otherwise acquire for consideration any shares of stock of this Corporation unless this Corporation could, under Sec-tion 3(e), above, purchase or otherwise acquire such shares at such time and in such manner.

             4. Special Rights to Disapprove Certain Actions. At least 40 days prior to the occurrence of a Subject Event (as defined below), this Corporation shall deliver to each Class A Holder a notice (a "Notice") of such proposed Subject Event, setting forth in reason-able detail the nature of such proposed Subject Event. This Corporation shall thereafter be entitled to effect such proposed Subject Event unless within 30 days of delivery of such Notice there shall have been a Class A Action exercising the special rights of the Class A Holders to disapprove such Subject Event, provided that the Class A Holders shall have no special right to disapprove any action (x) which this Corporation is required to take to comply with its obligations or exercise its rights under the Investment Agreement, the Stockholders' Agreement, the Standstill Agreement, the Registration Rights Agreement or the Joint Venture Agreement or any document executed pursuant to any such agreement or the Class A Provisions, or (y) taken to comply with Applicable Law or the rules of any exchange or market system on which securities of this Cor-poration may be traded, and provided, further, that any action to be taken by this Corporation in reliance on clause (y) of the foregoing proviso is the only action commercially reasonably available to this Corporation to effect such compliance, as certified to the Class A Holders by resolution of the Independent Directors.
          For purposes of these Articles, the term "Subject Event" means only the following transactions and only if such transactions are consummated within the respec-tive time periods indicated below:

                  (a)  Until the second anniversary of the
               Initial Issuance Date or, in the case of clause
               (iv) below, the later of (x) the second
               anniversary of the Initial Issuance Date and
               (y) the Investment Completion Date:

                       (i)  any transaction or series of re-
                    lated transactions (other than Exempt Asset
                    Divestitures or Exempt Long Distance Asset
                    Divestitures) that results, directly or indi-rectly, in Transfers of assets of this Corpo-ration or its Subsidiaries with an aggregate Fair Market Value (calculated in the case of each Transfer as at the date this Corporation or any such Subsidiary enters into a defini-tive agreement to effect such Transfer) of more than 20 percent of Market Capitalization (calculated (x) in the case of a single transaction as at the date this Corporation or any such Subsidiary enters into a defini-tive agreement to effect such Transfer and
                    (y) in the case of a series of related trans-actions, as at the date this Corporation or any such Subsidiary enters into a definitive agreement to effect the last of such Trans-
                    fers);

                      (ii)  any transaction or series of re-
                    lated transactions (including, without limi-tation, mergers, purchases of stock or as-sets, joint ventures or other acquisitions), but excluding any transaction constituting an Exempt Asset Divestiture or Exempt Long Dis-tance Asset Divestiture, resulting, directly or indirectly, in the acquisition by this Corporation or its Subsidiaries for cash or debt securities maturing in less than one year from the date of issuance of (x) assets constituting or predominantly used in Core Businesses ("Core Business Assets") for a purchase price or, in the case of a series of related transactions, an aggregate purchase price that exceeds 20 percent of Market Capi-talization (calculated as at the date this Corporation or any such Subsidiary enters into a definitive agreement to effect such transaction or, in the case of a series of related transactions, as at the date this Corporation or any such Subsidiary enters into a definitive agreement to effect the last of such related transactions) or
                    (y) other assets for a purchase price or, in the case of a series of related transactions, for an aggregate purchase price that exceeds five percent of Market Capitalization (calcu-lated as at the date this Corporation or any such Subsidiary enters into a definitive agreement to effect such transaction or, in the case of a series of related transactions, as at the date this Corporation or any such Subsidiary enters into a definitive agreement to effect the last of such related transac-tions), provided that, if any such other assets are proposed to be obtained in the course of a proposed transaction in which both Core Business Assets and other assets are to be acquired and the ratio of the fair market value of the Core Business Assets to be acquired to the fair market value of the other assets to be acquired exceeds 1.75 to 1, then the holders of the Class A Stock shall not be entitled to disapproval rights with respect to such transaction except as provided in clause (x) of this Section 4(a)(ii);

                     (iii)  issuance by this Corporation of any
                    capital stock or debt (including, without limitation, direct or indirect issuances such as pursuant to mergers and other business combinations) with both (x) a class vote to elect one or more Directors and (y) rights with respect to dispositions of Long Distance Assets or other assets, or share issuances, which rights are in scope and duration as extensive as or more extensive than the com-parable related rights granted to the Class A Holders in these Articles of Incorporation or in the Stockholders' Agreement, provided that this Section 4(a)(iii) shall not apply to the extent that (a) such rights are required by Applicable Law, (b) the holders of any series of Preferred Stock have the right, voting separately as a class, to elect a number of Directors of this Corporation upon the oc-currence of a default in payment of dividends or redemption price, or (c) such rights described in clause (y) are granted in con-nection with borrowings and are reflected in a loan agreement, credit agreement, trust indenture or similar agreement or instrument;

                      (iv)  declaration of any Extraordinary
                    Dividends during any one year that, individ-ually or in the aggregate, exceed five per-cent of Market Capitalization as at the Busi-ness Day immediately preceding the declara-tion of the last such dividend or distri-bution (other than in connection with transactions within the meaning of clause (e) of the definition of Exempt Asset Dives-titures or clause (g) of the definition of Exempt Long Distance Asset Divestitures); or

                       (v)  any merger or other business com-
                    bination in which this Corporation is not the surviving parent corporation.

                  (b)  Until the earliest of (i) the fifth
               anniversary of the Initial Issuance Date,
               (ii) such time as (A) legislation has been enacted repealing Section 310, (B) an FCC Order shall have been issued, or (C) outside counsel to this Corpo-ration with a nationally recognized expertise in telecommunications regulatory matters delivers to each of FT and DT a legal opinion, addressed to each of them, in form and substance reasonably satisfactory to FT and DT, to the effect that
               Section 310 does not prohibit FT and DT from owning the Long Distance Assets proposed to be Transferred by this Corporation, (iii) the delivery by FT, DT, Atlas or any of their Affiliates (or a Permitted Designee (as such term is defined in the Joint Venture Agreement)) of a notice pursuant to Section 17.2(b) of the Joint Venture Agreement indicating the agreement to purchase all of the Sprint Venture Interests (as such term is defined in the Joint Venture Agree-
               ment) following an offer by this Corporation or Sprint Sub pursuant to Section 17.2(a) of the Joint Venture Agreement, and (iv) the delivery by this Corporation and/or Sprint Sub of a notice pursuant to Section 17.3(a) of the Joint Venture Agreement exercising the put right to sell all of their Sprint Venture Interests (as such term is defined in the Joint Venture Agreement) to FT, DT and Atlas (or a Permitted Designee (as such term is defined in the Joint Venture Agreement)), a di-rect or indirect Transfer (other than in connec-tion with an Exempt Long Distance Asset Divesti-
               ture) after the Initial Issuance Date by this Corporation or its Subsidiaries of Long Distance Assets with a Fair Market Value (calculated as at the date this Corporation or any such Subsidiary enters into a definitive agreement to effect such Transfer) that, when aggregated with the Fair Market Value of all other Long Distance Assets Transferred by this Corporation or its Subsidiar-ies since the Initial Issuance Date (other than in Exempt Long Distance Asset Divestitures) (cal-culated in each case as at the date this Corpora-tion or any such Subsidiary enters into a defini-tive agreement to effect each such respective Transfer) exceeds five percent of the Fair Market Value of the Long Distance Assets of this Corpo-ration and its Subsidiaries, on a consolidated basis (calculated as at the date this Corporation or any such Subsidiary enters into a definitive agreement to effect the last such Transfer).

                  (c)  Except as otherwise provided in Sec-
               tion 7 of the Class A Provisions, for so long as any shares of Class A Stock are outstanding:

                       (i)  any amendment to these Articles of
                    Incorporation, the Bylaws or the Rights
                    Agreement that would adversely affect the rights of the Class A Holders under these Articles of Incorporation or the Bylaws;

                      (ii)  issuance by this Corporation (in-
                    cluding, without limitation, pursuant to mergers or other business combinations) of any series or class of capital stock or debt security with Supervoting Powers;

                     (iii)  any merger or other business com-
                    bination involving this Corporation that results directly or indirectly in a Change of Control, unless the surviving corporation expressly (x) assumes all of this Corpora-tion's obligations in respect of the rights of the Class A Holders under Section 4(b) of the Class A Provisions and the provisions of
                    Article III of the Stockholders' Agreement
                    (except, in each case, as they may be other-wise terminated pursuant to the Class A Provisions or the Stockholders' Agreement) and all of the provisions of the Registration Rights Agreement and (y) agrees to be bound by any applicable Tie-Breaking Vote in accor-dance with Articles 17 and 18 of the Joint Venture Agreement;

                      (iv)  any merger or other business com-
                    bination involving this Corporation that does not result directly or indirectly in a Change of Control unless:

                            (x)  this Corporation survives as
                         the parent entity; or

                            (y)  the surviving corporation
                         expressly assumes all of this Corpora-
                         tion's obligations in respect of the
                         rights of the Class A Holders granted
                         pursuant to these Articles of Incorpo-
                         ration and the Class A Provisions and
                         under the Bylaws, the Stockholders'
                         Agreement and the Registration Rights
                         Agreement; or

                       (v)  if any shares of Class A Preference
                    Stock are outstanding, issuance by this
                    Corporation of shares of Preferred Stock which have rights to the payment of dividends or the distribution of assets upon the liquidation, dissolution or winding up of this Corporation senior to such rights of the Class A Preference Stock.

             5. Special Rights Regarding Major Issuances. At least 90 days before the consummation, directly or indirectly, by this Corporation of any Major Issuance prior to the second anniversary of the Initial Issuance Date, this Corporation shall deliver to each Class A Holder a notice of such proposed Major Issuance. This Corporation shall be entitled to effect such proposed Major Issuance (upon receipt of the requisite approval of the Board of Directors described below) unless within 75 days of the delivery of such notice there shall have been a Class A Action exercising the special rights of the Class A Holders to disapprove such Major Issuance. In addition, so long as any Class A Stock is outstanding, prior to effecting any Major Issuance:

                  (a) occurring on or prior to the fifth anni-versary of the Initial Issuance Date, this Corpo-ration shall obtain the prior approval of two-thirds of the Independent Directors by resolution, certified to the Class A Holders; and

                  (b) occurring after the fifth anniversary of the Initial Issuance Date, this Corporation shall obtain the prior approval of a majority of the Independent Directors.

             6.   Special Rights Regarding Holdings by Major
          Competitors of FT or DT.

             (a) Until the tenth anniversary of the Initial Issuance Date, at least 90 days prior to consummating any transaction or taking any other action that, directly or indirectly, would result in, or is taken for the purpose of encouraging or facilitating, a Major Competitor of FT or DT or of the Joint Venture having, or being granted by this Corporation any right, per-mission or approval to acquire (other than pursuant to a Strategic Merger), a Percentage Ownership Interest of ten percent or more (a "Major Competitor Transaction"), this Corporation shall provide each Class A Holder with notice of such Major Competitor Transaction in the manner set forth in Subsection (c) below and, if there is a Class A Action exercising the special rights of the Class A Holders to disapprove such Major Competitor Transaction within 75 days of the delivery of such notice, this Corporation shall not consummate such Major Competitor Transaction.

             (b)  Until the tenth anniversary of the Initial
          Issuance Date, if a Major Competitor of FT or DT or of the Joint Venture obtains a Percentage Ownership
          Interest of 20 percent or more as a result, directly or indirectly, of a Strategic Merger:

                  (i) if the Class A Holders have not made the commitment described in Article VI of the Stock-holders' Agreement, this Corporation (or its suc-cessor in such Strategic Merger) shall, subject to the provisos of Sections 2.1(a)(iii) and 2.2(a) of the Standstill Agreement, nonetheless take all action necessary or advisable to lift all restric-tions, contractual or otherwise, imposed by this Corporation or such successor on the ability of the Class A Holders, at any time after the Class A Common Issuance Date, to purchase shares of Common Stock or other Voting Securities from third par-ties sufficient to permit the Class A Holders to have a Percentage Ownership Interest equal to that of the Major Competitor of FT or DT or of the Joint Venture; and

                 (ii)  this Corporation shall ensure that the
               Class A Holders have rights with regard to (w) a class vote to elect Directors, (x) class approval and disapproval rights, (y) any other special rights in respect of the business or operations of this Corporation and (z) any rights to receive special dividends, distributions or other rights from this Corporation, which are in scope and duration at least as extensive as any rights granted by this Corporation to such Major Compet-itor of FT or DT or of the Joint Venture (other than rights deriving solely from the number of Voting Securities owned), regardless of whether or not the Class A Holders purchase any additional Voting Securities.

             (c) Until the tenth anniversary of the Initial Issuance Date, this Corporation shall deliver to each Class A Holder notice of its intent to issue Voting Securities in a Major Competitor Transaction to any Major Competitor of FT or DT or of the Joint Venture at least 30 days prior to such issuance, such notice to contain a complete and correct description in rea-sonable detail of the transaction in question, including, without limitation, the purchase price for such securities, the nature of such securities, the identity of the Major Competitor of FT or DT or of the Joint Venture and the rights (contractual and other) this Corporation would grant such Major Competitor. This Corporation shall also deliver to each Class A Holder notice of any such issuance within five days after it occurs, such notice to contain a description of the transaction in question and be accompanied by complete and correct copies of all agreements, instruments and written understandings of this Corpo-ration, its Subsidiaries and Affiliates and such Major Competitor of FT or DT or of the Joint Venture and the Subsidiaries and Affiliates of such Major Competitor executed in respect of such transaction.

             7.   Conversion of Shares; Termination of Funda-
                    mental Rights.

             (a) Failure to Maintain Ownership. If, after the Investment Completion Date, the aggregate Committed Percentage of the Class A Holders shall be below ten percent (i) for more than 180 consecutive days or
          (ii) immediately following a Transfer of Class A Stock by a Class A Holder, each outstanding share of Class A Common Stock shall automatically convert (without the payment of any consideration) into one duly issued, fully paid and nonassessable share of Common Stock, or if any shares of Class A Preference Stock are out-standing, the Fundamental Rights shall terminate as to all outstanding shares of Class A Preference Stock, such conversion or termination to take place on the next Business Day following the end of such 180-day period in the case of clause (i) or on the date of such Transfer in the case of clause (ii), provided that, if the aggregate Committed Percentage of the Class A Holders shall fall below ten percent for more than 180 consecutive days following the later of the Fixed Closing Date and the date of a Major Issuance as a result of the consummation of such Major Issuance, then unless all of the outstanding shares of Class A Common Stock shall have been converted earlier, or the Funda-mental Rights shall have previously terminated as to all outstanding shares of Class A Preference Stock, in each case pursuant to this Section 7 of the Class A Provisions, (x) the Class A Common Stock shall not convert into Common Stock, or the Fundamental Rights shall not terminate, as the case may be, until the last to occur of (i) the third anniversary of the date of such Major Issuance, (ii) the third anniversary of the Fixed Closing Date and (iii) the Investment Completion Date, and (y) the Class A Holders shall continue to be entitled to elect Directors pursuant to ARTICLE FIFTH of these Articles of Incorporation until the last to occur of (i) the third anniversary of the date of such Major Issuance, (ii) the third anniversary of the Fixed Closing Date, and (iii) the Investment Completion Date, but (z) after the last to occur of the expiration of 180 days following the Fixed Closing Date, 180 days following the date of such Major Issuance, and the Investment Completion Date, the Class A Holders shall no longer have their rights under Sections 4, 5, 6, 7 and 8 of the Class A Provisions, and provided, further, that such conversion shall not be considered to be an acquisition of Common Stock for purposes of Sec-tion 7(i) of the Class A Provisions.

             (b) FT/DT Joint Venture Termination; Material Breach of Investment Documents. (i) Each outstanding share of Class A Common Stock shall automatically convert (without the payment of any consideration) into one duly issued, fully paid and nonassessable share of Common Stock and, if any shares of Class A Preference Stock are outstanding, the Fundamental Rights shall terminate as to all outstanding shares of Class A Preference Stock, if:

                  (t) the Sprint Parties receive the Tie-Breaking Vote pursuant to Section 17.5 of the Joint Venture Agreement;

                  (u)  there is an FT/DT Joint Venture Termination;

                  (v)  FT or DT or any Qualified Subsidiary
               breaches in any material respect its obligations under Section 2.4 of the Stockholders' Agreement;

                  (w)  FT or DT or any Qualified Subsidiary
               breaches in any material respect its obligations under Article II (other than Section 2.4) of the
               Stockholders' Agreement;

                  (x)  FT, DT or any Qualified Subsidiary
               breaches any of the provisions of Article 2 (other than Section 2.1(b)) of the Standstill Agreement or any corresponding provision of any Qualified
               Subsidiary Standstill Agreement;

                  (y)  FT, DT or any Qualified Subsidiary
               breaches any of the provisions of Sections 3.1 or
               3.2 of the Standstill Agreement or any
               corresponding provisions of any Qualified Subsid-iary Standstill Agreement, in each case in a Con-trol Context, or otherwise breaches Sections 3.1(a)(ii), (iii) or (iv) or Section 3.1(g) of the Standstill Agreement or any corresponding provi-sion of any Qualified Subsidiary Standstill Agree-ment; or

                  (z)  FT, DT or any Qualified Subsidiary
               breaches any of the provisions of Sections 3.1 (except Section 3.1(a)(ii), (iii) or (iv), or
               Section 3.1(g)) or 3.2 of the Standstill Agreement or any corresponding provisions of any Qualified Subsidiary Standstill Agreement, in each case other than in a Control Context;

          provided that, with respect to an alleged breach of the type described in clauses (v), (w), (x), (y) or (z) above, the Class A Holders alleged to have committed such breach (the "Breaching Holders") shall deliver a notice

                       (I)  except with respect to a breach of
                    the type described in clause (y) above, in accordance with clauses (ii)(x) or (iii)(x) below, in which case no conversion of the Class A Common Stock or termination of the Fundamental Rights as to all outstanding shares of Class A Preference Stock, as the case may be, shall take place unless such breach fails to be cured within the time provided for cure in such clause (ii) or
                    (iii), as the case may be;

                       (II)  in accordance with clauses
                    (ii)(y), (iii)(y) or (iv) below, in which case no conversion of the Class A Common Stock or termination of the Fundamental Rights, as the case may be, shall take place until there is issued a final nonappealable decision or order of a court of competent jurisdiction finding that such breach has oc-curred and, if applicable, was not cured within the time provided for cure in clauses
                    (ii) or (iii) below, as the case may be; or

                       (III)  admitting that such a breach has
                    occurred, and (if applicable) cannot be cured within the time periods provided for cure in clauses (ii) or (iii) below, in which case each outstanding share of Class A Common Stock shall automatically convert (without the payment of any consideration) into one duly issued, fully paid and nonassessable share of Common Stock or the Fundamental Rights shall terminate as to all outstanding shares of Class A Preference Stock, as the case may be, in each case upon delivery of such notice; and

          provided, further, that if the Breaching Holders fail to perform the actions described in clauses (I) or (II) above within the time periods provided for performing such actions in clauses (ii), (iii) or (iv) below, they shall be deemed to have taken the action described in clause (III) above.

             (ii) For any alleged breach of the type described in clauses (w), (x) or (z) of clause (i) above, the Breaching Holders shall have the right, within five Business Days after the date (for purposes of this clause (ii), the "Breach Notice Date") that notice of such breach is delivered to each Breaching Holder by this Corporation, to deliver to this Corporation a notice either:

                  (x)  committing to effect a cure as soon as
               practical, in which case the Breaching Holders shall effect such cure as soon as practical, but in no event later than the 20th Business Day from the Breach Notice Date (or, with respect to an alleged breach of clauses (w) or (x), if such cure cannot be effected within such time period due to the anti-fraud rules of the U.S. securities laws, such longer period as is reasonably necessary to cure such breach in a manner consistent with such rules), provided that

                       (I)  the Breaching Holders shall have no
                    right to cure unless such breach is suscep-tible to cure;

                      (II)  such cure period shall continue
                    only for so long as each Breaching Holder shall be undertaking to effect such a cure in a diligent manner;

                     (III)  with respect to an alleged breach
                    of clause (i)(x) above, this Corporation shall have the right at any time after the end of such 20-day period to purchase such number of shares of Common Stock or Class A Stock, as the case may be, as is necessary to return the Class A Holders to the ownership level permitted by the Standstill Agreement or a Qualified Subsidiary Standstill Agree-ment, as the case may be, at a price equal to the lower of (A) the Market Price for such shares at the time of such redemption and (B) the price paid by the Breaching Holders for such shares, provided that this Corporation may only exercise such right if a majority of the Continuing Directors shall have first approved, at a meeting at which at least seven Continuing Directors are present, such a purchase of Shares, unless a Fair Price Condition has been satisfied; and

                      (IV)  withdrawal of the action alleged to
                    have caused such breach shall not, in and of itself, give rise to a presumption that such breach has been cured; or

                  (y)  disputing that such a breach has
               occurred, provided that during such time as the most recent decision or order of a court of compe-tent jurisdiction is to the effect that such breach has occurred and was not cured within the time provided for cure in clause (x) of this clause (ii), the rights provided to the Class A Holders under Sections 4 (except 4(a)(iii) and 4(c)), 5, 6, 7 and 8 of the Class A Provisions and the right to elect members of the Board of Direc-tors of the holders of the Class A Stock under ARTICLE FIFTH of these Articles of Incorporation shall be suspended and may not be exercised by the Class A Holders.

             (iii)  For any alleged breach of the type
          described in clause (i)(v) above, the Breaching Holders shall have the right, within five Business Days after the date (for purposes of this clause (iii), the "Breach Notice Date") that notice of such breach is delivered to each Breaching Holder by this Corporation, to deliver to this Corporation a notice either:

                  (x)  committing to effect a cure as soon as
               practical, in which case the Breaching Holders shall effect such cure as soon as practical, but in no event later than the 20th Business Day from the Breach Notice Date (or, if such cure cannot be effected within such time period due to the anti-fraud rules of the U.S. securities laws, such
               longer period as is reasonably necessary to cure such breach in a manner consistent with such rules), provided that

                       (I)  the Breaching Holders shall have no
                    right to cure unless such breach is suscep-tible to cure;

                      (II)  such cure period shall continue
                    only for so long as each Breaching Holder shall be undertaking to effect such a cure in a diligent manner; and

                     (III)  withdrawal of the action alleged to
                    have caused such breach shall not, in and of itself, give rise to a presumption that such breach has been cured; or

                  (y)  disputing that such a breach has
               occurred;

          provided that, in each case, from the Breach Notice Date until the earlier to occur of the cure of such breach and the issuance of a decision or order of a court of competent jurisdiction finding that such breach has not occurred or was cured within the time provided for cure in clause (x) of this clause (iii), the rights provided to the Class A Holders under Sec-tions 4 (except 4(a)(iii) and 4(c)), 5, 6, 7 and 8 of the Class A Provisions and the right to elect members of the Board of Directors of the holders of the Class A Stock under ARTICLE FIFTH of these Articles of Incor-poration shall be suspended and may not be exercised by the Class A Holders; and provided, further, that following such decision or order, such rights shall be suspended during such time as the most recent decision or order of a court of competent jurisdiction is to the effect that such breach has occurred and was not cured within the time provided for cure in clause (x) of this clause (iii).

             (iv) For any alleged breach of the type described in clause (i)(y) above, the Breaching Holders shall have the right, within five Business Days after the date (for purposes of this clause (iv), the "Breach Notice Date") that notice of such breach is delivered to each Breaching Holder by this Corporation, to deliver to this Corporation a notice disputing that such a breach has occurred, provided that from the Breach Notice Date until the issuance of a decision or order of a court of competent jurisdiction finding that such breach has not occurred, the rights provided to the Class A Holders under Sections 4 (except 4(a)(iii) and 4(c)), 5, 6, 7 and 8 of the Class A Provisions and the right to elect members of the Board of Directors of the holders of the Class A Stock under ARTICLE FIFTH of these Articles of Incorporation shall be suspended and may not be exercised by the Class A Holders; and pro-vided, further, that following such decision or order, such rights shall be suspended during such time as the most recent decision or order of a court of competent jurisdiction is to the effect that such breach has oc-curred.

             (v) For purposes of this Section 7(b), an alleged breach shall be deemed to have occurred in a Control Context if the action or actions alleged to have given rise to such breach were taken in the context of efforts by any Class A Holder or any other Person having the purpose or effect of changing or influencing the control of this Corporation.

            (vi) No conversion pursuant to this Section 7(b) shall be considered an acquisition for purposes of
          Section 7(i) of the Class A Provisions.

             (c) Failure to Purchase at Closings; Class A Preference Stock Ownership. The Fundamental Rights shall terminate as to all outstanding shares of Class A Preference Stock if (i) FT or DT or any Qualified Subsidiary which is a party to the Investment Agreement breaches its obligation to purchase shares of Common Stock or Class A Stock, as the case may be, under the Investment Agreement at an Additional Preference Stock Closing, a Supplemental Preference Stock Closing or a Deferred Common Stock Closing, as such terms are defined in the Investment Agreement, or (ii) if, prior to the Investment Completion Date, the outstanding shares of Class A Preference Stock have an aggregate liquidation value of less than $1.5 billion as a result of a Transfer of shares of Class A Preference Stock by a Class A Holder (other than a Transfer contemplated by Section 7.4(b)(i)(y) of the Stockholders' Agreement);

             (d)  Corporation Joint Venture Termination.
          Unless the Class A Common Stock shall have been con-verted earlier or the Fundamental Rights shall have been terminated earlier as to all outstanding shares of Class A Preference Stock, in each case pursuant to this
          Section 7 of the Class A Provisions, if there is a Corporation Joint Venture Termination, each outstanding share of Class A Common Stock shall automatically convert (without the payment of any consideration) into one duly issued, fully paid and nonassessable share of Common Stock or the Fundamental Rights shall terminate as to all outstanding shares of Class A Preference Stock, as the case may be, in each case on the third anniversary of the date of such Corporation Joint Venture Termination, provided that any such conversion shall not be considered to be an acquisition of Common Stock for purposes of Section 7(i) of the Class A Provisions.

             (e)  Other Joint Venture Termination.  If
          (i) there is a sale of all the Venture Interests of the Sprint Parties or the FT/DT Parties pursuant to Section 17.2, 17.3, 17.4, 19.3, 20.6 or 20.11 of the Joint
          Venture Agreement or (ii) the Joint Venture is other-wise terminated, in each case other than due to (i) an FT/DT Joint Venture Termination or (ii) a Corporation Joint Venture Termination:

                  (x)  on the date of such termination, the
               rights provided to the Class A Holders in Sec-tions 4 (except Sections 4(c)(i) and 4(c)(iii)), 5 and 6 of the Class A Provisions shall terminate; and

                  (y)  unless the Class A Common Stock shall
               have been converted, or the Fundamental Rights shall have been terminated earlier as to all out-standing shares of Class A Preference Stock, as the case may be, in each case pursuant to this
               Section 7 of the Class A Provisions, each out-standing share of Class A Common Stock shall auto-matically convert (without the payment of any consideration) into one duly issued, fully paid and nonassessable share of Common Stock or those Fundamental Rights which have not been terminated earlier as to all outstanding shares of Class A Preference Stock pursuant to clause (x) shall terminate, as the case may be, in each case on the third anniversary of the date of such termination, provided that any such conversion shall not be considered to be an acquisition of Common Stock for purposes of Section 7(i) of the Class A Pro-visions.

             (f) Change of Control. If there is a Change of Control within the meaning of clause (a) of the defi-nition of Change of Control, (i) the rights provided to the Class A Holders in ARTICLE FIFTH of these Arti-cles of Incorporation, and Sections 4 (except Sec-tions 4(b), 4(c)(iii) (as to rights provided under Section 4(b)) and 4(c)(iv) (as to rights provided under
          Section 4(b)), 5 and 6 of the Class A Provisions shall terminate upon the consummation of the transactions contemplated thereby, provided that, prior to such con-summation, this Corporation shall engage in good faith negotiations with any potential acquiror of Control to provide the Class A Holders with rights equivalent to those provided in ARTICLE FIFTH of these Articles of Incorporation and (ii) all, but not less than all, of the Class A Holders shall have the right (but not the obligation) to deliver to this Corporation a written notice upon which delivery (x) if Class A Common Stock is then outstanding, each outstanding share of Class A Common Stock shall automatically convert (without the payment of any consideration) into one duly issued, fully paid and nonassessable share of Common Stock or
          (y) if Class A Preference Stock is then outstanding,
          (A) if at the time of delivery of such notice the Conversion Price has been Fixed, the Transfer Restric-tions shall cease to be of further force and effect, and each share of Class A Preference Stock Transferred thereafter (other than to a Qualified Subsidiary or Class A Holder) shall convert at the applicable Conver-sion Price (without the payment of any consideration) into that number of duly issued, fully paid and non-assessable shares of Common Stock equal to the number of related Class A Conversion Shares, or (B) if at the time of delivery of such notice the Conversion Price has not been Fixed, the Class A Holders may deliver a notice to this Corporation electing either that
          (x) upon delivery of such notice, the Transfer Restric-tions shall cease to be of further force and effect, and each share of Class A Preference Stock Transferred thereafter (other than to a Qualified Subsidiary or Class A Holder) shall convert upon such Transfer at the Target Price (without the payment of consideration) into that number of duly issued, fully paid and non-assessable shares of Common Stock equal to the number of related Class A Conversion Shares, or (y) on the 31st day following delivery of such notice, the Trans-fer Restrictions cease to be of further force and effect, and each share of Class A Preference Stock Transferred thereafter (other than to a Qualified Subsidiary or Class A Holder) shall convert upon such Transfer at the Minimum Price at the date of such Transfer (without the payment of consideration) into that number of duly issued, fully paid and nonassess-able shares of Common Stock equal to the number of related Class A Conversion Shares, provided that this Corporation may elect within 30 days after the delivery of notice by the Class A Holders hereunder to the effect specified in this clause (y), in lieu of releasing the Transfer Restrictions and having such Shares convert at the Minimum Price, to have this Corporation redeem each share of Class A Preference Stock for cash at a per share price equal to its Liquidation Preference on the 90th day following the delivery of such notice, provided, further, that (i) if this Corporation's notes at the date of delivery of such notice fulfill the requirements set forth in the proviso to the definition of "Corporation Eligible Notes," this Corporation may, upon delivery of a notice to each Class A Holder no fewer than ten Business Days prior to such 90th day, in lieu of redeeming the Class A Preference Stock for cash, issue to each Class A Holder a Corporation Eligible Note in an amount equal to the aggregate Liquidation Preference attributable to the shares of Class A Preference Stock held by such Class A Holder maturing at the earlier of (A) three years from the date of issuance, and (B) five years from the Initial Issuance Date, and (ii) this Corporation shall not be permitted to elect the option to redeem set forth in the first proviso unless a majority of the Continuing Directors shall have first approved, at a meeting at which at least seven Continuing Directors are present, such redemption, unless a Fair Price Condition has been satisfied. Any such conversion of Class A Stock pursuant to this clause (f) shall not be considered to be an acquisition of Common Stock for purposes of Section 7(i) of the Class A Provisions.

             (g) Unequal Ownership. (i) If the ratio (the "Ownership Ratio") of the Percentage Ownership Interest of either FT or DT to the Percentage Ownership Interest of the other exceeds the Applicable Ratio for 60 con-secutive days following a notice of such event delivered by this Corporation to each of FT and DT, each share of Class A Common Stock, if any, shall automatically convert (without the payment of any consideration) into one duly issued, fully paid and nonassessable share of Common Stock or the Fundamental Rights shall terminate as to all outstanding shares of Class A Preference Stock, as the case may be, provided that any such conversion shall not be considered to be an acquisition of Common Stock for purposes of Sec-tion 7(i) of the Class A Provisions.

             (ii)  For purposes of calculating the Ownership
          Ratio, FT and DT shall be deemed to own shares of Class
          A Stock owned by a Qualified Subsidiary as follows:

                  (x)  if only one of FT or DT owns, directly
               or indirectly, Votes in such Qualified Subsidiary, FT or DT, as the case may be, shall be deemed to own all of the shares of Class A Stock owned by such Qualified Subsidiary; and

                  (y)  if both FT and DT own, directly or
               indirectly, Votes in such Qualified Subsidiary, each of FT and DT shall be deemed to own its respective Applicable Percentage of the shares of Class A Stock owned by such Qualified Subsidiary. As used herein, the "Applicable Percentage" shall mean the percentage of the equity interests of such Qualified Subsidiary owned, directly or indirectly, by FT or DT, as the case may be.

             (h) Unauthorized Transfers. Unless approved by this Corporation, upon any Transfer of shares of Class A Stock (other than a Transfer to a Qualified Subsidiary, a Qualified Stock Purchaser or to FT or DT, in each case which Transfer is effected in accordance with the provisions of Article II of the Stockholders' Agreement), (i) in the case of a Transfer of Class A Common Stock, each share of Class A Common Stock so Transferred shall automatically convert (without the payment of any consideration) into one duly issued, fully paid and nonassessable share of Common Stock as of the date of such Transfer and (ii) in the case of a Transfer of Class A Preference Stock, (x) if at the date of Transfer the Conversion Price has been Fixed, each share of Class A Preference Stock so Transferred shall automatically convert (without the payment of any consideration) into that number of duly issued, fully paid and nonassessable shares of Common Stock equal to the number of related Class A Conversion Shares, or (y) if at the date of Transfer the Conversion Price has not been Fixed, each share of Class A Preference Stock so Transferred shall automatically convert at the Target Price (without the payment of any consideration) into that number of duly issued, fully paid and nonassessable shares of Common Stock equal to the number of related Class A Conversion Shares, provided that no conversion of Class A Stock pursuant to this
          Section 7(h) shall be considered to be an acquisition of Common Stock for purposes of Section 7(i) of the Class A Provisions.

             (i)  Conversion of Common Stock into Class A
          Stock. Unless the Fundamental Rights shall have been previously terminated as to all outstanding shares of Class A Preference Stock, (i) following the Class A Common Issuance Date and until the conversion of all of the shares of Class A Common Stock pursuant to this
          Section 7, each share of Common Stock acquired by a Class A Holder shall automatically convert (without the payment of any consideration) into one duly issued, fully paid and nonassessable share of Class A Common Stock at the date of such acquisition; and (ii) following the date of the Supplemental Preference Stock Closing and prior to the Class A Common Issuance Date, each share of Common Stock acquired by a Class A Holder shall automatically convert (without payment of any consideration) into that number of duly issued, fully paid and nonassessable shares of Class A Preference Stock at the date of such purchase equal to the quotient of (A) the number of shares of Class A Preference Stock outstanding immediately prior to such acquisition, divided by (B) the number of Class A Conversion Shares associated with such outstanding shares of Class A Preference Stock.

             (j)  Notice of Conversion; Exchange of Stock
          Certificates; Effect of Conversion of all Class A Stock, etc. (i) Immediately upon the conversion of shares of Class A Stock into shares of Common Stock, or shares of Common Stock into shares of Class A Stock, as the case may be and in each case pursuant to this
          Section 7 (the shares of Class A Stock or shares of Common Stock so converted hereinafter referred to as the "Converted Shares"), the rights of the holders of such Converted Shares, as such, shall cease and the holders thereof shall be treated for all purposes as having become the record owners of the shares of Class A Stock or Common Stock, as the case may be, issuable upon such conversion (the "New Shares"), provided that such Persons shall be entitled to receive when paid any dividends declared on the Converted Shares as of a record date preceding the time the Converted Shares were converted (the "Conversion Time") and unpaid as of the Conversion Time. If the stock transfer books of this Corporation shall be closed at the Conversion Time, such Person or Persons shall be deemed to have become such holder or holders of record of the New Shares at the opening of business on the next succeeding day on which such stock transfer books are open.

            (ii) As promptly as practicable after the Conver-sion Time, upon the delivery to this Corporation of the certificates formerly representing Converted Shares, this Corporation shall deliver or cause to be deliv-ered, to or upon the written order of the record holder of such certificates, a certificate or certificates representing the number of duly issued, fully paid and nonassessable New Shares into which the Converted Shares formerly represented by such certificates have been converted in accordance with the provisions of this Section 7.

           (iii) This Corporation shall pay all United States federal, state or local documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of New Shares upon the conversion of Con-verted Shares pursuant to this Section 7, provided that this Corporation shall not be required to pay any tax which may be payable in respect of any registration of Transfer involved in the issue or delivery of New Shares in a name other than that of the registered holder of shares converted or to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to this Corporation the amount of any such tax or has estab-lished, to the satisfaction of this Corporation, that such tax has been paid.

            (iv) This Corporation shall at all times reserve and keep available, out of the aggregate of its authorized but unissued Class A Common Stock, Class A Preference Stock and Common Stock and its issued Common Stock held in its treasury, for the purpose of effecting the conversion of the Common Stock, Class A Preference Stock and Class A Common Stock contemplated hereby, the full number of shares of Common Stock then deliverable upon the conversion of all outstanding shares of Class A Stock, and the full number of shares of Class A Stock that would be deliverable upon conversion of all of the shares of Common Stock and Class A Preference Stock the Class A Holders are permitted to acquire hereunder and under the Investment Agreement, the Stockholders' Agreement and the Standstill Agreement.

             (v)  Following conversion of all outstanding
          shares of Class A Common Stock into shares of Common Stock pursuant to this Section 7 of the Class A Provi-sions, this Corporation shall not, directly or indi-rectly, issue, or sell from the treasury, any shares of Class A Common Stock. Following conversion of all outstanding shares of Class A Preference Stock into shares of Class A Common Stock (or Common Stock, as the case may be) this Corporation shall not, directly or indirectly, issue, or sell from the treasury, any shares of Class A Preference Stock.

             (k)  Class A Stock Held by Qualified Stock
          Purchasers. (i) If any Qualified Stock Purchaser shall become a Major Competitor of this Corporation or of the Joint Venture, on the date the writing referred to in the definition of Major Competitor in Section 12 of these Class A Provisions is delivered to each Class A Holder, each share of Class A Common Stock owned by such Qualified Stock Purchaser shall automat-ically convert (without the payment of any consider-ation) into one duly issued, fully paid and nonassess-able share of Common Stock, or if shares of Class A Preference Stock are outstanding, the Fundamental Rights shall terminate as to the particular shares of Class A Preference Stock owned by such Qualified Stock Purchaser.

            (ii)  Each outstanding share of Class A Common
          Stock owned by a Qualified Stock Purchaser shall auto-matically convert (without the payment of any consid-eration) into one duly issued, fully paid and non-assessable share of Common Stock, or if shares of Class A Preference Stock are outstanding, the Fundamental Rights shall terminate as to the particular shares of Class A Preference Stock owned by such Qualified Stock Purchaser, in each case if:

                  (v)  such Qualified Stock Purchaser breaches
               in any material respect its obligations under
               Section 2.4 of the Stockholders' Agreement;

                  (w)  such Qualified Stock Purchaser breaches
               in any material respect its obligations under
               Article II (other than Section 2.4) of the Stock-holders' Agreement;

                  (x)  such Qualified Stock Purchaser breaches
               any of the provisions of Article 2 of the Quali-fied Stock Purchaser Standstill Agreement;

                  (y)  such Qualified Stock Purchaser breaches
               any of the provisions of Section 3.1 or 3.2 of the Qualified Stock Purchaser Standstill Agreement in a Control Context, or such Qualified Stock Purchaser otherwise breaches Sections 3.1(a)(ii),
               (iii) or (iv) or Section 3.1(g) of the Qualified Stock Purchaser Standstill Agreement; or

                  (z)  such Qualified Stock Purchaser breaches
               any of the provisions of Sections 3.1 (except
               Section 3.1(a)(ii), (iii) or (iv), or Sec-tion 3.1(g)) or 3.2 of the Qualified Stock Pur-chaser Standstill Agreement, in each case other than in a Control Context;

          provided, that such Qualified Stock Purchaser shall deliver a notice

                       (I)  except with respect to a breach of
                    the type described in clause (y) above, in accordance with clauses (iii)(x) or (iv)(x) below, in which case no conversion of the Class A Common Stock owned by such Qualified Stock Purchaser shall take place and the Fundamental Rights shall not terminate as to the particular shares of Class A Preference Stock owned by such Qualified Stock Purchaser unless such breach fails to be cured within the time provided for cure in such clause
                    (iii) or (iv), as the case may be;

                      (II)  in accordance with clauses
                    (iii)(y), (iv)(y) or (v) below, in which case no conversion of the Class A Common Stock owned by such Qualified Stock Purchaser shall take place and the Fundamental Rights shall not terminate as to the particular shares of Class A Preference Stock owned by such Qualified Stock Purchaser until there is issued a final nonappealable decision or order of a court of competent jurisdiction finding that such breach has occurred and, if applicable, was not cured within the time provided for cure in clauses (iii) or (iv) below, as the case may be; or

                     (III)  admitting that such a breach has
                    occurred, and (if applicable) cannot be cured within the time periods provided for cure in clauses (iii) or (iv) below, in which case each outstanding share of Class A Common Stock owned by such Qualified Stock Purchaser shall automatically convert (without the payment of any consideration) into one duly issued, fully paid and nonassessable share of Common Stock upon delivery of such notice, or if shares of Class A Preference Stock are outstanding, the Fundamental Rights shall terminate as to the particular shares of Class A Preference Stock owned by such Qualified Stock Purchaser; and

          provided, further, that if such Qualified Stock Pur-chaser fails to perform the actions described in clauses (I) or (II) above within the time periods provided for performing such actions in clauses (iii),
          (iv) or (v) below, it shall be deemed to have taken the action described in clause (III) above.

             (iii)  For any alleged breach of the type
          described in clauses (w), (x) or (z) of clause (ii) above, such Qualified Stock Purchaser shall have the right, within five Business Days after the date (for purposes of this clause (iii), the "Breach Notice Date") that notice of such breach is delivered to such Qualified Stock Purchaser by this Corporation, to deliver to this Corporation a notice either:

                  (x)  committing to effect a cure as soon as
               practical, in which case such Qualified Stock Purchaser shall effect such cure as soon as practical, but in no event later than the 20th Business Day from the Breach Notice Date (or, with respect to an alleged breach of clauses (w) or
               (x), if such cure cannot be effected within such time period due to the anti-fraud rules of the U.S. securities laws, such longer period as is reasonably necessary to cure such breach in a manner consistent with such rules), provided that

                       (I)  such Qualified Stock Purchaser
                    shall have no right to cure unless such
                    breach is susceptible to cure;

                      (II)  such cure period shall continue
                    only for so long as such Qualified Stock
                    Purchaser shall be undertaking to effect such a cure in a diligent manner;

                     (III)  with respect to an alleged breach
                    of clause (ii)(x) above, this Corporation shall have the right at any time after the end of such 20-day period to purchase such number of shares of Class A Stock as is necessary to return such Qualified Stock Purchaser to the ownership level permitted by the Qualified Stock Purchaser Standstill Agreement, at a price equal to the lower of
                    (A) the Market Price for such Shares at the time of such redemption and (B) the price paid by such Qualified Stock Purchaser for such Shares, provided that this Corporation may only exercise such right if a majority of the Continuing Directors shall have first approved, at a meeting at which at least seven Continuing Directors are present, such a purchase of Shares, unless a Fair Price Condition has been satisfied; and

                      (IV)  withdrawal of the action alleged to
                    have caused such breach shall not, in and of itself, give rise to a presumption that such breach has been cured; or

                  (y)  disputing that such a breach has
               occurred, provided that during such time as the most recent decision or order of a court of compe-tent jurisdiction is to the effect that such breach has occurred and was not cured within the time provided for cure in clause (x) of this clause (iii), the rights provided to such Quali-fied Stock Purchaser under Sections 4 (except 4(a)(iii) and 4(c)), 5, 6, 7 and 8 of the Class A Provisions and the right of such Qualified Stock Purchaser to elect members of the Board of Direc-tors as a holder of the Class A Common Stock under ARTICLE FIFTH of these Articles of Incorporation shall be suspended and may not be exercised by such Qualified Stock Purchaser.

             (iv) For any alleged breach of the type described in clause (ii)(v) above, such Qualified Stock Purchaser shall have the right, within five Business Days after the date (for purposes of this clause (iv), the "Breach Notice Date") that notice of such breach is delivered to such Qualified Stock Purchaser by this Corporation, to deliver to this Corporation a notice either:

                  (x)  committing to effect a cure as soon as
               practical, in which case such Qualified Stock Purchaser shall effect such cure as soon as prac-tical, but in no event later than the 20th Busi-ness Day from the Breach Notice Date (or, if such cure cannot be effected within such time period due to the anti-fraud rules of the U.S. securities laws, such longer period as is reasonably neces-sary to cure such breach in a manner consistent with such rules), provided that

                       (I)  such Qualified Stock Purchaser
                    shall have no right to cure unless such
                    breach is susceptible to cure;

                      (II)  such cure period shall continue
                    only for so long as such Qualified Stock
                    Purchaser shall be undertaking to effect such a cure in a diligent manner; and

                     (III)  withdrawal of the action alleged to
                    have caused such breach shall not, in and of itself, give rise to a presumption that such breach has been cured; or

                  (y)  disputing that such a breach has
               occurred;

          provided that, in each case, from the Breach Notice Date until the earlier to occur of the cure of such breach and the issuance of a decision or order of a court of competent jurisdiction finding that such breach has not occurred or was cured within the time provided for cure in clause (x) of this clause (iv), the rights provided to such Qualified Stock Purchaser under Sections 4 (except 4(a)(iii) and 4(c)), 5, 6, 7 and 8 of the Class A Provisions and the right of such Qualified Stock Purchaser to elect members of the Board of Directors as a holder of the Class A Common Stock under ARTICLE FIFTH of these Articles of Incorporation shall be suspended and may not be exercised by such Qualified Stock Purchaser; and provided, further, that following such decision or order, such rights shall be suspended during such time as the most recent decision or order of a court of competent jurisdiction is to the effect that such breach has occurred and was not cured within the time provided for cure in clause (x) of this clause (iv).

             (v) For any alleged breach of the type described in clause (ii)(y) above, such Qualified Stock Purchaser shall have the right, within five Business Days after the date (for purposes of this clause (v), the "Breach Notice Date") that notice of such breach is delivered to such Qualified Stock Purchaser by this Corporation, to deliver to this Corporation a notice disputing that such a breach has occurred, provided that from the Breach Notice Date until the issuance of a decision or order of a court of competent jurisdiction finding that such breach has not occurred, the rights provided to such Qualified Stock Purchaser under Sections 4 (except 4(a)(iii) and 4(c)), 5, 6, 7 and 8 of the Class A Provisions and the right of such Qualified Stock Pur-chaser to elect members of the Board of Directors as a holder of the Class A Common Stock under ARTICLE FIFTH of these Articles of Incorporation shall be suspended and may not be exercised by such Qualified Stock Pur-chaser and provided, further, that following such decision or order, such rights shall be suspended during such time as the most recent decision or order of a court of competent jurisdiction is to the effect that such breach has occurred.

             (vi)  For purposes of this Section 7(k), an
          alleged breach shall be deemed to have occurred in a Control Context if the action or actions alleged to have given rise to such breach were taken in the con-text of efforts by such Qualified Stock Purchaser or any other Person having the purpose or effect of chang-ing or influencing the control of this Corporation.

            (vii) No conversion pursuant to this Section 7(k) shall be considered an acquisition for purposes of
          Section 7(i) of the Class A Provisions.

             (l)   Effect of Conversion or Termination of
          Fundamental Rights.  Following the earlier of
          (i) conversion of all of the shares of Class A Common Stock pursuant to this Section 7 and (ii) a termination of the Fundamental Rights as to all outstanding shares of Class A Preference Stock, each share of Class A Stock issued by this Corporation pursuant to the Investment Agreement, the Stockholders' Agreement or these Articles of Incorporation shall automatically convert (without the payment of any consideration) into one duly issued, fully paid and nonassessable share of Common Stock, provided that such conversion shall not be considered an acquisition of Common Stock for pur-poses of Section 7(i) of the Class A Provisions.

             (m) Exclusionary Tender Offer. If the Board of Directors shall determine not to oppose a tender offer by a Person other than FT, DT or any of their respec-tive Affiliates for Voting Securities of this Cor-poration representing not less than 35 percent of the Voting Power of this Corporation, and the terms of such tender offer do not permit the Class A Holders to sell an equal or greater percentage of their Shares as the other holders of Voting Securities of this Corporation are permitted to sell taking into account any pro-ration, all, but not less than all, of the Class A Holders shall have the right (but not the obligation) to deliver to this Corporation a written notice requesting (x) if Class A Common Stock is then out-standing, conversion of certain shares of Class A Common Stock designated by the Class A Holders into Common Stock, upon which delivery each share of Class A Common Stock so designated in such notice shall auto-matically convert (without the payment of any con-sideration) into one duly issued, fully paid and non-assessable share of Common Stock, and (y) if Class A Preference Stock is then outstanding, (A) if at the time of delivery of the notice the Conversion Price has been Fixed, conversion of certain shares of Class A Preference Stock designated by the Class A Holders into Common Stock, upon which delivery each share of Class A Preference Stock so designated shall convert (without the payment of any consideration) into that number of duly issued, fully paid and nonassessable shares of Common Stock equal to the number of related Class A Conversion Shares, or (B) if at the time of delivery of the notice the Conversion Price has not been Fixed, conversion at the Target Price of certain shares of Class A Preference Stock designated by the Class A Holders into Common Stock, upon which delivery each share of Class A Preference Stock so designated shall convert (without the payment of any consideration) at the Target Price into that number of duly issued, fully paid and nonassessable shares of Common Stock equal to the number of related Class A Conversion Shares, provided that (i) conversion pursuant to this clause
          (m) shall not be considered to be an acquisition of Common Stock for purposes of Section 7(i) of the Class A Provisions, (ii) unless the Class A Common Stock shall have otherwise been converted into Common Stock, or the Fundamental Rights shall have been terminated as to all outstanding shares of Class A Preference Stock, in each case pursuant to Section 7 of these Class A Provisions upon or prior to the consummation or aban-donment of the transaction contemplated by such tender offer, immediately following the consummation of such transaction or the delivery by this Corporation to each Class A Holder of a notice that such transaction has been abandoned, each share of Common Stock, if any, held by a Class A Holder shall automatically reconvert (without the payment of any consideration) into one duly issued, fully paid and nonassessable share of Class A Common Stock (if Class A Common Stock was outstanding immediately prior to delivery of the notice) or that number of duly issued, fully paid and nonassessable shares of Class A Preference Stock on the same basis as shares of Class A Preference initially converted into Common Stock (if Class A Preference Stock was outstanding immediately prior to delivery of the notice); and (iii) only those shares of Class A Common Stock or Class A Preference Stock, as the case may be, related to shares of Common Stock that were not so reconverted shall be deemed for any purpose under these Articles, the Stockholders' Agreement, the Investment Agreement, the Standstill Agreement, the Registration Rights Agreement, or any agreement or document related thereto to have been converted into Common Stock pursuant to this Section 7(m) of the Class A Provisions, and the Class A Common Stock or Class A Preference Stock so reconverted, as the case may be, shall be deemed to have been at all times outstanding shares of Class A Common Stock or Class A Preference Stock, as the case may be.

             (n)  Events under the Stockholders' Agreement.
          While shares of Class A Preference Stock are outstanding, but prior to the time the Conversion Price shall have been Fixed,

                  (i)  if the event described in Sec-
               tion 2.6(a)(iii) of the Stockholders' Agreement shall occur and not have been cured within the time period specified therein, the holders of a majority of the Class A Preference Stock may deliver a notice of election to this Corporation within 20 Business Days following the date that such cure period has lapsed (or such earlier date that this Corporation provides notice to each of FT and DT that it will not effect such cure) electing either that (x) upon delivery of such notice, the Transfer Restrictions cease to be of further force and effect, and each share of Class A Preference Stock Transferred thereafter (other than to a Qualified Subsidiary or Class A Holder) convert upon such Transfer at the Target Price (without the payment of consideration) into that number of duly issued, fully paid and nonassessable shares of Common Stock equal to the number of related Class A Conversion Shares, or
               (y) this Corporation redeem each share of Class A Preference Stock for cash at a per share price equal to its Liquidation Preference on the 90th day following the delivery of such notice, pro-vided that this Corporation, if it disputes that such a breach has occurred, shall not be obligated to so redeem the Class A Stock until the earlier of the date the parties agree that a breach described in Section 2.6(a)(iii) of the Stock-holders' Agreement has occurred and the date of a final, nonappealable judgment of a court of com-petent jurisdiction to the effect that such a breach has occurred (in which case the amount to be paid shall include interest at a rate equal to
               12.5 basis points over the Applicable LIBOR Rate, less any dividends paid or payable on the Class A Preference Stock with respect to such period, from the 90th day following the initial court judgment until the date of payment), provided, further, that if the Class A Holders elect the redemption option provided in the preceding clause (y), this Corporation may in lieu of such redemption, by notice delivered to the Class A Holders prior to
               (A) if this Corporation is contesting that such a breach has occurred, the expiration of the 90th day following the initial court judgment, or (B) if this Corporation is not so contesting, the 30th day following delivery of a notice of election by the Class A Holders hereunder, elect to cause the Transfer Restrictions to cease to be of further force and effect, and each share of Class A Preference Stock Transferred thereafter (other than to a Qualified Subsidiary or Class A Holder) to convert upon such Transfer at the Minimum Price at the date of such Transfer (without payment of any consideration) into that number of duly issued, fully paid and nonassessable shares of Common Stock equal to the number of related Class A Conversion Shares, provided that this Corporation shall be deemed to have made this election unless, prior to the expiration of the time periods set forth in the preceding clauses
               (A) and (B), as the case may be, a majority of the Continuing Directors shall have approved, at a meeting at which at least seven Continuing Directors are present, the redemption option set forth in clause (y) above, unless a Fair Price Condition has been satisfied.

             (ii)  if any of the events described in Sec-
          tion 2.6(a) of the Stockholders' Agreement (other than clause (iii) or (iv) thereof) shall occur, the holders of a majority of the Class A Preference Stock may deliver a notice of election to this Corporation elect-ing that, upon delivery of such notice, the Transfer Restrictions cease to be of further force and effect, and each share of Class A Preference Stock Transferred thereafter (other than to a Qualified Subsidiary or Class A Holder) convert upon such Transfer at the Target Price (without the payment of consideration) into that number of duly issued, fully paid and non-assessable shares of Common Stock equal to the number of related Class A Conversion Shares.

             (o)  Transfers if Not Redeemed.  Each Share of
          Class A Preference Stock Transferred pursuant to
          Section 2.6(c) of the Stockholders' Agreement shall automatically convert (without the payment of any consideration) at the Minimum Price on the date of such Transfer into that number of duly issued, fully paid and nonassessable Shares of Common Stock equal to the number of related Class A Conversion Shares, provided that such conversion shall not be considered an acquisition of Common Stock for purposes of Sec-tion 7(i) of the Class A Provisions.

             (p) Events under Rights Agreement. If there shall occur a Stock Acquisition Date (as defined in the Rights Agreement) or an event described in clause (ii) of Section 3(a) of the Rights Agreement (without regard to the ten business day period (or such longer period as the Board shall determine) described therein), in each case other than due to an action on the part of any Class A Holder, the holders of a majority of the outstanding shares of Class A Preference Stock may deliver a notice of election to this Corporation electing that, immediately prior to the Distribution Date (as defined in the Rights Agreement), each share of Class A Preference Stock shall convert at the Target Price (without the payment of any consideration) into that number of duly issued, fully paid and nonassessable shares of Class A Common Stock equal to the number of related Class A Conversion Shares.

             8. Change of Control Procedures. As long as shares of Class A Stock are outstanding, but subject to Sections 7(a), (b), (f) and (k) of the Class A Pro-visions, if this Corporation, directly or indirectly,
          (a) determines to sell all or substantially all of the assets of this Corporation, (b) determines not to oppose a third-party tender, exchange or other purchase offer for Voting Securities with a number of Votes in excess of 35 percent of the Voting Power of this Cor-poration, (c) determines to effect a merger or other business combination involving this Corporation that would result in a Person (other than any Class A Holder) holding Voting Securities of the resulting entity representing 35 percent or more of the Voting Power of such entity or (d) otherwise determines to sell Control of this Corporation, this Corporation shall conduct such transaction in accordance with reasonable procedures to be determined by the Board of Directors, and permit FT and DT to participate in that process on a basis no less favorable than that granted any other participant.

             9.  No Dilution or Impairment.  (a)  After the
          Class A Common Issuance Date, no reclassification, sub-division or combination of the outstanding shares of Common Stock shall be effected directly or indirectly (including without limitation any reclassification, subdivision or combination effected pursuant to a consolidation, merger or liquidation) unless at the same time the Class A Common Stock is reclassified, subdivided, combined or consolidated so that the holders of the Class A Common Stock (i) are entitled, in the aggregate, to a number of Votes representing the same percentage of the Voting Power of this Corporation relative to the Common Stock as were represented by the shares of Class A Common Stock outstanding immediately prior to such reclassification, subdivision or combi-nation and (ii) maintain all of the rights associated with the Class A Common Stock set forth in these Articles of Incorporation, including without limitation the right to receive dividends and other distributions (including liquidating and other distributions) that are equivalent to those payable per share in respect of shares of Common Stock, subject to the limitations, re-strictions and conditions on such rights contained herein.

             (b) Without limiting the generality of the fore-going, in the case of any consolidation or merger of this Corporation with or into any other entity (other than a merger which does not result in any reclassi-fication, conversion, exchange or cancellation of the Common Stock) or any reclassification of the Common Stock into any other form of capital stock of this Corporation, whether in whole or in part, each Class A Holder shall, after such consolidation, merger or reclassification, have the right (but not the obliga-tion), by notice delivered to this Corporation or any successor thereto within 90 days after the consummation of such consolidation, merger or reclassification, to
          (i) in the case of Class A Common Stock, convert each share of Class A Common Stock held by it into the kind and amount of shares of stock and other securities and property which such Class A Holder would have been entitled to receive upon such consolidation, merger, or reclassification if such Class A Holder had converted its shares of Class A Common Stock into Common Stock immediately prior to such merger, consolidation or reclassification or (ii) in the case of Class A Preference Stock, receive preferred or preference stock of this Corporation or the ultimate parent entity of any successor thereto with rights no less favorable to the Class A Holders than those applicable to the Class A Preference Stock (including, without limitation, the right to receive dividends and liquidating and other distributions) set forth in these Articles of Incorporation, the Bylaws, the Investment Agreement, the Stockholders' Agreement and the Registration Rights Agreement. This Corporation shall not effect, directly or indirectly, any such reclassification, subdivision or combination of outstanding shares of Common Stock unless it delivers to the Class A Holders written notice of its intent to take such action at least ten Business Days before taking such action.

             (c)  The conversion ratio expressed in Sec-
          tion 3(c)(ii) of the portion of ARTICLE SIXTH entitled GENERAL PROVISIONS RELATING TO COMMON STOCK
          AND CLASS A STOCK and the Dividend Factor shall be adjusted to reflect any stock split, subdivision, stock dividend, or other reclassification, consolidation or a combination of this Corporation's Voting Securities or similar action or transaction undertaken after June 22, 1995, provided that no adjustment shall be made under this Section 9(c) in respect of the Cellular Spin-off or any Spin-off.

             10. Class Voting. Except as otherwise provided in Section 2(a) of ARTICLE FIFTH or in the Class A Provisions, the Class A Holders shall not have, nor be entitled to, a class vote with respect to any matter to be voted on by the stockholders of this Corporation.

             11. Amendment of Class A Provisions and ARTICLE FIFTH. The Class A Provisions and Section 2(a)(iii) of ARTICLE FIFTH of these Articles of Incorporation may be amended in any manner which would not materially alter or change the powers, preferences or rights of the holders of shares of the Common Stock or Preferred
          Stock so as to affect such powers, preferences or rights adversely, by the Board of Directors of this Corporation with the affirmative vote of only the holders of at least two-thirds of the outstanding shares of Class A Stock, voting together as a single class, and without the affirmative vote of the holders of shares of the Common Stock or the Preferred Stock. Upon the retirement of shares of Class A Stock, (i) such shares shall not resume the status of authorized and unissued shares of that class, (ii) such shares shall not be reissued, and (iii) upon the execution, acknowledgment and filing of a certificate in accor-dance with Kan. Stat. Ann. Section 17-6003 and Section 17-6603 (or any successor provisions) stating that the reissuance of such shares is prohibited, identifying the shares and reciting their retirement, then the filing of such certificate shall have the effect of amending these Articles of Incorporation so as to reduce accordingly the number of authorized shares of Class A Common Stock or Class A Preference Stock, as the case may be, or if such retired shares constitute all of the authorized shares of such class, then the filing of such cer-tificate shall have the effect of amending these Articles of Incorporation automatically so as to elimi-nate all references to such class of stock therefrom.

             12. Definitions. For purposes of ARTICLE FIFTH of these Articles of Incorporation, the provisions of ARTICLE SIXTH of these Articles of Incorporation enti-tled GENERAL PROVISIONS RELATING TO ALL STOCK,
          GENERAL PROVISIONS RELATING TO COMMON STOCK
          AND CLASS A STOCK, GENERAL PROVISIONS RELATING
          TO COMMON STOCK, and the Class A Provisions:

             "Acquisition" shall mean the acquisition by Cellular of assets (which may include the acquisition of the common equity interests in a Person) that con-stitute a business that, prior to such acquisition, has been operated as a company or a division or has other-wise been operated as a separate business.

             "Adjusted Aggregate Liquidation Preference" shall mean the difference between (a) the aggregate of the Liquidation Preference of the outstanding shares of Class A Preference Stock (including Section 7(i) Preference Shares whether or not converted pursuant to
          Section 3(c)(ii) of the Class A Provisions), minus (b) the Section 7(i) Aggregate Purchase Price.

             "Adjusted Cellular Price" shall mean, subject to adjustment as provided in the Class A Provisions, the Average Cellular Price multiplied by the Capitalization
          Ratio.

             "Affiliate" shall mean, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by, or is under common Control with, such Person, provided that (a) no JV Entity shall be deemed an Affiliate of any Class A Holder or this Corporation unless (i) FT, DT and Atlas own a majority of the Voting Power of such JV Entity and this Corporation does not have the Tie-Breaking Vote (as defined in Section 18.1 of the Joint Venture Agreement), or (ii) FT, DT or Atlas has the Tie-Breaking Vote; (b) FT, DT and this Corporation shall not be deemed Affiliates of each other; (c) Atlas shall be deemed an Affiliate of FT and DT; and (d) the term "Affiliate" shall not include any Governmental Authority of France or Germany or any other Person Controlled, directly or indirectly, by any such Governmental Authority except in each case for FT, DT, Atlas and any other Person directly, or indirectly through one or more intermediaries, Con-trolled by FT, DT or Atlas.

             "Alien" shall mean "aliens", "their representa-tives", "a foreign government or representatives there-of" or "any corporation organized under the laws of a foreign country" as such terms are used in Sec-tion 310(b)(4) of the Communications Act of 1934, as amended, or as hereafter may be amended, or any suc-cessor provision of law.

             "Applicable LIBOR Rate" shall mean the one-month London Interbank Offered Rate (the "Quoted Rate") listed in the "Money Rates Box" of The Wall Street Journal (New York Edition) (or any successor publication) on the day on which such interest is to begin to accrue, provided that if such day is a day on which the Quoted Rate is not listed in The Wall Street Journal (New York Edition) (or such successor publication) or The Wall Street Journal (New York Edition) (or such successor publication) is not published, the Applicable LIBOR Rate shall be the Quoted Rate on the most recent day prior to such date on which a Quoted Rate is listed in The Wall Street Journal (New York Edition) (or such successor publication).

             "Applicable Ratio" shall have the meaning set forth in Section 7.5(a) of the Stockholders' Agreement.

             "Associate" shall have the meaning ascribed to such term in Rule 12b-2 under the Exchange Act, pro-vided that when used to indicate a relationship with FT or DT or their respective Subsidiaries or Affiliates, the term "Associate" shall mean (a) in the case of FT, any Person occupying any of the positions listed on Schedule A to the Stockholders' Agreement and (b) in the case of DT, any Person occupying any of the posi-tions listed on Schedule B to the Stockholders' Agree-ment, provided, further, that, in each case, no Person occupying any such position described in clause (a) or
          (b) hereof shall be deemed an "Associate" of FT or DT, as the case may be, unless the Persons occupying all such positions described in clauses (a) and (b) hereof Beneficially Own, in the aggregate, more than 0.2% of the Voting Power of the Company.

             "Atlas" shall mean the company [formed] [to be formed] as a societe anonyme under the laws of Belgium pursuant to the Joint Venture Agreement, dated as of December 15, 1994, between FT and DT, as amended.

             "Average Cellular Price" shall mean, subject to adjustment as provided in the Class A Provisions, the average of the Closing Prices of a share of Cellular Common Stock for the 20 consecutive Trading Days on which such shares are traded "regular way" starting on the first such Trading Day after the Cellular Spin-off Date.

             "Average Price" shall mean, as to a security, the average of the Closing Prices of a security for the 20 consecutive Trading Days ending on the fifteenth Trading Day prior to the date of determination or ending on such other date specified herein.

             "Average Sprint Price" shall mean, subject to adjustment as provided in the Class A Provisions, the Average Price of a share of Common Stock at the date of determination specified herein. For purposes of this definition, if any portion of the relevant determination period occurs prior to the Cellular Spin-off and the Closing Price of Common Stock on any Trading Day during the determination period is quoted
          "ex" the distribution of Cellular Common Stock, the Closing Price of the Common Stock for such Trading Day will be adjusted by adding the product of the Closing Price of the Cellular Common Stock for such Trading Day multiplied by the Capitalization Ratio.

             "Beneficial Owner" (including, with its correla-tive meanings, "Beneficially Own" and "Beneficial
          Ownership"), with respect to any securities, shall mean any Person which:

                  (a) has, or any of whose Affiliates or Asso-ciates has, directly or indirectly, the right to acquire (whether such right is exercisable imme-diately or only after the passage of time) such securities pursuant to any agreement, arrangement or understanding (whether or not in writing), including, without limitation, pursuant to the Investment Agreement and the Stockholders' Agree-ment, or upon the exercise of conversion rights, exchange rights, warrants or options, or other-wise;

                 (b) has, or any of whose Affiliates or Asso-ciates has, directly or indirectly, the right to vote or dispose of (whether such right is exer-cisable immediately or only after the passage of time) or has "beneficial ownership" of (as deter-mined pursuant to Rule 13d-3 under the Exchange Act but including all such securities which a Person has the right to acquire beneficial owner-ship of whether or not such right is exercisable within the 60-day period specified therein) such securities, including pursuant to any agreement, arrangement or understanding (whether or not in writing); or

                (c) has, or any of whose Affiliates or Asso-ciates has, any agreement, arrangement or under-standing (whether or not in writing) for the pur-pose of acquiring, holding, voting or disposing of any securities which are Beneficially Owned, directly or indirectly, by any other Person (or any Affiliate thereof), provided that Class A Stock and Common Stock held by one of FT or DT or its Affiliates shall not also be deemed to be Beneficially Owned by the other of FT or DT or its Affiliates.

             "Board of Directors" shall mean the board of directors of this Corporation.

             "Business Day" shall mean any day other than a day on which commercial banks in The City of New York, Paris, France, or Frankfurt am Main, Germany, are required or authorized by law to be closed.

             "Buyers" shall have the meaning set forth in the Investment Agreement.

             "Bylaws" shall mean the Bylaws of this Corporation as amended or supplemented from time to time.

             "Capitalization Ratio" shall mean the quotient of the number of shares of Cellular Common Stock out-standing immediately following the Cellular Spin-off, divided by the number of shares of Common Stock immediately following the Cellular Spin-off.

             "Cellular" shall mean (a) until immediately prior to the Cellular Spin-off Date, the Cellular and Wireless Division, (b) immediately prior to the Cellular Spin-off Date, the direct or indirect wholly owned subsidiary of this Corporation owning the assets of the Cellular and Wireless Division, the shares of which subsidiary are to be distributed to this Corporation's stockholders in connection with the Cellular Spin-off, and (c) on and after the Cellular Spin-off Date, such company, provided that the term "Cellular" shall not include any assets retained by this Corporation after the Cellular Spin-off Date.

             "Cellular and Wireless Division" shall mean the Cellular and Wireless Communications Services Division of this Corporation.

             "Cellular Common Stock" shall mean the shares of common stock of Cellular.

             "Cellular Spin-off" shall mean the distribution by this Corporation on a pro rata basis to the holders of the Common Stock of shares of Cellular Common Stock representing all of the common equity of Cellular.

             "Cellular Spin-off Date" shall mean the date on which shares of Cellular Common Stock are distributed to the holders of Common Stock.

             "Cellular Spin-off Reduction Factor" shall mean, subject to adjustment as provided in the Class A Provisions, (a) $5.25, if the Adjusted Cellular Price is not less than $3.25 or more than $7.25, or (b) if the Adjusted Cellular Price is more than $7.25 but not more than $8.25, $5.25 plus 50% of the difference between the Adjusted Cellular Price and $7.25, or
          (c) if the Adjusted Cellular Price is more than $8.25, $5.75 plus the difference between the Adjusted Cellular Price and $8.25, or (d) if the Adjusted Cellular Price is less than $3.25 but not less than $2.25, $5.25 minus 50% of the difference between $3.25 and the Adjusted Cellular Price or (e) if the Adjusted Cellular Price is below $2.25, $4.75 minus the difference between $2.25 and the Adjusted Cellular Price. Notwithstanding the foregoing, (i) if the Net Cellular Indebtedness immediately after the Cellular Spin-off exceeds $2.955, each dollar amount set forth in the first sentence of this definition (other than the Adjusted Cellular Price) shall be reduced dollar-for-dollar by such excess; (ii) if $2.955 exceeds the Net Cellular Indebtedness, each such dollar amount shall be increased dollar-for-dollar by such excess; and (iii) if Cellular has effected any Acquisition and/or Disposition after June 22, 1995 and prior to the Cellular Spin-off Date, such dollar amounts shall be increased by the Net Cellular Acquisition Amount, if positive, and decreased by the absolute value of the Net Cellular Acquisition Amount, if negative.

             "Change of Control" shall mean a:

                  (a)  decision by the Board of Directors to
               sell Control of this Corporation or not to oppose a third party tender offer for Voting Securities of this Corporation representing more than 35% of the Voting Power of this Corporation; or

                  (b)  change in the identity of a majority of
               the Directors due to (i) a proxy contest (or the threat to engage in a proxy contest) or the elec-tion of Directors by the holders of Preferred Stock; or (ii) any unsolicited tender, exchange or other purchase offer which has not been approved by a majority of the Independent Directors, provided that a Strategic Merger shall not be deemed to be a Change of Control and provided, further, that any transaction between this Corporation and FT and DT or otherwise involving FT and DT and any of their direct or indirect Subsidiaries which are party to a Contract therefor shall not be deemed to be a Change of Control.

             "Class A Action" shall mean action by the holders of a majority of the shares of Class A Stock taken by a vote at either a regular or special meeting of the stockholders of this Corporation or of the holders of the Class A Stock or by written consent delivered to the Secretary of this Corporation.

             "Class A Common Issuance Date" shall mean the date this Corporation first issues shares of Class A Common
          Stock.

             "Class A Common Stock" shall have the meaning set forth in ARTICLE SIXTH of these Articles of Incorpora-tion.

             "Class A Conversion Shares" shall mean, the shares of Class A Common Stock or Common Stock into which the then outstanding shares of Class A Preference Stock (or, as the case may be, a specified number of shares of Class A Preference Stock) would, at the time of determination, be convertible at the then applicable Conversion Price if the conditions to establishment of the Conversion Date had been met.

             "Class A Director" shall mean any Director elected by the Class A Holders pursuant to Section 2(a) of ARTICLE FIFTH of these Articles of Incorporation, appointed by Class A Directors pursuant to Section 4(b) of ARTICLE FIFTH of these Articles of Incorporation, or elected by the Class A Holders pursuant to Section 3(d) of the Class A Provisions.

             "Class A Holders" shall mean (a) the holders of the Class A Stock or the Class A Preference Stock, as the case may be, and (b) any Qualified Stock Purchaser who has executed with this Corporation a Qualified Stock Purchaser Assumption Agreement (as such term is defined in the Stockholders' Agreement), for so long as such Person holds Class A Preference Stock or Class A Common Stock.

             "Class A Preference Stock" shall have the meaning set forth in ARTICLE SIXTH of these Articles of Incor-poration.

             "Class A Provisions" shall mean the portion of ARTICLE SIXTH of these Articles of Incorporation entitled GENERAL PROVISIONS RELATING TO CLASS A STOCK.

             "Class A Stock" shall mean the Class A Common
          Stock or, if shares of Class A Preference Stock are outstanding, the Class A Preference Stock.

             "Closing Price" shall mean, with respect to a security on any day, the last sale price, regular way, or in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on The New York Stock Exchange, Inc. or, if such security is not listed or admitted to trading on such exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the security is listed or admitted to trading or, if the security is not listed or admitted to trading on any national securities exchange, the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use, or, if on any such date such security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the security selected in good faith by the Board of Directors. If the security is not publicly held or so listed or publicly traded, "Closing Price" shall mean the Fair Market Value of such security.

             "Committed Percentage" shall mean, as to any Class
          A Holder, the percentage obtained by dividing the aggregate number of Votes represented or to be repre-sented by the Voting Securities of this Corporation
          (a) owned of record by such Class A Holder or by its nominees; and (b) which such Class A Holder has com-mitted to this Corporation to purchase pursuant to Articles V and VI and Sections 7.3 and 7.8 of the Stockholders Agreement and Article II of the Investment Agreement, by the sum of (i) the Voting Power of this Corporation, plus (ii) the Votes to be represented by any Voting Securities of this Corporation such Class A Holder has committed to this Corporation to purchase from this Corporation pursuant to Articles V and VI and
          Section 7.3 of the Stockholders' Agreement and Article II of the Investment Agreement.

             "Continuing Director" shall have the meaning set forth in the Fair Price Provisions.

             "Contract" shall mean any loan or credit agree-ment, note, bond, indenture, mortgage, deed of trust, lease, franchise, contract, or other agreement, obli-gation, instrument or binding commitment of any nature.

             "Control" shall mean, with respect to a Person or Group, any of the following:

                  (a)  ownership by such Person or Group of
               Votes entitling it to exercise in the aggregate more than 35 percent of the Voting Power of the entity in question; or

                  (b)  possession by such Person or Group of
               the power, directly or indirectly, (i) to elect a majority of the board of directors (or equivalent governing body) of the entity in question; or
               (ii) to direct or cause the direction of the man-agement and policies of or with respect to the entity in question, whether through ownership of securities, by contract or otherwise.

             "Conversion Date" shall have the meaning set forth in Section 3(a)(i) of the Class A Provisions.

             "Conversion Price" shall have the meaning set forth in Section 3(b) of the Class A Provisions.

             "Core Businesses" shall mean all businesses in the fields of telecommunications and information technology and applications, and equipment, software applications and consumer and business services related thereto or making use of the technology thereof, including value-added consumer and business services generated through or as a result of underlying telecommunications ser-vices using all technology (voice, data and image) and physical transport, network intelligence, and software applications, and cable television (but not including any programming or content-related activities with respect thereto).

             "Corporation Eligible Notes" shall mean notes of this Corporation, substantially in the form of "Company Eligible Notes" as provided in the Stockholders' Agree-ment, made payable to a Class A Holder as provided in Sections 7(f) and 7(n) of the Class A Provisions, which, in the written opinion of an investment banking firm of recognized international standing addressed to the Class A Holder and reasonably satisfactory to such Class A Holder, would sell, at the date of their issuance, at a price equal to their principal amount (taking into account the likely manner and timing of resale by such Class A Holder), provided that no note of this Corporation shall be deemed to be a Corporation Eligible Note (a) if it is to be issued at a time when this Corporation's debt instruments comparable to the notes proposed to be a Corporation Eligible Note (or such note itself) do not possess at least two of the three following ratings: Baa3 or better (or a compa-rable rating if the rating system is changed) by Moody's Investors Service, Inc.; BBB- or better (or a comparable rating if the rating system is changed) by Standard and Poor's Corporation; and BBB- or better (or a comparable rating if the rating system is changed) by Duff & Phelps Credit Rating Co., and (b) unless nationally-recognized counsel shall have delivered an opinion in form and substance reasonably satisfactory to each payee that such notes are enforceable obliga-tions of this Corporation in accordance with the terms thereof.

             "Corporation Joint Venture Termination" shall mean any of the following:

                  (a)  the sale of Venture Interests by a
               Sprint Party pursuant to Section 20.5(a) of the Joint Venture Agreement; or

                  (b)  the receipt by the FT/DT Parties of the
               Tie-Breaking Vote due to a Funding Default,
               Material Non-Funding Default or Bankruptcy (as such terms are defined in the Joint Venture Agreement) on the part of any of the Sprint Par-ties.

             "Director" shall mean a member of the Board of Directors.

             "Disposition" means the disposition by Cellular of assets (which may include the disposition of common equity interests in a Person) that constitute a business that, prior to such disposition, has been operated as a company or a division or has otherwise been operated as a separate business.

             "Dividend Factor" shall mean 43,118,018, as adjusted as provided in Section 9(c) of the Class A
          Provisions.

             "DT" shall mean Deutsche Telekom AG, an
          Aktiengesellschaft formed under the laws of Germany.

             "ESMR" shall mean any commercial mobile radio service, and the resale of such service, of the type authorized under the rules for Specialized Mobile Radio Services designated under Subpart S of Part 90 of the FCC's rules or similar Applicable Laws of any other country in effect on the date hereof, including the networking, marketing, distribution, sales, customer interface and operations functions relating thereto.

             "Europe" shall mean the current geographic area covered by the following countries and territories located on the European continent, plus, in the case of France, its territories and possessions located outside the European continent: Albania, Andorra, Austria, Belgium, Bosnia-Hercegovina, Bulgaria, Croatia, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Gibraltar, Greece, Hungary, Iceland, Ireland, Italy, Latvia, Liechtenstein, Lithuania, Luxembourg, Macedonia, Malta, Monaco, Montenegro, Netherlands, Norway, Poland, Portugal, Romania, San Marino, Serbia, Slovakia, Slovenia, Spain, Sweden, Switzerland, Turkey, Ukraine, United Kingdom, and Vatican City.

             "Exchange Act" shall mean the Securities Exchange
          Act of 1934, as amended, and the rules and regulations of the United States Securities and Exchange Commission promulgated thereunder.

             "Exempt Asset Divestitures" shall mean, with respect to this Corporation and its Subsidiaries:

                  (a)  Transfers of assets, shares or other
               equity interests (other than Long Distance Assets) to joint ventures approved by FT and DT prior to the Initial Issuance Date;

                  (b)  Transfers of assets, shares or other
               equity interests (other than Long Distance Assets) to (i) any entity in exchange for equity interests in such entity if, after such transaction, this Corporation owns at least 51 percent of both the Voting Power and equity interests in such entity or (ii) any joint venture that is an operating joint venture not controlled by any of its prin-cipals and in which (x) this Corporation has the right, acting alone, to disapprove (and thereby prohibit) decisions relating to acquisitions and divestitures involving more than 20 percent of the Fair Market Value of such entity's assets, mergers, consolidations and dissolution or liqui-dation of such entity and the adoption of such entity's business plan, and (y) Major Competitors of the Joint Venture do not in the aggregate own more than 20% of the equity interests or Voting Power; or

                  (c)  transactions in which this Corporation
               exchanges one or more (i) local exchange telephone businesses for one or more such businesses or
               (ii) public cellular or wireless radio tele-communications service systems for one or more such systems, provided that this Corporation shall not, directly or indirectly, receive cash in any such transaction in an amount greater than 20 percent of the Fair Market Value of the property or properties Transferred by it;

                  (d)  Transfers of assets, shares or other
               equity interests (other than Long Distance Assets) by this Corporation to any of its Subsidiaries, or by any of its Subsidiaries to this Corporation or any other Subsidiary of this Corporation;

                  (e)  (i) any Spin-off of equity interests of
               a wholly-owned Subsidiary that is not a Subsidiary which, directly or indirectly, owns Long Distance Assets (for purposes of this definition, the "Spun-off Entity"), provided that, in the case of a Spin-off which is consummated following the Initial Issuance Date, the Class A Holders receive securities in the Spun-off Entity of a separate class with rights no less favorable to the Class A Holders than those applicable to the Class A Stock set forth in these Articles of Incorporation and the Bylaws, or (ii) the Cellular Spin-off, unless a Notice of Abandonment has been delivered;

                  (f)  Transfers of assets (other than Long
               Distance Assets) of this Corporation or any of its Subsidiaries that are primarily or exclusively used in connection with providing information technology or data processing functions or ser-vices (collectively, for purposes of this defi-nition, the "IT Assets") to any Person that regu-larly provides information technology or data processing functions or services on a commercial basis, in connection with a contractual arrange-ment (for purposes of this definition, an "IT Service Contract") pursuant to which such Person undertakes to provide information technology or data processing functions or services to this Corporation or any of its Subsidiaries of substan-tially the same nature as the services associated with the use of such assets prior to such Transfer and upon commercially reasonable terms to this Corporation as determined in good faith by this Corporation, provided that (i) the term of such IT Service Contract shall be for a period at least as long as the weighted average useful life of such assets, or this Corporation or such Subsidiary shall have the right to cause such IT Service Contract to be renewed or extended for a period at least as long as such weighted average useful life upon commercially reasonable terms to this Corporation as determined in good faith by this Corporation, and (ii) the Transfer of such assets will not materially and adversely affect the operation of this Corporation; or

                  (g)  Transfers of assets (other than Long
               Distance Assets or IT Assets) of this Corporation or any of its Subsidiaries to any Person in con-nection with any contractual arrangement (for purposes of this definition, a "Non-IT Service Contract") pursuant to which such Person under-takes to provide services to this Corporation or any of its Subsidiaries of substantially the same nature as the services associated with the use of such assets prior to such Transfer and upon commercially reasonable terms to this Corporation as determined in good faith by this Corporation, provided, that (i) the Fair Market Value of such assets, together with the Fair Market Value of assets of this Corporation Transferred to such Person or other Persons in related transactions, do not represent more than five percent of the Fair Market Value of the assets of this Corpora-tion, (ii) the Transfer of such assets will not materially and adversely affect the operation of this Corporation, and (iii) the term of such Non-IT Service Contract shall be for a period at least as long as the weighted average useful life of the assets so Transferred or this Corporation or such Subsidiary has the right to cause such Non-IT Ser-vice Contract to be renewed or extended for a period at least as long as such weighted average useful life upon commercially reasonable terms to this Corporation as determined in good faith by this Corporation.

             "Exempt Long Distance Asset Divestitures" shall mean, with respect to this Corporation and its Subsid-iaries:

                  (a)  Transfers of Long Distance Assets to a
               Qualified Joint Venture;

                  (b) Transfers of Long Distance Assets to any entity if this Corporation and its Subsidiaries after such transaction own at least 70 percent of both the Voting Power and equity interests of such entity, provided that if a Major Competitor of FT or DT or of the Joint Venture holds equity interests in such entity, such Major Competitor's equity interests and Votes in such entity as a percentage of the Voting Power of such entity shall not, directly or indirectly, exceed 20 per-cent;

                  (c)  Transfers of Long Distance Assets pur-
               suant to an underwritten, widely-distributed pub-lic offering at the conclusion of which this Corporation and its Subsidiaries shall own at least 51 percent of both the Voting Power and equity interests in the entity that owns such Long Distance Assets;

                  (d)  Transfers in the ordinary course of
               business of Long Distance Assets determined by this Corporation to be unnecessary for the orderly operation of this Corporation's business, and sale-leasebacks of Long Distance Assets and simi-lar financing transactions after which this Cor-poration and its Subsidiaries continue in posses-sion and control of the Long Distance Assets involved in such transaction;

                  (e)  Transfers of Long Distance Assets by
               this Corporation to any of its Subsidiaries, or by any of its Subsidiaries to this Corporation or any other Subsidiary of this Corporation;

                  (f)  Transfers of Long Distance Assets to FT
               or DT or any assignee thereof pursuant to the Stockholders' Agreement;

                  (g)  any Spin-off of equity interests of a
               wholly-owned Subsidiary which, directly or indi-rectly, owns Long Distance Assets (for purposes of this definition, the "Spun-off Entity"), provided that the Class A Holders receive securities in the Spun-off Entity of a separate class with rights no less favorable to the Class A Holders than those applicable to the Class A Stock set forth in these Articles of Incorporation and the Bylaws;

                  (h)  Transfers of Long Distance Assets of
               this Corporation or any of its Subsidiaries that are primarily or exclusively used in connection with providing information technology or data processing functions or services (collectively, for purposes of this definition, the "IT Assets") to any Person that regularly provides information technology or data processing functions or ser-vices on a commercial basis, in connection with a contractual arrangement (for purposes of this definition, an "IT Service Contract") pursuant to which such Person undertakes to provide informa-tion technology or data processing functions or services to this Corporation or any of its Sub-sidiaries of substantially the same nature as the services associated with the use of such Long Distance Assets prior to such Transfer and upon commercially reasonable terms to this Corporation as determined in good faith by this Corporation, provided that (i) the term of such IT Service Contract shall be for a period at least as long as the weighted average useful life of such Long Distance Assets, or this Corporation or such Subsidiary shall have the right to cause such IT Service Contract to be renewed or extended for a period at least as long as such weighted average useful life upon commercially reasonable terms to this Corporation as determined in good faith by this Corporation, and (ii) the Transfer of such Long Distance Assets will not materially and adversely affect the operation of the Long Dis-tance Business. Any such IT Service Contract involving Transfers of Long Distance Assets, including any renewal or extension thereof, shall be deemed to be a Long Distance Asset; or

                  (i) Transfers of Long Distance Assets (other than IT Assets) of this Corporation or any of its Subsidiaries to any Person in connection with any contractual arrangement (for purposes of this definition, a "Non-IT Service Contract") pursuant to which such Person undertakes to provide ser-vices to this Corporation or any of its Sub-sidiaries of substantially the same nature as the services associated with the use of such Long Distance Assets prior to such Transfer and upon commercially reasonable terms to this Corporation as determined in good faith by this Corporation, provided, that (i) the Fair Market Value of such Long Distance Assets, together with the Fair
               Market Value of Long Distance Assets Transferred to such Person or other Persons in related transactions, do not represent more than three percent of the Fair Market Value of the Long Dis-tance Assets of this Corporation, (ii) the Trans-fer of such Long Distance Assets will not mate-rially and adversely affect the operation of the Long Distance Business, and (iii) the term of such Non-IT Service Contract shall be for a period at least as long as the weighted average useful life of the Long Distance Assets so Transferred or this Corporation or such Subsidiary has the right to cause such Service Contract to be renewed or extended for a period at least as long as such weighted average useful life upon commercially reasonable terms to this Corporation as determined in good faith by this Corporation. Any such Non-IT Service Contract involving Transfers of Long Distance Assets, including any renewal or exten-sion thereof, shall be deemed to be a Long Dis-tance Asset.

             "Extraordinary Dividend" shall mean, with respect to capital stock of this Corporation, a cash dividend or other cash distribution, other than (a) a regular periodic dividend payable in cash; or (b) a dividend payable in accordance with the terms of the Preferred Stock or the Class A Preference Stock.

             "Fair Market Value" shall mean, with respect to any asset, shares or other property, the cash price at which a willing seller would sell and a willing buyer would buy such asset, shares or other property in an arm's-length negotiated transaction without undue time restraints, as determined in good faith by a majority of the Independent Directors as certified in a resolu-tion delivered to all of the Class A Holders.

             "Fair Price Condition" shall have the meaning set forth in that section of ARTICLE SIXTH of these Articles of Incorporation entitled GENERAL PROVISIONS
          RELATING TO ALL STOCK.

             "Fair Price Provisions" shall mean ARTICLE SEVENTH of these Articles of Incorporation, and any successor provision thereto.

             "FCC" shall mean the Federal Communications Com-mission.

             "FCC Order" shall mean, with respect to any pro-posed Transfer of Long Distance Assets by this Cor-poration, either:

                  (a)  an effective written order or other
               final action from the FCC (either in the first instance or upon review or reconsideration) either declaring that FT and DT are not prohibited by
               Section 310 from owning such Long Distance Assets or stating that no such declaration is required, and as to which no Proceeding shall be pending or threatened that presents a substantial possibility of resulting in a reversal thereof; or

                  (b)  an effective written order from, or
               other final action taken by, the FCC pursuant to delegated authority (either in the first instance or upon review or reconsideration) either declar-ing that FT and DT are not prohibited by Section 310 from owning such Long Distance Assets, or stating that no such declaration is required, which order or final action shall no longer be subject to further administrative review, and as to which no Proceeding shall be pending or threat-ened that presents a substantial possibility of resulting in a reversal thereof;

          For purposes of clause (b) of this definition, an order from, or other final action taken by, the FCC pursuant to delegated authority shall be deemed no longer sub-ject to further administrative review:

             (x)  if no petition for reconsideration or appli-
                    cation for review by the FCC of such order or final action has been filed within thirty days after the date of public notice of such order or final action, as such 30-day period is computed and as such date is defined in Sections 1.104 and 1.4 (or any successor provisions), as applicable, of the FCC's rules, and the FCC has not initiated review of such order or final action on its own motion within forty days after the date of public notice of the order or final action, as such 40-day period is computed and such date is defined in Sections 1.117 and 1.4 (or any successor provisions) of the FCC's rules; or

             (y)  if any such petition for reconsideration or
                    application for review has been filed, or, if the FCC has initiated review of such order or final action on its own motion, the FCC has issued an effective written order or taken final action to the effect set forth in clause (a) above.

             "Fix" or "Fixed" shall mean, in relation to the Conversion Price, the initial establishment of the Conversion Price in accordance with Section 3(b) of the Class A Provisions.

             "Fixed Closing Date" means the date of the first closing to occur under the Investment Agreement after the date on which the Conversion Price is Fixed.

             "France" shall mean the Republic of France, including French Guiana, Guadeloupe, Martinique and
          Reunion, and its territories and possessions.

             "FT" shall mean France Telecom, an exploitant public formed under the laws of France.

             "FT/DT Joint Venture Termination" shall mean any of the following:

                  (a)  the sale of Venture Interests by an
               FT/DT Party pursuant to Section 20.5(b), 20.5(c) or 20.5(d) of the Joint Venture Agreement; or

                  (b) the receipt by the Sprint Parties of the Tie-Breaking Vote due to a Funding Default, Mate-rial Non-Funding Default or Bankruptcy (as such terms are defined in the Joint Venture Agreement) on the part of any of the FT/DT Parties.

             "FT/DT Party" shall have the meaning set forth in the Joint Venture Agreement.

             "Fundamental Rights" means the rights of holders of Class A Preference Stock to elect Directors and the rights of the holders of Class A Preference Stock pro-vided in Sections 4, 5, 6 and 8 of the Class A Pro-visions.

             "Germany" shall mean the Federal Republic of Germany.

             "Governmental Authority" shall mean any federa-tion, nation, state, sovereign, or government, any federal, supranational, regional, state or local political subdivision, any governmental or administra-tive body, instrumentality, department or agency or any court, tribunal, administrative hearing body, arbi-tration panel, commission or other similar dispute resolving panel or body, and any other entity exercis-ing executive, legislative, judicial, regulatory or administrative functions of a government, provided that the term "Governmental Authority" shall not include FT, DT, Atlas or any of their respective Subsidiaries.

             "Group" shall mean any group within the meaning of
          Section 13(d)(3) of the Exchange Act.

             "Independent Director" shall mean any member of the Board of Directors who (a) is not an officer or employee of this Corporation, or any Class A Holder, or any of their respective Subsidiaries, (b) is not a former officer of this Corporation, or any Class A Holder, or any of their respective Subsidiaries,
          (c) does not, in addition to such person's role as a Director, act on a regular basis, either individually or as a member or representative of an organization, serving as a professional adviser, legal counsel or consultant to this Corporation, or any Class A Holder, or their respective Subsidiaries, if, in the opinion of the Nominating Committee of the Board of Directors of this Corporation (the "Nominating Committee") or the Board of Directors if a Nominating Committee is not in existence, such relationship is material to this Cor-poration, any Class A Holder, or the organization so represented or such person, and (d) does not represent, and is not a member of the immediate family of, a person who would not satisfy the requirements of the preceding clauses (a), (b) and (c) of this sentence. A person who has been or is a partner, officer or director of an organization that has customary commercial, industrial, banking or underwriting rela-tionships with this Corporation, any Class A Holder, or any of their respective Subsidiaries, that are carried on in the ordinary course of business on an arms-length basis and who otherwise satisfies the requirements set forth in clauses (a), (b), (c) and (d) of the first sentence of this definition, may qualify as an Independent Director, unless, in the opinion of the Nominating Committee or the Board of Directors if a Nominating Committee is not in existence, such person is not independent of the management of this Cor-poration, or any Class A Holder, or any of their respective Subsidiaries, or the relationship would interfere with the exercise of independent judgment as a member of the Board of Directors. A person who otherwise satisfies the requirements set forth in clauses (a), (b), (c) and (d) of the first sentence of this definition and who, in addition to fulfilling the customary director's role, also provides additional services directly for the Board of Directors and is separately compensated therefor, would nonetheless qualify as an Independent Director. Notwithstanding anything to the contrary contained in this definition, each Director as of the date of the execution of the Investment Agreement who is not an executive officer of this Corporation shall be deemed to be an Independent Director hereunder.

             "Initial Issuance Date" shall mean the first date that any shares of Class A Stock are issued.

             "Investment Agreement" shall mean the Investment
          Agreement, dated as of July 31, 1995, among FT, DT and this Corporation (and all exhibits and sched-ules thereto), as it may be amended or supplemented from time to time.

             "Investment Completion Date" shall mean the date of the Supplemental Preference Stock Closing (as such term is defined in the Investment Agreement) or the Class A Common Issuance Date, whichever shall first occur.

             "Investment Documents" means the Investment Agree-ment and the Stockholders' Agreement.

             "Joint Venture" shall mean the joint venture formed by FT, DT, this Corporation and Sprint Sub, as provided in the Joint Venture Agreement.

             "Joint Venture Agreement" shall mean the Joint
          Venture Agreement, dated as of June 22, 1995 among FT,
          DT, Sprint Sub, and this Corporation.

             "JV Entity" shall have the meaning set forth in the Joint Venture Agreement.

             "Lien" shall mean any mortgage, pledge, security interest, adverse claim, encumbrance, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Com-mercial Code or similar Applicable Law of any juris-diction) or any other type of preferential arrangement for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation.

             "Lien Transfer" shall mean the granting of any Lien on any Long Distance Asset, other than:

             (a) a lien securing purchase money indebtedness that does not have a term longer than the estimated useful life of such Long Distance Asset;

             (b) Liens or other comparable arrangements relat-ing to the financing of accounts receivable; and

             (c) Liens securing any other indebtedness for borrowed money, provided that (i) the amount of such indebtedness, when added to the aggregate amount of purchase money indebtedness referred to in clause (a) above, does not exceed 30% of the total book value of the Long Distance Assets as at the date of the most recently published balance sheet of this Corporation,
          (ii) the indebtedness secured by such Liens is secured only by Liens on Long Distance Assets, (iii) the face amount of such indebtedness does not exceed the book value of the Long Distance Assets subject to such Liens, and (iv) such indebtedness is for a term no longer than the estimated useful life of the Long Distance Assets subject to such Liens.

             "Liquidation Preference" shall mean, at a date of determination, the quotient of (a) the sum of (i) the products of (x) each share of Class A Preference Stock (other than Section 7(i) Preference Shares or shares of Class A Preference Stock purchased from this Corporation at the Optional Shares Closing (as such term is defined in the Investment Agreement) or pursuant to Article V or VI of the Stockholders' Agreement), times (y) the liquidation value thereof for each such share, (ii) the aggregate purchase price of shares of Class A Preference Stock purchased from this Corporation at the Optional Shares Closing or pursuant to Article V or VI of the Stockholders' Agreement, and
          (iii) the Section 7(i) Aggregate Purchase Price, divided by (b) the number of shares of Class A Preference Stock outstanding, in each case immediately prior to the date of determination, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, on such date of determination.

             "Local Exchange Division" shall mean the Local
          Communications Services Division of this Corporation.

             "Long Distance Assets" shall mean:

             (a) the assets reflected in this Corporation's balance sheet for the year ended December 31, 1994 as included in the Long Distance Division;

             (b) any assets acquired by this Corporation or any of its Subsidiaries following December 31, 1994 that are reflected in this Corporation's balance sheet as included in the Long Distance Division;

             (c) any assets of this Corporation or any of its Subsidiaries that are not reflected in this Corpora-tion's balance sheet for the year ended December 31, 1994 as included in the Long Distance Division, which after December 31, 1994 are transferred by this Corporation or any of its Subsidiaries to, or reclassi-fied by this Corporation or any of its Subsidiaries as part of, the Long Distance Division;

             (d) any assets acquired by this Corporation after December 31, 1994 that are used or held for use primarily for the benefit of the Long Distance Busi-ness; and

             (e)  any assets referred to in clauses (a) through
          (c) above that are used or held for use primarily for the benefit of the Long Distance Business which are transferred or reclassified by this Corporation or any of its Subsidiaries outside of the Long Distance Divi-sion, but which continue to be owned by this Corpo-ration or any of its Subsidiaries;

          provided that the term "Long Distance Assets" shall not include (i) any assets that are used or held for use primarily for the benefit of any Non-Long Distance Business, or (ii) any other assets reflected in this Corporation's balance sheet for the year ended
          December 31, 1994 as included in the Cellular and Wireless Division or the Local Exchange Division (other than as such assets in the Cellular and Wireless Division or the Local Exchange Division may be trans-ferred or reclassified in accordance with paragraph (c) of this definition).

             "Long Distance Business" shall mean all long distance telecommunications activities and services of this Corporation and its Subsidiaries at the relevant time, including (but not limited to) all long distance transport services, switching and value-added services for voice, data, video and multimedia transmission, migration paths and intelligent overlapping archi-tectures, provided that the term "Long Distance Busi-ness" shall not include any activities or services primarily related to any Non-Long Distance Business.

             "Long Distance Division" shall mean the Long
          Distance Communications Services Division of this
          Corporation.

             "Lower Threshold Sprint Price" shall mean $34.982
          (subject to adjustment as provided in the Class A
          Provisions).

             "Major Competitor" shall mean (a) with respect to FT or DT, a Person that materially competes with a major portion of the telecommunications services business of FT or DT in Europe or a Person that has taken substantial steps to become such a Major Com-petitor and which FT or DT has reasonably concluded, in its good faith judgment, will be such a competitor in the near future in France or Germany, provided that FT and/or DT furnish in writing to this Corporation rea-sonable evidence of the occurrence of such steps;
          (b) with respect to this Corporation, a Person that materially competes with a major portion of the tele-communications services business of this Corporation in North America, or a Person that has taken substantial steps to become such a Major Competitor and which this Corporation has reasonably concluded, in its good faith judgment, will be such a competitor in the near future in the United States of America provided that this Corporation furnish in writing to each Class A Holder reasonable evidence of the occurrence of such steps; and (c) with respect to the Joint Venture, a Person that materially competes with a major portion of the telecommunications services business of the Joint Venture, or a Person that has taken substantial steps to become such a Major Competitor and which FT, DT or this Corporation has reasonably concluded, in its good faith judgment, will be such a competitor in the near future, provided that FT, DT or this Corporation furnish in writing to the other two of them reasonable evidence of the occurrence of such steps.

             "Major Competitor Transaction" shall have the meaning set forth in Section 6(a) of the Class A Provi-sions.

             "Major Issuance" shall mean any transaction, including, but not limited to, a merger or business combination, resulting, directly or indirectly, in the issuance (or sale from treasury) in connection with such transaction of Voting Securities of this Corpora-tion with a number of Votes equal to or greater than 30 percent of the Voting Power of this Corporation imme-diately prior to such issuance.

             "Market Capitalization" shall mean, with respect to this Corporation at any date, the sum of the average Market Price over the immediately preceding 20 Business Days of each share of outstanding capital stock of this Corporation, securities convertible into such capital stock and options, warrants or other rights to acquire such capital stock.

             "Market Price" shall mean with respect to a security on any date, the Closing Price of such security on the Trading Day immediately prior to such date. The Market Price shall be deemed to be equal to
          (a) in the case of a share of Class A Common Stock, the Market Price of a share of Common Stock; and (b) in the case of a share of Class A Preference Stock, the Liquidation Preference. The Market Price of any options, warrants, rights or other securities convert-ible into or exercisable for Class A Common Stock (except for the Class A Preference Stock) shall be equal to the Market Price of options, warrants, rights or other securities convertible into or exercisable for Common Stock upon the same terms and otherwise contain-ing the same terms as such options, warrants, rights or other securities convertible into or exercisable for Class A Common Stock.

             "Maximum Price" shall mean, subject to adjustment as provided in the Class A Provisions, the lesser of
          (a) 125% of the Average Sprint Price for the relevant trading period provided for herein and (b) $48.704.

             "Minimum Dividend Amount" shall mean $0.25 per share per quarter.

             "Minimum Price" shall mean, subject to adjustment as provided in the Class A Provisions, 135% of the Average Sprint Price for the relevant period as provided for herein.

             "Modified Lower Threshold" shall mean, subject to adjustment as provided in the Class A Provisions, the quotient of (A) the sum of (i) the product of the Lower Threshold Sprint Price multiplied by that number of days prior to the Cellular Spin-off Date in any Spin-off Trading Period and (ii) the product of the New
          Lower Threshold Sprint Price multiplied by that number of days beginning on and including the Cellular Spin-off Date in such Spin-off Trading Period, divided by
          (B) 20.

             "Modified New Lower Threshold" shall mean, subject to adjustment as provided in the Class A Provisions, the quotient of (A) the sum of (i) the product of the Second Anniversary Lower Threshold Sprint Price multiplied by that number of days prior to the Cellular Spin-off Date in any Spin-off Trading Period and
          (ii) the product of 93.308% of the New Lower Threshold Sprint Price multiplied by that number of days beginning on and including the Cellular Spin-off Date in such Spin-off Trading Period, divided by (B) 20.

             "NASDAQ" means the National Association of Securities Dealers, Inc. Automated Quotations System.

             "Net Cellular Acquisition Amount" shall mean, subject to adjustment as provided in the Class A Provisions, the difference, which may be a negative number, of the aggregate Purchase Prices paid by Cellular for Acquisitions after June 22, 1995, minus the aggregate value of the Sales Prices received by Cellular in connection with Dispositions after June 22, 1995, such difference to be calculated on a per share basis using the number of outstanding shares of Common Stock immediately after the Cellular Spin-off Date.

             "Net Cellular Indebtedness" shall mean, subject to adjustment as provided in the Class A Provisions, the amount of indebtedness for borrowed money of Cellular outstanding immediately after the Cellular Spin-off Date, minus the amount of Cellular's cash at such time, such amount to be calculated on a per share basis using the number of outstanding shares of Common Stock immediately after the Cellular Spin-off Date.

             "New Lower Threshold Price" shall mean, subject to adjustment as provided in the Class A Provisions, the Lower Threshold Sprint Price minus .9630 times the
          Cellular Spin-off Reduction Factor.

             "New Maximum Price" shall mean, subject to adjustment as provided in the Class A Provisions,
          (a) if the Cellular Spin-off Date occurs prior to the First Closing for the relevant period specified herein, the lesser of (i) 125% of the Average Sprint Price for the relevant period specified herein and (ii) $48.704 minus 125% of the Cellular Spin-off Reduction Factor and (b) if the Cellular Spin-off Date occurs after the First Closing, the Maximum Price minus the product of
          (i) the lesser of (x) 1.25 and (y) the quotient of $48.704 divided by the Average Sprint Price used in calculating such Maximum Price, multiplied by (ii) the Cellular Spin-off Reduction Factor.

             "New Minimum Price" shall mean, subject to adjustment as provided in the Class A Provisions, the Minimum Price minus 135% of the Cellular Spin-off
          Reduction Factor.

             "New Target Price" shall mean, subject to adjustment as provided in the Class A Provisions, the Target Price minus 130% of the Cellular Spin-off
          Reduction Factor, provided that, if the Cellular Spin-off Date does not occur prior to the Initial Issuance
          Date and the Average Sprint Price determined at the Initial Issuance Date is within the Sprint Price Range, the New Target Price shall be the Target Price minus the product of (a) the quotient of $47.225 divided by such Average Sprint Price, multiplied by (b) the Cellular Spin-off Reduction Factor.

             "New Upper Threshold Sprint Price" shall mean, subject to adjustment as provided in the Class A
          Provisions, the Upper Threshold Sprint Price minus 1.04 times the Cellular Spin-off Reduction Factor.

             "Non-Long Distance Business" shall mean (a) the ownership of any equity or other interests in the Joint Venture or any of the JV Entities; the enforcement or performance of any of the rights or obligations of this Corporation or any Subsidiary of this Corporation pursuant to the Joint Venture Agreement; or any activi-ties or services of the Joint Venture or any of the JV Entities; (b) the Triple Play Activities; (c) any activities or services primarily related to the provi-sion of subscriber connections to a local exchange or switch providing access to the public switched tele-phone network; (d) any activities or services primarily related to the provision of exchange access services for the purpose of originating or terminating long distance telecommunications services; (e) any activi-ties or services primarily related to the resale by the Local Exchange Division of long distance tele-communications services of this Corporation or other carriers; (f) any activities or services primarily related to the provision of inter-LATA long distance telecommunications services that are incidental to the local exchange services business of the Local Exchange Division; (g) any activities or services primarily related to the provision of intra-LATA long distance telecommunications services; (h) any activities or services (whether local, intra-LATA or inter-LATA) primarily related to the provision of cellular, PCS, ESMR or paging services, mobile telecommunications services or any other voice, data or voice/data wire-less services, whether fixed or mobile, or related to telecommunications services provided through commu-nications satellite systems (whether low, medium or high orbit systems); and (i) the use of the "Sprint" brand name or any other brand names, trade names or trademarks owned or licensed by this Corporation or any of its Subsidiaries.

             "North America" shall mean the current geographic area covered by the following countries: Canada, the United States of Mexico and the United States of
          America.

             "Notice of Abandonment" shall have the meaning set forth in Section 3(a)(i) of the Class A Provisions, provided that if the Cellular Spin-off Date does not occur on or prior to the fifth anniversary of the Initial Issuance Date, the Company shall be conclusively deemed to have delivered a Notice of Abandonment on such fifth anniversary.

             "PCS" shall mean a radio communications system of the type authorized under the rules for broadband personal communications services designated as Subpart E of Part 24 of the FCC's rules or similar Applicable Laws of any other country, including the network, marketing, distribution, sales, customer interface and operations functions relating thereto.

             "Percentage Ownership Interest" shall mean, with respect to any Person, that percentage of the Voting Power of this Corporation represented by Votes associ-ated with the Voting Securities of this Corporation owned of record by such Person or by its nominees.

             "Per Share Common Dividend" shall have the meaning set forth in Section 2(a)(ii) of the Class A
          Provisions.

             "Per Share Distributed Value" shall have the meaning set forth in Section 3(b)(vii) of the Class A
          Provisions.

             "Person" shall mean an individual, a partnership, an association, a joint venture, a corporation, a business, a trust, any entity organized or existing under Applicable Law, an unincorporated organization or any Governmental Authority.

             "Preferred Stock" shall have the meaning set forth in ARTICLE SIXTH of these Articles of Incorporation.

             "Preferred Stock Director" shall have the meaning set forth in ARTICLE FIFTH of these Articles of Incor-poration.

             "Proceeding" shall mean any action, litigation, suit, proceeding or formal investigation or review of any nature, civil, criminal, regulatory or otherwise, before any Governmental Authority.

             "Purchase Price" shall mean, as to Acquisitions by Cellular, the amount paid in cash plus the Fair Market Value of non-cash consideration paid to effect such Acquisition, provided that indebtedness assumed by Cellular shall not be included in the Purchase Price paid in respect of any Acquisition to the extent that it is included in Net Cellular Indebtedness.

             "Qualified Joint Venture" shall have the meaning set forth in Article I of the Investment Agreement.

             "Qualified Stock Purchaser" shall mean a Person that (a) FT and DT reasonably believe has the legal and financial ability to purchase shares of Class A Stock from this Corporation in accordance with Article VI of the Stockholders' Agreement and (b) would not be a Major Competitor of this Corporation or of the Joint Venture immediately following such purchase.

             "Qualified Stock Purchaser Standstill Agreement" shall have the meaning set forth in the Standstill
          Agreement.

             "Qualified Subsidiary" shall have the meaning set forth in the Investment Agreement.

             "Qualified Subsidiary Standstill Agreement" shall have the meaning set forth in the Investment Agreement.

             "Redemption Date" shall mean the date fixed by the Board of Directors for the redemption of any shares of capital stock of this Corporation pursuant to Section 2 of the provisions of ARTICLE SIXTH of these Articles of Incorporation entitled GENERAL PROVISIONS RELATING TO ALL STOCK.

             "Redemption Securities" shall mean any debt or equity securities of this Corporation, any of its Subsidiaries, or any combination thereof having such terms and conditions as shall be approved by the Board of Directors and which, together with any cash to be paid as part of the redemption price pursuant to subsection (b) of Section 2 of the provisions of ARTI-CLE SIXTH of these Articles of Incorporation entitled GENERAL PROVISIONS RELATING TO ALL STOCK or Sec-tion 3(a)(i) of the Class A Provisions, in the opinion of an investment banking firm of recognized national standing selected by the Board of Directors (which may be a firm which provides other investment banking, brokerage or other services to this Corporation), have a Market Price, at the time notice of redemption is given pursuant to subsection (d) of Section 2 of the provisions of ARTICLE SIXTH of these Articles of Incorporation entitled GENERAL PROVISIONS RELATING TO ALL STOCK of Section 3(a)(i) of the Class A Provisions, at least equal to the redemption price required to be paid by subsection (a) of such Section 2 or Sec-tion 3(a)(i) of the Class A Provisions.

             "Registration Rights Agreement" shall mean the Registration Rights Agreement, dated the Initial
          Issuance Date, among FT, DT and this Corporation, as it may be amended or supplemented from time to time.

             "Requested Sale" shall have the meaning set forth in Section 3(a)(i) of the Class A Provisions.

             "Rights Agreement" shall mean the Rights Agree-ment, dated as of August 8, 1989, between this Corpo-ration and UMB Bank, n.a., as amended on June 4, 1992 and as of July 31, 1995, and as it may be amended or supplemented from time to time.

             "Sales Price" shall mean, as to any Disposition by Cellular, the amount received in cash plus the Fair Market Value of non-cash consideration received to effect such Disposition, provided that any indebtedness assumed or retained by Cellular shall not be deducted from the Sales Price to the extent that it is included in Net Cellular Indebtedness.

             "Second Anniversary Lower Threshold Sprint Price" shall mean, subject to adjustment as provided in the Class A Provisions, $32.641.

             "Section 310" shall have the meaning set forth in
          Section 2(a) of ARTICLE FIFTH of these Articles of
          Incorporation.

             "Section 7(i) Aggregate Purchase Price" means the aggregate purchase price paid for shares of Common Stock purchased by the Class A Holders which are converted into Class A Preference Stock pursuant to
          Section 7(i) of the Class A Provisions.

             "Section 7(i) Preference Shares" shall mean shares of Class A Preference Stock acquired by the Class A Holders upon conversion of shares of Common Stock pursuant to Section 7(i) of the Class A Provisions.

             "Shares" shall mean (a) shares of Class A Stock, Common Stock or any other Voting Securities of this Corporation, (b) securities of this Corporation convertible into Voting Securities of this Corporation and (c) options, warrants or other rights to acquire such Voting Securities, but in the case of clause (c) excluding any rights of the Class A Holders or FT and DT to acquire Voting Securities of this Corporation pursuant to the Investment Agreement and the Stock-holders' Agreement (but not excluding any Voting Securities received upon the exercise of such rights).

             "Spin-off" shall mean any spin-off or other pro rata distribution of equity interests of a wholly-owned direct or indirect Subsidiary of this Corporation to the stockholders of this Corporation, provided that the term "Spin-off" shall not include the Cellular Spin-off unless a Notice of Abandonment has been delivered.

             Spin-off Trading Period" shall mean any 20 consecutive Trading Day period which begins on or after the 19th Trading Day before the Cellular Spin-off Date or which ends on or before the 18th Trading Day after the Cellular Spin-off Date.

             "Sprint Party" shall have the meaning set forth in the Joint Venture Agreement.

             "Sprint Price Range" shall mean from and including the Lower Threshold Sprint Price to and including the Upper Threshold Sprint Price.

             "Sprint Sub" shall mean Sprint Global Venture,
          Inc.

             "Standstill Agreement" shall mean the Standstill
          Agreement, dated as of July 31, 1995, among FT, DT and this Corporation, as it may be amended or supplemented from time to time.

             "Stockholders' Agreement" shall mean the Stock-holders' Agreement, dated as of the Initial Issuance
          Date, among FT, DT and this Corporation (and all exhibits thereto), as it may be amended or supplemented from time to time.

             "Strategic Investor" shall have the meaning set forth in the Investment Agreement.

             "Strategic Merger" shall mean a merger or other business combination involving this Corporation (a) in which the Class A Holders are entitled to retain or receive, as the case may be, voting equity securities of the surviving parent entity in exchange for or in respect of (by conversion or otherwise) such Class A Stock, with an aggregate Fair Market Value equal to at least 75% of the sum of (i) the Fair Market Value of all consideration which such Class A Holders have a right to receive with respect to such merger or other business combination, and (ii) if this Corporation is the surviving parent entity, the Fair Market Value of the equity securities of the surviving parent entity which the Class A Holders are entitled to retain,
          (b) immediately after which the surviving parent entity is an entity whose voting equity securities are regis-tered pursuant to Section 12(b) or Section 12(g) of the Exchange Act or which otherwise has any class or series of its voting equity securities held by at least 500 holders and (c) immediately after which no Person or Group (other than the Class A Holders) owns Voting Securities of such surviving parent entity with Votes equal to more than 35 percent of the Voting Power of such surviving parent entity.

             "Subsidiary" shall mean, with respect to any Person (the "Parent"), any other Person in which the Parent, one or more direct or indirect Subsidiaries of the Parent, or the Parent and one or more of its direct or indirect Subsidiaries (a) have the ability, through ownership of securities individually or as a group, ordinarily, in the absence of contingencies, to elect a majority of the directors (or individuals performing similar functions) of such other Person, and (b) own more than 50% of the equity interests, provided that Atlas shall be deemed to be a Subsidiary of each of FT and DT.

             "Supervoting Powers" shall mean, as to the capital stock and debt securities of this Corporation:

                  (a)  Common Stock entitled to more than one
               Vote per share (other than pursuant to the Rights
               Agreement); or

                  (b)  Voting Securities of this Corporation
               other than Common Stock entitled to a number of Votes per share or unit, as the case may be, greater than the quotient of (i) the price per share or unit, as the case may be, at which such security will be issued by this Corporation di-vided by (ii) the Market Price per share of Common Stock on the date of issuance.

             "Target Price" shall mean $47.225 (subject to adjustment as provided in the Class A Provisions).

             "Tie-Breaking Vote" shall have the meaning set forth in Section 18.1(a) of the Joint Venture Agree-ment, and shall include any successor provision there-to.

             "Total Requested Sale Proceeds" shall have the meaning set forth in Section 3(a)(i) of the Class A
          Provisions.

             "Trading Day" shall mean, with respect to any security, any day on which the principal national secu-rities exchange on which such security is listed or admitted to trading or NASDAQ, if such security is listed or admitted to trading thereon, is open for the transaction of business (unless such trading shall have been suspended for the entire day) or, if such security is not listed or admitted to trading on any national securities exchange or NASDAQ, any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

             "Transfer" shall mean any act pursuant to which, directly or indirectly, the ownership of the assets or securities in question is sold, transferred, conveyed, delivered or otherwise disposed, but shall not include
          (a) any grant of Liens, (b) any conversion or exchange of any security of this Corporation pursuant to a merger or other business combination involving this Corporation, (c) any transfer of ownership of assets to the surviving entity in a Strategic Merger or pursuant to any other merger or other business combination not prohibited by the Class A Provisions, or (d) any fore-closure or other execution upon any of the assets of this Corporation or any of its Subsidiaries other than foreclosures resulting from Lien Transfers.

             "Treaty Benefit" shall mean:

             (a)  the 5% rate of dividend withholding (or any
                    successor rate applicable to non-portfolio investments);

             (b)  the exemption from income tax with respect to
                    dividends paid or profits distributed by this Corporation;

             (c)  the exemption from income tax with respect to
                    gains or profits derived from the sale,
                    exchange, or disposal of stock in this Corpo-ration; or

             (d)  the exemption from taxes on capital with
                    respect to stock in this Corporation;

               under, in the case of (a), (b), (c) and (d) above, either (i) the relevant income tax treaty between the United States and France, in the case of FT, and the United States and Germany, in the case of DT, or (ii) any provisions of French statutory law, in the case of FT, or German statutory law, in the case of DT, which refers to, or is based on or derived from, any provision of such treaty, or

             (e)  any other favorable treaty benefit or statu-
                    tory benefit, that specifically requires the ownership of a certain amount of voting power or voting interest in this Corporation, under a provision of the relevant income tax treaty between the United States and France or the statutory laws of France, in the case of FT, or the relevant income tax treaty between the United States and Germany or the statutory laws of Germany, in the case DT, provided that the chief tax officer of FT or DT cer-tifies that such benefit is reasonably expected to provide to FT or DT, as the case may be, combined tax savings in the year such certification is made and in future years of at least U.S. $15 million.

             "Triple Play Activities" shall mean (a) the owner-ship of any equity or other interests in MajorCo, L.P. or any of its successors or Affiliates; the enforcement or performance of any of the rights or obligations of this Corporation or any Subsidiary of this Corporation pursuant to the Agreement of Limited Partnership of MajorCo, L.P. or any other agreement or arrangement contemplated thereby, except to the extent relating to the provision of services by this Corporation as the long distance telecommunications provider to MajorCo, L.P.; or any activities or services of MajorCo, L.P. or any of its successors or Affiliates; (b) the ownership of any equity or other interests in any Teleport Entity (as that term is defined in the Contribution Agreement (the "Contribution Agreement"), dated as of March 28, 1995, by and among TCI Network Services, Comcast Tele-phony Services, Cox Telephony Partnership, MajorCo, L.P. and NewTelco, L.P.); or any activities or services of any Teleport Entity or any of their respective successors or Affiliates; and (c) the ownership of any equity or other interests in PhillieCo, L.P., or any of its successors or Affiliates; the enforcement or performance of any of the rights or obligations of this Corporation or any Subsidiary of this Corporation pursuant to the Amended and Restated Agreement of Limited Partnership of PhillieCo, L.P., dated as of February 17, 1995, or any other agreement or arrange-ment contemplated thereby, except to the extent relat-ing to the provision of services by this Corporation as the long distance telecommunications provider to PhillieCo, L.P.; or any activities or services of PhillieCo, L.P. or any of its successors or Affiliates.

             "Upper Threshold Sprint Price" shall mean, subject to adjustment as provided in the Class A Provisions, $37.780.

             "Venture Interests" shall have the meaning set forth in the Joint Venture Agreement.

             "Vote" shall mean, with respect to any entity, the ability to cast a vote at a stockholders', members' or comparable meeting of such entity with respect to the election of directors, managers or other members of such entity's governing body, or the ability to cast a general partnership or comparable vote, provided that with respect to this Corporation only, the term "Vote" shall mean the ability to exercise general voting power (as opposed to the exercise of special voting or disap-proval rights such as those set forth in the Class A Provisions) with respect to matters other than the election of directors at a meeting of the stockholders of this Corporation.

             "Voting Power" shall mean, with respect to any entity as at any date, the aggregate number of Votes outstanding as at such date in respect of such entity.

             "Voting Securities" shall mean, with respect to an entity, any capital stock or debt securities of such entity if the holders thereof are ordinarily, in the absence of contingencies, entitled to a Vote, even though the right to such Vote has been suspended by the happening of such a contingency, and in the case of this Corporation, shall include, without limitation, the Common Stock and the Class A Stock, but shall not include any shares issued pursuant to the Rights Agree-ment to the extent such issuance is caused by action of a Class A Holder.

             "Weighted Average Price" shall mean the weighted average per unit price paid by the purchasers of any capital stock, debt instrument or security of this Corporation. In determining the price of shares of Common Stock or Class A Common Stock issued upon the conversion or exchange of securities or issued upon the exercise of options, warrants or other rights, the consideration for such shares shall be deemed to include the price paid to purchase the convertible security or the warrant, option or other right, plus any additional consideration paid upon conversion or exercise. If any portion of the price paid is not cash, the Independent Directors (acting by majority vote) shall determine in good faith the Fair Market Value of such non-cash consideration. If any new shares of Common Stock are issued together with other shares or securities or other assets of this Cor-poration for consideration which covers both the new shares and such other shares, securities or other assets, the portion of such consideration allocable to such new shares shall be determined in good faith by the Independent Directors (acting by majority vote), in each case as certified in a resolution sent to all Class A Holders.

             13.  Notices.  All notices made by this Cor-
          poration pursuant to the Class A Provisions shall be made in writing and any such notice shall be deemed delivered when the same has been delivered in person to, or transmitted by telex or telecopier to, or seven days after it has been sent by air mail to the addresses of, all of the Class A Holders as indicated on the stock transfer books of this Corporation. Communications by telex or telecopier also shall be sent concurrently by air mail, but shall in any event be effective as stated above.

             14. No Other Beneficiaries. The Class A Pro-visions are intended for the benefit of the Class A Holders only, and nothing in the Class A Provisions is intended or will be construed to confer upon or to give any third party or other stockholder of this Cor-poration any rights or remedies by virtue hereof. Any term of the Class A Provisions may be waived by the holders of at least two-thirds of the outstanding shares of Class A Stock, voting together as a single class.

             8.  In the portion of ARTICLE SIXTH entitled
          "PREFERRED STOCK-FOURTH SERIES," the first sentence of the provision entitled "Designation and Amount" is hereby amended to delete the words "two and one-half million (2,500,000)" and to substitute therefor the words "six million two hundred fifty thousand (6,250,000)".

             9.  In the portion of ARTICLE SIXTH entitled "PRE-
          FERRED STOCK-FOURTH SERIES," the first sentence of the provision entitled "Dividends" is hereby amended to read in its entirety as follows:

               The dividend rate on the shares of the Fourth Series shall be for each quarterly dividend (here-inafter referred to as a "quarterly dividend period"), which quarterly dividend periods shall commence on January 1, April 1, July 1 and Octo-ber 1 in each year (or in the case of original issuance, from the date of original issuance) and shall end on and include the day next preceding the first date of the next quarterly dividend period, at a rate per quarterly dividend period (rounded to the nearest cent) equal to the greater of (a) $10.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (pay-able in cash, based upon the fair market value at the time the non-cash dividend or other distrib-ution is declared as determined in good faith by the Board of Directors) of all non-cash dividends or other distributions other than a dividend pay-able in shares of Common Stock or Class A Common Stock, as the case may be, or a subdivision of the outstanding shares of Common Stock or Class A Common Stock, as the case may be (by reclassifi-cation or otherwise), declared (but not withdrawn) on the Common Stock of the Corporation or the Class A Common Stock of the Corporation, as the case may be, during the immediately preceding quarterly dividend period, or, with respect to the first quarterly dividend period, since the first issuance of any share or fraction of a share of the Fourth Series.

             10. The introductory paragraph to Paragraph 1 of ARTICLE EIGHTH is hereby amended to read in its entire-ty as follows:

                  1. Prevention of "Greenmail." Any direct or indirect purchase or other acquisition by this Corporation of any Equity Security (as hereinafter defined) of any class at a price above Market Price (as hereinafter defined) from any Interested Securityholder (as hereinafter defined) who has beneficially owned any Equity Security of the class to be purchased for less than two years prior to the date of such purchase or any agree-ment in respect thereof shall, except as here-inafter expressly provided, require the affirma-tive vote of the holders of at least a majority of the voting power of the then outstanding shares of capital stock of this Corporation entitled to vote generally in the election of directors (the "Voting Stock"), excluding Voting Stock bene-ficially owned by such Interested Securityholder, voting together as a single class (it being under-stood that for the purposes of this ARTICLE EIGHTH, each share of the Voting Stock shall have the number of votes granted to it pursuant to ARTICLE SIXTH of this Certificate of Incorpora-
               tion). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or any agreement with any national securities exchange, or otherwise, but
               (i) no such affirmative vote shall be required with respect to any purchase, redemption or other acquisition by this Corporation of capital stock from FT, DT, any Qualified Subsidiary or any Qualified Stock Purchaser pursuant to the provisions of the Investment Documents (as such term is defined in Section 12 of the provisions of ARTICLE SIXTH of these Articles of Incorporation entitled GENERAL PROVISIONS RELATING TO CLASS A STOCK) or these Articles of Incorporation, and
               (ii) no such affirmative vote shall be required with respect to any purchase or other acquisition of securities made as part of a tender or exchange offer by this Corporation to purchase securities of the same class made on the same terms to all holders of such securities and complying with the applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations).

        We further certify that thereafter, pursuant to the resolution and in accordance with the bylaws of this Cor-poration and the laws of the State of Kansas, the Board of Directors called a meeting of stockholders for consideration of the proposed amendment, and thereafter, pursuant to notice and in accordance with the statutes of the State of Kansas, the stockholders convened and considered the pro-posed amendment.

        We further certify that at the meeting the requisite percentage of the stockholders entitled to vote voted in favor of the proposed amendment.

        We further certify that the amendment was duly adopted in accordance with the provisions of K.S.A. 17-6602, as amended.

        In Witness Whereof, we have hereunto set our hands and affixed the seal of this Corporation this _______________ day of ______________________, 19_______.



                            __________________________________
                            [President] [Vice President]


                            __________________________________
                              [Secretary] [Assistant Secretary]
State of ______
                                                          ss.
  County of ______________________


        Be it remembered that before me, a Notary Public in and for the aforesaid county and state, personally appeared ______________________________________, [President] [Vice
  President] and ________________________________ [Secretary]
  [Assistant Secretary], of the corporation named in this document, who are known to me to be the same persons who executed the foregoing certificate and duly acknowledged its execution of the same this ________________________________
  day of ___________________________________, 19 ___.

      (Seal)                     __________________________
                                              Notary Public
  My appointment or commission expires _____________, 19__.

						Exhibit 99(b)

                    PROPOSED AMENDMENTS TO

                          THE BYLAWS

                              OF

                      SPRINT CORPORATION


                     *        *        *


          1. SECTION 2 of ARTICLE I of the Bylaws shall be amended to read in its entirety as follows:

            SECTION 2.  The principal office of the Corpora-
            tion is located at 2330 Shawnee Mission Parkway, Westwood, Kansas.

          2. SECTION 1 of ARTICLE II of the Bylaws shall be amended to read in its entirety as follows:

            SECTION 1. All certificates of stock shall be signed by the Chairman of the Board of Directors, the President or a Vice President and the Secre-tary or an Assistant Secretary, and sealed with the corporate seal.

          3. SECTION 2 of ARTICLE II of the Bylaws shall be amended to read in its entirety as follows:

            SECTION 2. Transfers of stock shall be made on the books of the Corporation upon the surrender of the old certificate properly endorsed, and said old certificate shall be cancelled before a new certificate is issued.

          4. SECTION 3 of ARTICLE II of the Bylaws shall be amended to read in its entirety as follows:

            SECTION 3. A new certificate of stock may be issued in the place of any certificate theretofore issued, alleged to have been lost or destroyed, and the Corporation may, in its discretion, re-quire the owner of the lost or destroyed certifi-cate, or its legal representative, to give a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any certificate.

          5. SECTION 4 of ARTICLE II of the Bylaws shall be amended to read in its entirety as follows:

            SECTION 4. No holder of shares of any class of this Corporation, or holder of any securities or obligations convertible into shares of any class of this Corporation, shall have any preemptive right whatsoever to subscribe for, purchase or otherwise acquire shares of this Corporation of any class, whether now or hereafter authorized; provided, however, that nothing in SECTION 4 shall prohibit the Corporation from granting, contrac-tually or otherwise, to any such holder, the right to purchase additional securities of the Corpora-tion.

          6.  ARTICLE III of the Bylaws shall be titled
       "Stockholders' Meetings."

          7. SECTION 2 of ARTICLE III of the Bylaws shall be amended to read in its entirety as follows:

            SECTION 2. A special meeting of the holders of any one or more classes of the capital stock of the Corporation entitled to vote as a class or classes with respect to any matter, as required by law or as provided in the Articles of Incorpora-tion, may be called at any time and place by the Chairman, the President or the Board of Directors, and shall be called by the Chairman, the President or the Secretary on the written request of the holders of record of a majority of the shares of stock of such class or classes issued and outstanding and entitled to vote.

          8. SECTION 3 of ARTICLE III of the Bylaws shall be amended to read in its entirety as follows:

            SECTION 3. Notice of the time and place of all annual meetings and of the time, place and purpose of all special meetings (other than meetings of the holders of the Class A Stock separately as a class) shall be mailed by the Secretary to each stockholder at his last known post office address as it appears on the records of the Corporation at least twenty (20) days before the date set for such meeting.

          9. The first sentence of SECTION 4 of ARTICLE III of the Bylaws shall be amended to read in its entirety as follows:

            SECTION 4. Nominations of persons for election to the Board of the Corporation at a meeting of the stockholders may be made by or at the direction of the Board of Directors or may be made (a) in the case of persons to be elected by stockholders other than the holders of Class A Stock, at a meeting of stockholders by any stockholder of the Corporation who is not a holder of shares of Class A Stock and who is entitled to vote for the elec-tion of Directors at the meeting, and (b) in the case of persons to be elected by the holders of shares of Class A Stock as provided for in the Articles of Incorporation of the Corporation (the "Class A Directors"), at a meeting of stockholders by any holder of shares of Class A Stock, in each case in compliance with the notice procedures set forth in this SECTION 4 of ARTICLE III.

          10.  The last two sentences of SECTION 4 of ARTI-
       CLE III of the Bylaws shall be deleted and replaced in their entirety as follows:

            No person shall be eligible for election as a Director of the Corporation at a meeting of the stockholders (a) unless such person has been nom-inated in accordance with the procedures set forth herein; and (b) unless nominated by holders of the Class A Stock or the Preferred Stock, such person is an Independent Nominee, as hereinafter defined, provided that nominees need not be Independent Nominees if election of such nominees would not result in less than a majority of the Board of Directors following such election being Indepen-dent Directors (as such term is defined in the Articles of Incorporation of the Corporation). If the facts warrant, the Chairman of the meeting shall determine and declare to the meeting that a nomination does not satisfy one or both of the requirements set forth in clauses (a) and (b) of the preceding sentence and the defective nomina-tion shall be disregarded. As used herein, "Independent Nominee" means a person who, if elected, would be an Independent Director as such term is defined in the Articles of Incorporation of the Corporation. Nothing in this SECTION 4 shall be construed to affect the requirements for proxy statements of the Corporation under Regula-tion 14A of the Exchange Act.

          11. A new SECTION 5 of ARTICLE III of the Bylaws shall be added which shall read in its entirety as follows:

            SECTION 5. At any meeting of the stockholders (other than a separate meeting of the holders of the Class A Stock), only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting (other than a separate meeting of the holders of the Class A Stock), business must be
            (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stock-holder. For business to be properly brought before a meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal execu-tive offices of the Corporation not less than fifty (50) days nor more than seventy-five (75) days prior to the meeting; provided, however, that in the event that less than sixty-five (65) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received no later than the close of business on the fifteenth (15th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, which-ever first occurs. Such stockholder's notice to the Secretary shall set forth (a) as to each matter the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meet-ing, and (b) as to the stockholder giving the notice (i) the name and record address of the stockholder, (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder and
            (iii) any material interest of the stockholder in such business. No business shall be conducted at a meeting of the stockholders (other than a separate meeting of the holders of the Class A Stock) unless proposed in accordance with the procedures set forth herein. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not prop-erly brought before the meeting in accordance with the foregoing procedure and such business shall not be transacted. To the extent this SECTION 5 shall be deemed by the Board of Directors or the Securities and Exchange Commission, or finally adjudged by a court of competent jurisdiction, to be inconsistent with the right of stockholders to request inclusion of a proposal in the Corpora-tion's proxy statement pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, such rule shall prevail.

          12. SECTION 5 of ARTICLE III of the Bylaws shall be renumbered as SECTION 6 of ARTICLE III and shall be amended to read in its entirety as follows:

            SECTION 6. The Chairman of the Board of Direc-tors, or in his absence the President, or in his absence or inability to act, a Vice President shall preside at all stockholders' meetings (other than meetings of the holders of the Class A Stock separately as a class).

          13. SECTION 6 of ARTICLE III of the Bylaws shall be renumbered as SECTION 7 of ARTICLE III and shall be amended to read in its entirety as follows:

            Except as otherwise provided in the Articles of Incorporation of the Corporation, at each meeting of the stockholders, each stockholder shall be en-titled to cast one vote for each share of voting stock standing of record on the books of the Cor-poration, in his name, and may cast such vote either in person or by proxy. All proxies shall be in writing and filed with the Secretary of the meeting.

          14. SECTION 7 of ARTICLE III of the Bylaws shall be renumbered as SECTION 8 and amended to read in its entirety as follows:

            SECTION 8. Except as otherwise provided in the Articles of Incorporation of the Corporation, each stockholder other than a holder of shares of Class A Stock shall have the right to vote, in person or by proxy, a number of votes equal to the number of shares of stock owned by the stockholder for each Director to be elected (other than those to be elected by the holders of shares of Class A Stock as provided for in the Articles of Incorporation of the Corporation). Each holder of shares of Class A Stock shall have the right to vote, in person or by proxy, a number of votes equal to the number of shares of Class A Stock owned by such holder (or such other number of votes as may be provided in the Articles of Incorporation of the Corporation) for each director to be elected by the holders of Class A Stock as provided for in the Articles of Incorporation of the Corporation. Stockholders shall not be entitled to cumulative voting of their shares in elections of Directors.

          15. SECTION 8 of ARTICLE III of the Bylaws shall be renumbered as SECTION 9 and amended to read in its entirety as follows:

            SECTION 9. At any meeting held for the purpose of electing directors, (i) the presence in person or by proxy of the holders of at least a majority of the then outstanding shares of Class A Stock shall be required and be sufficient to constitute a quorum of such class for the election by such class of Class A Directors and (ii) the presence in person or by proxy of the holders of at least a majority of the then outstanding voting shares of the Corporation other than the Class A Stock shall be required and be sufficient to constitute a quorum for the election of directors other than Class A Directors. At any such meeting or adjournment thereof the absence of a quorum of the holders of Class A Stock shall not prevent the election of directors other than Class A Direc-tors, and the absence of a quorum of the holders of voting shares other than Class A Stock shall not prevent the election of Class A Directors. At a meeting held for any purpose other than the election of directors, shares representing a majority of the votes entitled to be cast on such matter, present in person or represented by proxy, shall constitute a quorum. In the absence of the required quorum at any meeting of stockholders, a majority of such holders present in person or by proxy shall have the power to adjourn the meeting, from time to time, without notice (except as required by law) other than an announcement at the meeting, until a quorum shall be present.

          16. SECTION 9 of ARTICLE III of the Bylaws shall be renumbered as SECTION 10 and amended to read in its entirety as follows:

            SECTION 10. At each of the annual stockholders' meetings, one of the executive officers of the Corporation shall submit a statement of the busi-ness done during the preceding year, together with a report of the general financial condition of the Corporation.

          17. SECTION 2 of ARTICLE IV of the Bylaws shall be amended to read in its entirety as follows:

            SECTION 2. Each Director upon his election shall qualify by filing his written acceptance with the Secretary or an Assistant Secretary and by ful-filling any prerequisite to qualification that may be set forth in the Articles of Incorporation of the Corporation.

          18. SECTION 5 of ARTICLE IV of the Bylaws shall be amended to read in its entirety as follows:

            SECTION 5. Notice of all regular and special meetings of the Board of Directors or the Execu-tive Committee or any committee established pur-suant to SECTION 12 of ARTICLE IV (an "Other Com-mittee") shall be sent to each Director or member of such committee, as the case may be, by the Secretary, by a means reasonably calculated to be received at least seven (7) days prior to the time fixed for such meeting, or notice of special meet-ings of the Board of Directors or the Executive Committee or any Other Committee may be given by telephone, telegraph, telefax or telex to each Director or member of such committee, as the case may be, at least twenty-four (24) hours prior to the time fixed for such meeting, or on such shorter notice as the person or persons calling the meeting may reasonably deem necessary or appropriate in the circumstances. To the extent provided in the notice of the meeting or as other-wise determined by the Chairman of the Board or the Board of Directors, Directors may participate in any regular or special meeting by means of conference telephone or similar communications equipment which allows all persons participating in such meeting to hear each other, and participa-tion in such meeting by means of such a device shall constitute presence in person at such meet-ing. In addition, Class A Directors who have not received notice of any special meeting of the Board of Directors or the Executive Committee or any Other Committee, as the case may be, at least six (6) days prior to the time fixed for such meeting may participate in such meeting by means of conference telephone or similar communications equipment which allows all persons participating in such meeting to hear each other, and participa-tion in such meeting by means of such a device shall constitute presence in person at such meet-ing.

          19. SECTION 7 of ARTICLE IV of the Bylaws shall be amended to read in its entirety as follows:

            SECTION 7. The directors shall elect the officers of the Corporation and fix their salaries. Such election shall be made at the Directors' meeting following each annual stockholders' meeting.

          20. SECTION 8 of ARTICLE IV of the Bylaws shall be deleted in its entirety.

          21. SECTIONS 9 and 10 of ARTICLE IV of the Bylaws are hereby renumbered as SECTIONS 8 and 9 of ARTI-
       CLE IV, respectively.

          22. SECTION 11 of ARTICLE IV of the Bylaws is hereby renumbered as SECTION 10 and shall be amended to read in its entirety as follows:

            SECTION 10

            (a)  Indemnification.

               (1)  Actions Other Than Those by or in the
                      Right of the Corporation.  The Corpora-
                      tion shall indemnify any person who was
                      or is a party or is threatened to be
                      made a party to any threatened, pending
                      or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corpo-ration as a director, officer, employee or agent of another corporation, part-nership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person rea-sonably believed to be in or not opposed to the best interests of the Corporation (or such other corporation or organiza-tion), and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equiva-lent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had rea-sonable cause to believe that such per-son's conduct was unlawful.

               (2)  Action by or in the Right of the Corpo-
                      ration. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corpo-ration to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corpora-tion, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settle-ment of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation (or such other corporation or organization) and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation (or such other corporation or organization) unless and only to the extent that the court in which such action or suit was brought shall deter-mine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

               (3)  Successful Defense of Action.  Notwith-
                      standing, and without limitation of, any other provision of this SECTION 10, to the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or other-wise in defense of any action, suit or proceeding referred to in paragraph (1) or (2) of this sub-Section (a), or in defense of any claim, issue or matter therein, such director, officer, employ-ee or agent shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

               (4)  Determination Required.  Any indemnifi-
                      cation under paragraph (1) or (2) of
                      this sub-Section (a) (unless ordered by
                      a court) shall be made by the Corpora-
                      tion only as authorized in the specific
                      case upon a determination that indem-
                      nification of the director, officer,
                      employee or agent is proper in the cir-
                      cumstances because such director, offi-
                      cer, employee or agent has met the ap-
                      plicable standard of conduct set forth
                      in said paragraph.  Such determination
                      shall be made (i) by the Board of Direc-tors by a majority vote of a quorum con-sisting of directors who were not par-ties to the particular action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

               (5)  Advance of Expenses.  Expenses incurred
                      in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of a satisfac-tory undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corpo-ration as authorized in this sub-Sec-tion (a).

            (b) Insurance.  The Corporation may, when autho-
                 rized by the Board of Directors, purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint ven-ture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of sub-Section
                 (a).  The risks insured under any insurance
                 policies purchased and maintained on behalf of any person as aforesaid or on behalf of the Corporation shall not be limited in any way by the terms of this SECTION 10 and to the extent compatible with the provisions of such policies, the risks insured shall extend to the fullest extent permitted by law, com-mon or statutory.

            (c) Nonexclusivity; Duration.  The indemnifica-
                 tions and rights provided by, or granted pursuant to, this SECTION 10 shall not be deemed exclusive of any other indemnifica-tions, rights or limitations of liability to which any person may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, either as to action in such person's official capacity or as to action in another capacity while holding office, and they shall continue although such person has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators. The authorization to purchase and maintain insur-ance set forth in sub-Section (b) shall like-wise not be deemed exclusive.

          23.  The first paragraph of SECTION 12 of ARTI-
       CLE IV of the Bylaws is hereby renumbered as SECTION 11 and shall be amended to read in its entirety as fol-lows:

            The Chief Executive Officer of the Corporation, together with no more than five additional Directors elected by stockholders other than holders of shares of Class A Stock, and at least one Class A Director selected by the holders of a majority of the shares of Class A Stock, shall constitute an Executive Committee of the Board of Directors. The Executive Committee between reg-ular meetings of the Board of Directors shall manage the business and property of the Corpora-tion and shall have the same power and authority as the Board of Directors; provided, however, the Executive Committee shall not act (other than to make recommendations) in those cases where it is provided by law or by the Articles of Incor-poration of the Corporation that any vote or action in order to bind the Corporation shall be taken by the Directors. Members of the Executive Committee may participate in any meeting of the Executive Committee by means of conference tele-phone or similar communications equipment which allows all persons participating in the meeting to hear each other, and participation in a meeting by means of such a device shall constitute presence in person at such meeting.

          24.  The last paragraph of the new SECTION 11 of
       ARTICLE IV of the Bylaws shall be amended to read in its entirety as follows:

            A majority of the Executive Committee shall con-stitute a quorum for the transaction of business at any meeting for which notice has been given to all members in accordance with ARTICLE IV, SEC-TION 5 hereof or for which notice has been waived by all members.

          25. A new section, numbered SECTION 12, shall be inserted after SECTION 11 of ARTICLE IV, to read in its entirety as follows:

            SECTION 12. If the Board of Directors shall form any committee other than the Executive Committee, such committee shall have at least one member who is a Class A Director; provided, however, that no Class A Director shall be a member of (i) any committee established pursuant to the provisions of any law relating to the national security of the United States, (ii) any committee the member-ship on which by such a director would be prohib-ited by any law or by the rules of the New York Stock Exchange or (iii) the compensation commit-tee, if the Board of Directors determines that such a director would not be considered a "disin-terested person" within the meaning of Rule
           16b-3(c)(2)(i) promulgated under the Securities Ex-change Act of 1934, as amended. Any committee so formed, to the extent provided in the resolution of the Board of Directors pursuant to which it was formed or in the Bylaws or pursuant to the stat-utes of Kansas, shall have and may exercise all the powers and authority of the Board of Direc-tors.

          26. SECTION 1 of ARTICLE V of the Bylaws shall be amended to read in its entirety as follows:

            SECTION 1. The officers of this Corporation shall be a Chairman of the Board of Directors, a Presi-dent, as many Vice Presidents as the Board of Directors may from time to time deem advisable and one or more of which may be designated Executive Vice President or Senior Vice President, a Secre-tary, a Treasurer, and such Assistant Secretaries and Assistant Treasurers as the Board of Directors may from time to time deem advisable, and such other officers as the Board of Directors may from time to time deem advisable and designate. The Chairman of the Board of Directors shall be a member of and be elected by the Board of Direc-tors. All other officers shall be elected by the Board of Directors. All officers shall hold of-fice until their respective successors are elected and shall have qualified. Any two of said offices may be held by one person except the office of President and Vice President.

          27. SECTION 2 of ARTICLE V of the Bylaws shall be amended to read in its entirety as follows:

            SECTION 2. The Chairman of the Board of Directors shall preside at all meetings of the Directors and stockholders at which he is present and shall have such other duties, power and authority as may be prescribed by the Board of Directors from time to time. The Board of Directors may designate the Chairman of the Board as the Chief Executive Offi-cer of the Corporation with all of the powers otherwise conferred upon the President of the Corporation under these Bylaws, or it may, from time to time, divide the responsibilities, duties and authority for the general control and manage-ment of the Corporation's business and affairs between the Chairman of the Board and the Presi-dent.

          28. SECTION 3 of ARTICLE V of the Bylaws shall be amended to read in its entirety as follows:

            SECTION 3. Unless the Board of Directors other-wise provides, the President shall be the Chief Executive Officer of the Corporation with such general executive powers and duties of supervision and management as are usually vested in such of-fice and shall perform such other duties as are authorized by the Board of Directors. The Chair-man of the Board or the President shall sign con-tracts, certificates and other instruments of the Corporation as authorized by the Board of Direc-tors. If the Chairman of the Board is designated as the Chief Executive Officer of the Corporation, the President shall perform such duties as may be delegated to him by the Board of Directors and as are conferred by law exclusively upon such office.

          29. SECTION 6 of ARTICLE V of the Bylaws shall be amended to read in its entirety as follows:

            SECTION 6. The Treasurer shall have custody of all money and securities of the Corporation and shall give bond in such sum and with such sureties as the directors may specify, conditioned upon the faithful performance of the duties of his office. He shall keep regular books of account and shall submit them, together with all his records and other papers, to the directors for their examina-tion and approval annually; and semi-annually, or when directed by the Board of Directors, he shall submit to each director a statement of the condi-tion of the business and accounts of the Corpora-tion; and shall perform all such other duties as are incident to his office. An Assistant Trea-surer, in the absence or inability of the Trea-surer, shall perform all the duties of the Trea-surer and such other duties as may be required.

          30.  ARTICLE VI of the Bylaws shall be retitled
       "Dividends" and SECTION 2 of ARTICLE VI shall be de-leted in its entirety.

          31. ARTICLE VII of the Bylaws shall be amended to read in its entirety as follows:

            SECTION 1. Except as otherwise provided in the Articles of Incorporation of the Corporation and
            SECTION 2 of this ARTICLE VII, the Bylaws may be amended, altered or repealed by the Board of Di-rectors, subject to the power of stockholders to amend, alter or repeal the Bylaws; or the Bylaws shall be amended in such other manner as may from time to time be authorized by the laws of the State of Kansas.

            SECTION 2. The following provisions of the Bylaws may not be amended, altered, repealed or made inoperative or ineffective by adoption of other provisions to the Bylaws without the affirmative vote of the holders of record of a majority of the shares of Class A Stock then outstanding, voting separately as a class, at any annual or special meeting of stockholders, the notice of which shall have specified or summarized the proposed amend-ment, alteration or repeal of the Bylaws: ARTICLE III, SECTIONS 2, 4, 5, 8 and 9; ARTICLE IV, SEC-TIONS 5, 6, 10, 11 and 12; ARTICLE VI, SECTION 1; and ARTICLE VII, SECTIONS 1 and 2.